Exhibit 10.1
Execution Version
AMENDMENT NO. 14
AMENDMENT NO. 14 (this “Agreement”) dated as of May 21, 2026 by and among ARES HOLDINGS L.P., a Delaware limited partnership (“Ares Holdings” and together with any other Person that thereafter becomes a borrower under the Credit Agreement by joinder, are referred to hereinafter individually and collectively, jointly and severally, as the “Borrower”), the Guarantors party hereto, the lenders identified on the signature pages hereto (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and JPMorgan Chase Bank, N.A., as Agent.
RECITALS
WHEREAS, the Borrower, the Guarantors party thereto, the Lenders party thereto and Agent are party to that certain Sixth Amended and Restated Senior Credit Agreement, dated as of April 21, 2014 (as amended, restated, supplemented, or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; the Credit Agreement as amended by this Agreement is hereinafter referred to as the “Amended Credit Agreement”); and
WHEREAS, the Borrower, the Guarantors, the Agent, and the Lenders have agreed to amend the Credit Agreement as set forth herein.
NOW, THEREFORE, in consideration of the foregoing recital, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Definitions. Except as otherwise defined in this Agreement, terms defined in the Credit Agreement are used herein as defined therein. This Agreement shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.
Section 2.Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement is hereby amended and modified from and after the date hereof as reflected in the “blacklined” changes in the Amended Credit Agreement attached hereto as Annex I and Schedule C-1 to the Credit Agreement is replaced in its entirety as set forth as Annex II hereto (and, in connection therewith, if the Revolver Commitment of any Lender is being reduced or terminated, such Revolver Commitment shall be deemed assigned to the remaining Lenders to the extent necessary to give effect to the Revolver Commitments set forth on Annex II and outstanding Advances shall be made from the Lenders pro rata according to the amount of their respective Revolver Commitments; provided, that the Lenders shall make and receive payments among themselves, as set forth in a written notice prepared by the Agent, so that, after giving effect thereto, Advances are held ratably by the Lenders in accordance with their respective Revolver Commitments). References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.
Section 3.Representations and Warranties.
(a)The Borrower represents and warrants to the Lenders and the Agent, that this Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(b)The Borrower represents and warrants that on the date hereof the representations and warranties of the Borrower set forth in Article IV of the Credit Agreement are true, correct and complete in all material respects on and as of the date hereof, provided, that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.
(c)For purposes of determining withholding Taxes imposed under FATCA, from and after August 5, 2015, the Borrower and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) the Amended Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i) or 1.1471-2T(b)(2)(i).
(d)No Event of Default or Unmatured Event of Default exists or would result from this Agreement.
Section 4.Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions:
(a)Execution. The Agent shall have received counterparts of this Agreement executed by the Borrower and each Lender under the Credit Agreement; and
(b)Fees and Expenses. The Borrower shall have paid all fees and expenses then due and payable to the Lenders and the Agent under the Loan Documents.
Section 5.Effect. Except as expressly set forth herein, this Agreement shall not (i) constitute a novation of the Credit Agreement, the Loan Documents, or any obligations thereunder as in effect immediately prior to giving effect hereto or any of the Loan Documents or (ii) by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
Section 6.Confirmation of Loan Documents. As of the date hereof and after giving effect to this Agreement, the Borrower hereby confirms and ratifies all of its obligations under the Credit Agreement and each other Loan Document to which it is a party. By its execution on the respective signature lines provided below, as of the date hereof and after giving effect to this Agreement, each of the Guarantors hereby (a) confirms and ratifies all of its obligations and (b) represents and warrants that the representations and warranties set forth herein, the Credit Agreement and in such other Loan Documents are true and correct in all material respects on the date hereof as if made on and as of such date (except to the extent that any representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall have been true and correct as of such earlier date); provided, that any representation and warranty that is qualified as to materiality or material adverse effect shall, after giving effect to such qualifications as set forth therein, be true and correct in all respects. This Agreement is deemed to be a “Loan Document” for the purposes of the Credit Agreement.
Section 7.Execution in Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent (and, for the avoidance of doubt, electronic signatures utilizing the DocuSign platform shall be deemed approved), or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in

Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 8.Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. The Borrower and each member of the Lender Group, to the extent they may legally do so, hereby expressly waive any right to trial by jury of any claim, demand, action, cause of action, or proceeding arising under or with respect to this Agreement, whether now existing or hereafter arising, and irrespective of whether sounding in contract, tort or otherwise. This Agreement and any right, remedy, obligation, claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles that would lead to the application of laws other than the law of the State of New York. To the extent they may legally do so, the parties hereto agree that all actions, suits or proceedings arising between any member of the Lender Group or the Borrower in connection with this Agreement shall be tried and litigated only in the state or federal courts located in the county of New York, state of New York.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

ARES HOLDINGS L.P.,
a Delaware limited partnership
By: Ares Holdco LLC, its general partner

By:	/s/ Christina Oh
Name:	Christina Oh
Title:	Authorized Signatory
[Signature Page to Amendment No. 14]

GUARANTORS:

ARES MANAGEMENT LLC

By:	/s/ Christina Oh
Name:	Christina Oh
Title:	Authorized Signatory

ARES INVESTMENTS HOLDINGS LLC

By:	/s/ Christina Oh
Name:	Christina Oh
Title:	Authorized Signatory

ARES FINANCE CO. LLC

By:	/s/ Christina Oh
Name:	Christina Oh
Title:	Authorized Signatory

ARES FINANCE CO. II LLC

By:	/s/ Christina Oh
Name:	Christina Oh
Title:	Authorized Signatory

ARES FINANCE CO. III LLC

By:	/s/ Christina Oh
Name:	Christina Oh
Title:	Authorized Signatory

ARES FINANCE CO. IV LLC

By:	/s/ Christina Oh
Name:	Christina Oh
Title:	Authorized Signatory

[Signature Page to Amendment No. 14]

JPMORGAN CHASE BANK, N.A.,
as Agent

By:	/s/ Alfred Chi
Name:	Alfred Chi
Title:	Executive Director

[Signature Page to Amendment No. 14]

Bank of America, N.A.,
as a Lender, Swingline Lender, and Issuing Bank

By:	/s/ Brooke (Yi) Wang
Name:	Brooke (Yi) Wang
Title:	VP

[Signature Page to Amendment No. 14]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Alfred Chi
Name:	Alfred Chi
Title:	Executive Director

[Signature Page to Amendment No. 14]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Grant Woetzel
Name:	Grant Woetzel
Title:	Executive Director

[Signature Page to Amendment No. 14]

CITIBANK, N.A.,
as a Lender

By:	/s/ Robert B. Goldstein
Name:	Robert B. Goldstein
Title:	Vice President

[Signature Page to Amendment No. 14]

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Ananda DeRoche
Name:	Ananda DeRoche
Title:	Authorized Signatory

[Signature Page to Amendment No. 14]

MORGAN STANLEY BANK, N.A.
as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

[Signature Page to Amendment No. 14]

MUFG BANK, LTD.,
as a Lender

By:	/s/ Rajiv Ranjan
Name:	Rajiv Ranjan
Title:	Director

[Signature Page to Amendment No. 14]

TRUIST BANK,
as a Lender

By:	/s/ Hays Wood
Name:	Hays Wood
Title:	Managing Director
[Signature Page to Amendment No. 14]

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Edward Pan
Name:	Edward Pan
Title:	Director
[Signature Page to Amendment No. 14]

The Bank of New York Mellon,
as a Lender

By:	/s/ Jin Li
Name:	Jin Li
Title:	Director

[Signature Page to Amendment No. 14]

Royal Bank of Canada,
as a Lender

By:	/s/ Alex Figueroa
Name:	Alex Figueroa
Title:	Director

[Signature Page to Amendment No. 14]

Sumitomo Mitsui Banking Corporation,
as a Lender

By:	/s/ Nabeel Shah
Name:	Nabeel Shah
Title:	Executive Director

[Signature Page to Amendment No. 14]

Societe Generale,
as a Lender

By:	/s/ Liza Shabetayev
Name:	Liza Shabetayev
Title:	Managing Director

[Signature Page to Amendment No. 14]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Christopher Balderston
Name:	Christopher Balderston
Title:	Senior Vice President

[Signature Page to Amendment No. 14]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Lender

By:	/s/ Paul Arens
Name:	Paul Arens
Title:	Director

By:	/s/ Felix Vasquez
Name:	Felix Vasquez
Title:	Director
[Signature Page to Amendment No. 14]

Lloyds Bank Corporate Markets plc,
as a Lender

By:	/s/ Louise Binks
Name:	Louise Binks
Title:	Associate Director

[Signature Page to Amendment No. 14]

BANCO SANTANDER, S.A., NEW YORK BRANCH,
as a Lender

By:	/s/ Andres Barbosa
Name:	Andres Barbosa
Title:	Managing Director

By:	/s/ Zara Kamal
Name:	Zara Kamal
Title:	Executive Director
[Signature Page to Amendment No. 14]

The Bank of Nova Scotia,
as a Lender

By:	/s/ Arun Vaidyanathan
Name:	Arun Vaidyanathan
Title:	Director
[Signature Page to Amendment No. 14]

State Street Bank and Trust Company,
as a Lender

By:	/s/ Paul Gianatassio
Name:	Paul Gianatassio
Title:	Vice President

[Signature Page to Amendment No. 14]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH
as a Lender

By:	/s/ Benjamin Choi
Name:	Benjamin Choi
Title:	Authorized Signatory

[Signature Page to Amendment No. 14]

BNP PARIBAS,
as a Lender

By:	/s/ Sebastian Hebenstreit
Name:	Sebastian Hebenstreit
Title:	Director

By:	/s/ Dimitri Jobert
Name:	Dimitri Jobert
Title:	Managing Director
[Signature Page to Amendment No. 14]

STANDARD CHARTERED BANK,
as a Lender

By:	/s/ Sachi Vaz
Name:	Sachi Vaz
Title:	Director, Fund Finance
[Signature Page to Amendment No. 14]

INTESA SANPAOLO S.P.A., NEW YORK BRANCH,
as a Lender

By:	/s/ Luca Zaini
Name:	Luca Zaini
Title:	Managing Director

By:	/s/ Giovanni Borrometi
Name:	Giovanni Borrometi
Title:	Vice President

[Signature Page to Amendment No. 14]

UBS AG, STAMFORD BRANCH,
as a Lender

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Director

By:	/s/ Massimo Ippolito
Name:	Massimo Ippolito
Title:	Associate Director

[Signature Page to Amendment No. 14]

CITY NATIONAL BANK, N.A.,
as a Lender

By:	/s/ Alicia Witter
Name:	Alicia Witter
Title:	Vice President

[Signature Page to Amendment No. 14]

AMENDED CREDIT AGREEMENT
[See attached.]

EXECUTION VERSION
Amendment No. 14 reflecting changes
to Conformed Credit Agreement
through Amendment No. 13

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
April 21, 2014
among
ARES HOLDINGS L.P.
The Guarantors Party Hereto
The Lenders Party Hereto
and
JPMORGAN CHASE BANK, N.A.
as Administrative Agent
___________________________
JPMORGAN CHASE BANK, N.A.
BOFA SECURITIES, INC.
WELLS FARGO SECURITIES, LLC
as Joint Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A.
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Syndication Agents

CITIBANK, N.A.,
GOLDMAN SACHS BANK USA,
MORGAN STANLEY SENIOR FUNDING, INC.
MUFG BANK, LTD.,
TRUIST BANK
as Documentation Agents

TABLE OF CONTENTS

Article I DEFINITION AND CONSTRUCTION
1.1	Definitions
1.2	Construction
1.3	Accounting Terms; GAAP
1.4	Divisions
1.5	Interest Rates; Benchmark Notification

Article II AMOUNT AND TERMS OF LOANS
2.1	Credit Facilities
2.2	Rate Designation
2.3	Interest Rates; Payment of Principal and Interest
2.4	Default Rate
2.5	Computation of Interest and Fees Maximum Interest Rate; Letter of Credit Fee
2.6	Request for Borrowing
2.7	Conversion or Continuation
2.8	Mandatory Repayment
2.9	Voluntary Prepayments; Termination and Reduction in Commitments
2.10	Letters of Credit
2.11	Fees
2.12	Maintenance of Records; Effect
2.13	Increased Costs
2.14	Alternate Rate of Interest
2.15	Illegality
2.16	Place of Loans
2.17	Survivability
2.18	Increase in Revolver Commitments
2.19	Exchange Rates; Alternative Currency Equivalents
2.20	Joint and Several Liability of Each of the Entities Comprising Borrower
2.21	[Reserved]
2.22	Defaulting Lenders
2.23	Taxes
2.24	Mitigation of Obligations
2.25	Swingline Loans

Article III CONDITIONS TO LOANS
3.1	Conditions Precedent to the Restatement Effective Date
3.2	Conditions Precedent to All Extensions of Credit

Article IV REPRESENTATIONS AND WARRANTIES OF BORROWER
4.1	Due Organization
4.2	Interests in Loan Parties
4.3	Requisite Power and Authorization
4.4	Binding Agreements
4.5	Other Agreements
4.6	Litigation; Adverse Facts
4.7	Government Consents

4.8	Title to Assets; Liens
4.9	Payment of Taxes
4.10	Governmental Regulation
4.11	Disclosure
4.12	Debt
4.13	Existing Defaults
4.14	No Default; No Material Adverse Effect
4.15	[Reserved]
4.16	[Reserved]
4.17	Governing Documents of the Guarantors
4.18	Anti-Corruption Laws and Sanctions
4.19	Affected Financial Institutions

Article V AFFIRMATIVE COVENANTS OF BORROWER
5.1	Accounting Records and Inspection
5.2	Financial Statements and Other Information
5.3	Existence
5.4	Payment of Taxes and Claims
5.5	Compliance with Laws
5.6	Further Assurances
5.7	Additional Loan Parties
5.8	[Reserved]
5.9	Foreign Qualification
5.10	Designated Subsidiaries

Article VI NEGATIVE COVENANTS OF BORROWER
6.1	Debt
6.2	Liens
6.3	Investments
6.4	[Reserved]
6.5	Dividends
6.6	Restriction on Fundamental Changes
6.7	Sale of Assets
6.8	Transactions with Shareholders and Affiliates
6.9	Conduct of Business
6.10	Amendments or Waivers of Certain Documents; Actions Requiring the Consent of Agent
6.11	Use of Proceeds
6.12	Margin Regulation
6.13	Financial Covenants
6.14	Restrictive Agreements.
6.15	CLO Management Subsidiaries

Article VII EVENTS OF DEFAULT AND REMEDIES
7.1	Events of Default
7.2	Remedies

Article VIII EXPENSES AND INDEMNITIES
8.1	Expenses
8.2	Indemnity

Article IX ASSIGNMENT AND PARTICIPATIONS
9.1	Assignments and Participations
9.2	Successors

Article X AGENT; THE LENDER GROUP
10.1	Appointment and Authorization of Agent
10.2	[Reserved]
10.3	Reports and Information
10.4	Set Off; Sharing of Payments
10.5	Payments by Agent to the Lenders
10.6	Several Obligations; No Liability

Article XI MISCELLANEOUS
11.1	No Waivers, Remedies
11.2	Waivers and Amendments
11.3	Notices
11.4	Successors and Assigns
11.5	Headings
11.6	Execution in Counterparts; Effectiveness
11.7	Governing Law
11.8	Jurisdiction and Venue
11.9	Waiver of Trail by Jury
11.10	Independence of Covenants
11.11	Confidentiality
11.12	Complete Agreement
11.13	USA Patriot Act Notice
11.14	No Novation
11.15	Judgment Currency
11.16	Ares Holdings as Agent for Each Entity Comprising the Borrower
11.17	No Fiduciary Duties
11.18	Acknowledgment and Consent to Bail-In of EEA Financial Institutions
11.19	Interest Rate Limitation
11.18	Borrower Communications

Article XII GUARANTY
12.1	Guaranty of Payment
12.2	Obligations Unconditional
12.3	Modifications
12.4	Waiver of Rights
12.5	Reinstatement
12.6	Remedies
12.7	Limitation of Guaranty
12.8	Termination of Existing Guarantee

EXHIBITS
Exhibit A-1	Form of Assignment and Acceptance
Exhibit A-2	Form of Promissory Note for Advances
Exhibit A-3	Form of Loan Party Joinder Agreement

Exhibit B	Form of Intercompany Subordination Agreement
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Confirmation Agreement
Exhibit 3.1(c)	Form of Opinions
Exhibit 3.1(f)	Form of Certificates
Exhibit 11.3	Addresses and Information for Notices

SCHEDULES
Schedule A-1	Agent’s Account
Schedule A-2	Approved Banks
Schedule C-1	Revolver Commitments
Schedule D	Assets Under Management Definition

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
THIS SIXTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 21, 2014 and effective as of the Restatement Effective Date, is entered into by and among, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”) and JPMORGAN CHASE BANK, N.A., a national banking association (“JPMCB”), as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Agent”), ARES HOLDINGS L.P., a Delaware limited partnership (including as successor by merger to Ares Domestic Holdings L.P. and Ares Investments L.P.) (“Ares Holdings” and the “Borrower”) and the Guarantors (as defined below) party hereto from time to time.
WHEREAS, Ares Management LLC (“Ares”), Ares Investments Holdings LLC (“AIH”), Agent and certain of the Lenders are parties to that certain Fifth Amended and Restated Credit Agreement, dated as of October 29, 2013 (as amended, restated, supplemented or otherwise modified from time to time before the date hereof, the “Existing Credit Agreement”);
WHEREAS, Ares Investments L.P. and Ares Offshore Holdings L.P., through a series of mergers, ultimately merged with and into Ares Holdings, with Ares Holdings as the surviving entity;
WHEREAS, the parties to this Agreement wish to amend and restate the Existing Credit Agreement in its entirety as set forth herein; and
WHEREAS, the parties to this Agreement intend that the “Obligations” (as defined in the Existing Credit Agreement and as amended hereby) shall continue to exist under, and be evidenced by, this Agreement.
NOW, THEREFORE, the parties agree to amend and restate the Existing Credit Agreement in its entirety as follows:
Article I

DEFINITION AND CONSTRUCTION
1.1Definitions. For purposes of this Agreement (as defined below), the following initially capitalized terms shall have the following meanings:

“Adjusted Daily Simple RFR” means, with respect to any RFR Advance denominated in Sterling, an interest rate per annum equal to the Daily Simple RFR for Sterling; provided that if Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted EBITDA” means, with respect to any Person on a Stand Alone Basis, for any period of four consecutive fiscal quarters, the Net Income of such Person on a Stand Alone Basis for such period plus
(a)the sum, without duplication (including with respect to any item already added back to Net Income) and to the extent deducted in calculating Net Income, of the amounts for such period of:

(i)depreciation and amortization (including any purchase price amortization but excluding any marketing fee amortization);
(ii)Interest Expense;
(iii)income taxes;
(iv)non-recurring, extraordinary, or unusual expenses, losses, and charges; minus
(b)the sum, without duplication and to the extent included in Net Income, of the amounts (which may be negative) for such period of:
(i)any extraordinary, unusual or other non-recurring gains;
(ii)any non-cash items (other than accrual of Management Fees in the ordinary course of business) increasing Net Income, but excluding any such items in respect of which cash was received in a prior period (other than accrual of Management Fees in the ordinary course of business);
(iii)interest and dividend income received in cash later than one fiscal quarter after the end of such period;
(iv)an amount equal to the Net Income attributable to Persons not constituting Loan Parties or Restricted Subsidiaries of Loan Parties (to the extent such Net Income is not distributed to a Loan Party during such period);
(v)an amount equal to all earned Incentive Fees (other than the ARCC Part I Fees) included in Net Income for such period;
(vi)an amount equal to all unearned Incentive Fees included in Net Income for such period; and
(vii)an amount equal to any “carried interest” or similar profit interest not constituting Incentive Fees and included in Net Income for such period;
provided that (1) in no event shall more than 15% of Management Fees and ARCC Part I Fees included in Adjusted EBITDA be comprised of amounts attributable to Designated Subsidiaries, (2) in no event shall more than 5% of Management Fees and ARCC Part I Fees included in Adjusted EBITDA be comprised of amounts attributable to Unrestricted Subsidiaries and (3) in no event shall the Management Fees included in Adjusted EBITDA be comprised of amounts attributable to Unrestricted Subsidiaries if one or more Unrestricted Subsidiaries have outstanding Debt incurred under Section 6.1(p) in an aggregate amount that exceeds $300,000,000 on the last day of such four consecutive fiscal quarter period.
For purposes of calculating Adjusted EBITDA, for any period of four consecutive quarters, if at any time during such period (and after the Restatement Effective Date), a Loan Party or any of the Restricted Subsidiaries shall have consummated a New Acquisition, to the extent such acquired entity will continue to receive such related Net Income within one calendar quarter, or if the related payment cycle is longer than one quarter, within one such payment cycle, the Adjusted EBITDA for such period shall be calculated after giving pro forma effect to such New Acquisition as if such New Acquisition occurred on the first day of such period; provided that for four consecutive quarters following the consummation of any New Acquisition of the type specified in the proviso in the definition thereof, such pro forma adjustments shall include, without duplication: (i) from and after the consummation of such New Acquisition to the end of the first quarter thereafter, the projected annualized Adjusted EBITDA attributable to such New Acquisition as presented to the board of directors (or similar governing body) of Ares Parent based on Borrower’s good faith estimate for such period; (ii) for the second quarter after the consummation of such New Acquisition, an amount equal to the sum of (A) the actual Adjusted EBITDA attributable to such New Acquisition for the first quarter after the consummation of such New Acquisition plus (B) the projected Adjusted EBITDA attributable to such New Acquisition for the three quarters following such first quarter as presented to the board of directors (or similar governing body) of Ares Parent based on Borrower’s good faith estimate for such period; (iii) for the third quarter after the consummation of such New Acquisition, an amount equal to the sum of (A) the actual Adjusted EBITDA attributable to such New Acquisition for the first and second quarters after the consummation of such New Acquisition plus (B) the projected Adjusted EBITDA attributable to such New Acquisition for the two quarters following such second quarter as presented to the board of directors (or similar governing body) of Ares Parent based on Borrower’s good faith estimate for such period; and (iv) for the fourth quarter after the consummation of such New Acquisition, an amount equal to the sum of (A) the actual Adjusted EBITDA attributable to such New Acquisition for the first, second and third quarters after the consummation of such New Acquisition plus (B) the projected Adjusted EBITDA attributable to such New Acquisition for the quarter following such third quarter as presented to the board of directors (or similar governing body) of Ares Parent based on Borrower’s good faith estimate for such period.
“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Advance denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Advance denominated in Dollars for any Interest Period, an interest rate per annum equal to the Term SOFR Rate for such Interest Period; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted TIBOR Rate” means, with respect to any Term Benchmark Advance denominated in Japanese Yen for any Interest Period, an interest rate per annum equal to (a) the TIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted TIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Entity” has the meaning set forth in Section 11.16.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.
“Advances” has the meaning set forth in Section 2.1(a).
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.
“Agent” has the meaning set forth in the preamble to this Agreement.
“Agent Fee Letter” means that certain Administrative Agent fee letter, dated as of the Closing Date, among the Agent, Ares Holdings, Ares Domestic Holdings, L.P., Ares Investments L.P., and Ares Real Estate Holdings L.P.
“Agent’s Account” means the Deposit Account of Agent identified on Schedule A-1.
“Agent-Related Persons” means Agent, together with its Affiliates and their respective officers, directors, employees, attorneys, and agents.
“Agreed Currencies” means Dollars and each Alternative Currency.
“Agreement” means this Sixth Amended and Restated Credit Agreement among Borrower, the Guarantors, the Lenders, and Agent, together with all exhibits and schedules hereto, including the Disclosure Statement, as amended, restated, amended and restated, supplemented, other otherwise modified from time to time in accordance with the terms hereof.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1%, such rate shall be deemed to be 1% for purposes of this Agreement.
“Alternative Currency” means, with respect to any non-Dollar Advance, Letter of Credit or Swingline Loan, British Pounds Sterling, Euros, Japanese Yen or another currency that may be agreed by Administrative Entity, Agent, each Lender, and in the case of any Letter of Credit or Swingline Loan, the Issuing Lender or Swingline Lender with respect to such Letter of Credit or Swingline Loan, respectively, provided that each such currency is a lawful currency that is readily available, freely transferable and not restricted and able to be converted into Dollars.
“Alternative Currency Equivalent” means, for any amount of any Alternative Currency, at the time of determination thereof, (a) if such amount is expressed in such Alternative Currency, such amount and (b) if such amount is expressed in Dollars, the equivalent of such amount in such Alternative Currency determined by using the rate of exchange for the purchase of such Alternative Currency with Dollars last provided (either by publication or otherwise provided to the Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of such Alternative Currency with Dollars, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Agent using any method of determination it deems appropriate in its sole discretion).
“Amendment No. 5 Effective Date” means December 16, 2015.
“Amendment No. 7 Effective Date” means February 24, 2017.
“Amendment No. 8 Effective Date” means March 21, 2019.
“Amendment No. 9 Effective Date” means March 30, 2020.
“Amendment No. 10 Effective Date” means March 31, 2021.
“Amendment No. 11 Effective Date” means March 31, 2022.
“Amendment No. 12 Effective Date” means March 28, 2024.
“Amendment No. 13 Effective Date” means April 22, 2025.
“Amendment No. 14 Effective Date” means May 21, 2026.
“Ancillary Document” has the meaning assigned to it in Section 11.6.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower, any other Loan Party or their respective Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Lending Office” means, for each Lender, the office of such Lender (or of a branch or affiliate of such Lender) designated for its Loans in its Administrative Questionnaire or such other office of such Lender (or of an affiliate or branch of such Lender) as such Lender may from time to time specify to the Borrower as the office by which its Loans to the Borrower of the respective type are to be made and maintained.
“Applicable Margin” means, for any day, with respect to any Base Rate Loan, Term Benchmark Loan, RFR Loan, Letter of Credit, Swingline Loan, or with respect to the commitment fees payable hereunder, as the case may be, a percentage equal to the percentage set forth below in the applicable column opposite the level corresponding to the applicable S&P/Moody’s/Fitch senior long-term unsecured debt rating(s):

Level	Ares Parent’s Senior Long-Term Unsecured Debt Ratings S&P/Fitch/Moody’s1	Commitment Fee Rate	Applicable Margin for Term Benchmark Loans, RFR Loans, Swingline Loans (not denominated in Dollars) and Letters of Credit	Applicable Margin for Base Rate Loans and Swingline Loans Denominated in Dollars
I	> A+/A+/A1	0.050%	0.650%	0.000%
II	> A/A/A2	0.070%	0.775%	0.000%
III	> A-/A-/A3	0.090%	0.900%	0.000%
IV	> BBB+/BBB+/Baa1	0.115%	1.025%	0.025%
V	≤ BBB/BBB/Baa2	0.140%	1.150%	0.150%
If there is only one such credit rating with respect to Ares Parent, the Applicable Margin shall be determined with reference to the Level below such credit rating. In the event of a split credit rating, the Applicable Margin shall be determined by the two highest credit ratings (each a “Relevant Rating” and together the “Relevant Ratings”). In the event the Relevant Ratings are different, the Applicable Margin shall be determined by (a) the higher of such Relevant Ratings, provided, however, the lower of such Relevant Ratings shall be no greater than one level below the higher of such Relevant Ratings or (b) in the event the lower of such Relevant Ratings is greater than one Level below the higher of such Relevant Ratings, the Applicable Margin shall be determined based on the Relevant Rating which is one Level below the higher of such Relevant Ratings. If the ratings established by S&P, Fitch or Moody’s shall be changed, such change shall be effective as of the third (3rd) business day after the date on which it is first announced by the applicable rating agency and if none of S&P, Fitch or Moody’s shall have in effect a credit rating, the Applicable Margin shall be based on Level V. Each change in the Applicable Margin shall apply during the period commencing on the effective date of the applicable change in ratings and ending on the date immediately preceding the effective date of the next such change in ratings. Upon the occurrence and during the continuance of an Event of Default, the Applicable Margin shall be based on Level V. Notwithstanding the foregoing, in the event that any of the aforementioned credit ratings with respect to Ares Parent are unavailable, Borrower shall, at Borrower’s option, substitute credit ratings with respect to Borrower from the applicable rating agency in lieu thereof.
“Application Event” means the occurrence of (a) a failure by Borrower to repay in full all of the Obligations on the Maturity Date, or (b) an Event of Default and the election by Agent or the Required Lenders to terminate the Revolver Commitments and accelerate the Loans.
“Approved Borrower Portal” has the meaning set forth in Section 11.20(a).
“Approved Increase” has the meaning set forth in Section 2.18(a).
1 Moody’s to be included in the sole discretion of Ares Parent, if applicable.

“ARCC” means Ares Capital Corporation, a Maryland corporation.
“ARCC Part I Fees” mean fees received from ARCC based on ARCC’s net investment income which are paid quarterly.
“Ares Fund” means (i) any fund that is managed, co-managed, serviced or co-serviced, directly or indirectly, by a Loan Party or any Subsidiary of a Loan Party, (ii) any entity that, upon the making of an Investment therein or upon the acquisition of the related management rights with respect thereto, would be a fund under clause (i) of this definition or a Subsidiary of such a fund, (iii) any entity that Borrower intends, in good faith, to cause to become a fund under clause (i) of this definition or a Subsidiary of such a fund within a reasonable period of time; provided that if at any time Borrower no longer intends in good faith to cause such entity to become an Ares Fund or a Subsidiary of an Ares Fund within a reasonable period of time, such entity shall no longer constitute an Ares Fund, (iv) any entity established (or acquired) in connection with the formation or other administration of an Ares Fund or the primary purpose of which is to receive funds or other assets to be invested in, or constituting investments in, an Ares Fund, solely to the extent that (and for so long as) such entity conducts no other material business activities other than those related to the formation or other administration of an Ares Fund or the receiving of funds or other assets to be invested in, making investments with such funds in, holding interests in, or the investment activities related to, other Ares Funds or using such funds to purchase assets substantially all of which would be contributed to an Ares Fund, or (v) any entity into which the Borrower in good faith believes an Investment has been made or that is acquired for the primary purposes of providing a strategic benefit to the Borrower, a Guarantor or any Affiliate thereof; provided if at any time any Person described above in any of clauses (i), (ii), (iii), (iv), or (v) of this definition receives any Management Fees owing to it (or if any Management Fees are payable, in whole or in part, to any such Person), such Person shall thereafter no longer be an Ares Fund for all purposes under this Agreement and the other Loan Documents.
“Ares Holdings” has the meaning set forth in the preamble to this Agreement.
“Ares Holdings Designated Account” means the deposit account of Ares Holdings (located within the United States) designated, in writing, and from time to time, by Ares Holdings to Agent.
“Ares Parent” means Ares Management Corporation or its successors and assigns including, without limitation, as a result of a restructuring or conversion not prohibited by this Agreement.
“Asset” means any interest of a Person in any kind of property or asset, whether real, personal, or mixed real and personal, or whether tangible or intangible.
“Assets Under Management” has the meaning set forth in Schedule D; provided that for purposes of calculating compliance with Section 6.13(c), the calculation of Assets Under Management shall exclude CLOs that are Ares Funds and any Assets managed by Designated Subsidiaries.
“Assignee” has the meaning set forth in Section 9.1(a).
“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.
“Availability” means, as of any date of determination, the amount that Borrower is entitled to borrow as Advances hereunder (after giving effect to all then outstanding Advances and Letters of Credit).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.
“Back-to-Back Lending Facilities” shall mean credit facilities made available to the Loan Parties or their Affiliates for the purpose of funding loans or advances to Permitted Holders or Affiliates of the Loan Parties or their Affiliates, the proceeds of which are (a) invested in Ares Funds and/or (b) used by such Persons to purchase a direct or indirect equity ownership in a Loan Party or any Affiliate thereof in connection with one or more Benefit Plans.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code, as amended or supplemented from time to time, and any successor statute, and all of the rules and regulations issued or promulgated in connection therewith.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Base Rate Loan” means each portion of the Advances bearing interest based on the Alternate Base Rate.
“Basel III” means, collectively, the agreements on capital requirements, leverage ratio and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems”, “Basel III: International Framework for Liquidity Risk Measurement, Standards and

Monitoring” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer”, each as published by the Basel Committee on Banking Supervision in December 2010, and each as amended, supplemented or restated from time to time.
“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:
(1)    in the case of any Loan denominated in Dollars, the Daily Simple SOFR;
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.
“Benefit Plan” means those certain equity incentive or ownership programs established by any Loan Party or any of its Subsidiaries in good faith to provide equity ownership or participation to Permitted Holders and other Persons associated or affiliated with a Loan Party or any Affiliate thereof and not for the purpose of or in view of avoiding the obligations of Borrower as set forth in this Agreement.
“Borrower” has the meaning set forth in the preamble to this Agreement.
“Borrower Communications” means, collectively, any Borrowing Request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrower to the Agent through an Approved Borrower Portal.
“British Pounds Sterling” or “Sterling” means the lawful currency of England.
“Business Day” means a day when major commercial banks are open for business in New York, New York, other than Saturdays or Sundays and if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Loan, Letter of Credit or Swingline Loan denominated in any Alternative Currency, or to a notice by the Borrower with respect to any such borrowing, continuation, payment, prepayment or Interest Period, that is also a day on which commercial banks and the London foreign exchange market settle payments in the Principal Financial Center for such Alternative Currency and, if on that day there is a payment in Euro to be made, a TARGET Day.

“Capitalized Lease Obligations” means the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the balance sheet of Person at such time in respect of such Person’s interest as lessee under a capitalized lease.
“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within one (1) year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand deposit accounts maintained with any bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $1,000,000,000, so long as the amount maintained with any individual bank is less than or equal to $1,000,000 and is insured by the Federal Deposit Insurance Corporation, or larger amounts, to the extent that such amounts are covered by insurance which is reasonably satisfactory to Agent, (f) demand deposit accounts maintained with any of the financial institutions listed on Schedule A-2 hereto (as may be modified from time to time upon reasonably prompt written notice to the Agent following the establishment of such an account), Affiliates thereof, or any Lender that is a bank that is insured by the Federal Deposit Insurance Corporation, and (g) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.
“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.
“CBR Spread” means the Applicable Margin, applicable to such Loan that is replaced by a CBR Loan.
“Central Bank Rate” means, (A) the greater of (i) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (c) Japanese Yen, the “short-term prime rate” as publicly announced by the Bank of Japan (or any successor thereto) from time to time and (d) any other Alternative Currency determined after the Amendment No. 14 Effective Date, a central bank rate as determined by the Agent in its reasonable discretion and (ii) the Floor; plus (B) the applicable Central Bank Rate Adjustment.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Sterling Advances for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, (c) Japanese Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted TIBOR Rate for the five most recent Business Days preceding such day for which the TIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted TIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Japanese Yen in effect on the last Business Day in such period and (d) any other Alternative Currency determined after the Effective Date, a Central Bank Rate Adjustment as determined by the Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) each of the EURIBOR Rate and the TIBOR Rate on any day shall be based on the EURIBOR Screen Rate or the TIBOR Screen Rate, as applicable, on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.
“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s or such Issuing Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement. For the purposes hereof, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any applicable national, foreign or regulatory authorities implementing the same, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control Event” means the occurrence of any of the following: (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) other than the Permitted Holders or any direct or indirect holder of Ares Parent immediately prior to the IPO Event, of Securities representing more than 40% of the aggregate voting power represented by the issued and outstanding Securities of Ares Parent; (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Ares Parent by Persons who were neither (A) nominated by the board of directors (or similar governing body) of Ares Parent, one or more of the Permitted Holders, or an entity controlled by one or more of the Permitted Holders nor (B) appointed by directors or the equivalent so nominated; (iii) the acquisition of direct or indirect control of Ares Parent by any Person or group other than the Permitted Holders or any direct or indirect holder of Ares Parent immediately prior to the IPO Event; or (iv) Ares Parent together with the Permitted Holders cease to directly or indirectly own and control at least 50.1% of the outstanding Securities issued by each of the Loan Parties.
“CLO Management Subsidiary” means, unless otherwise designated by the Administrative Entity, (a) any Subsidiary of a CLO Management Subsidiary and (b) any other Subsidiary of a Loan Party designated by the Administrative Entity as a CLO Management Subsidiary pursuant to Section 5.10.
“Closing Date” means April 21, 2014.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“CNB” means City National Bank, N.A.
“Code” means the Internal Revenue Code of 1986, as amended or supplemented from time to time, and any successor statute, and all of the rules and regulations issued or promulgated in connection therewith.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C delivered by the chief financial officer of Administrative Entity to Agent.
"Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Confirmation Agreement” means the confirmation agreement dated as of the Restatement Effective Date made by Ares Holdings LP (as successor by conversion to Ares Holdings LLC) and Ares Investments L.P. (as successor by conversion to Ares Investments LLC), and acknowledged by the Loan Parties (other than Ares Holdings LP and Ares Investments L.P.) and the Agent in substantially the form of Exhibit D.
“Contingent Obligation” means, as to any Person and without duplication of amounts, any written obligation of such Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any Debt, noncancellable lease, dividend, reimbursement obligations relating to letters of credit, or any other obligation that pertains to Debt, a noncancellable lease, a dividend, or a reimbursement obligation related to letters of credit (each, a “primary obligation”) of any other Person (“primary obligor”) in any manner, whether directly or indirectly, including any written obligation of such Person, irrespective of whether contingent, (a) to purchase any such primary obligation, (b) to advance or supply funds (whether in the form of a loan, advance, stock purchase, capital contribution, or otherwise) (i) for the purchase, repurchase, or payment of any such primary obligation or any Asset constituting direct or indirect security therefor, or (ii) to maintain working capital or equity capital of the primary obligor, or otherwise to maintain the net worth, solvency, or other financial condition of the primary obligor, or (c) to purchase or make payment for any Asset, securities, services, or noncancellable lease if primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation.
“Contractual Obligation” means, as applied to any Person, any material provision of any material indenture, mortgage, deed of trust, contract, undertaking, agreement, or other instrument to which that Person is a party or by which any of its Assets is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Credit Parties” has the meaning set forth in Section 8.2(c).
“Currency” means Dollars or any Foreign Currency.
“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.
“Daily Simple ESTR” means, with respect to any Swingline Loan requested in Euros for any Business Day, an interest rate per annum equal to the greater of (a) ESTR based on the published rate of ESTR as of the Business Day of such request and (b) 0%. Any change in Daily Simple ESTR due to a change in the applicable ESTR shall be effective from and including the effective date of such change in the ESTR without notice.
“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in Sterling, SONIA for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, the “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Daily Simple TONAR” means, with respect to any requested Swingline Loan denominated in Japanese Yen for any Business Day, an interest rate per annum equal to the greater of (a) TONAR published by the Bank of Japan as of the Business Day of such request and (b) 0%. Any change in Daily Simple TONAR due to a change in the applicable TONAR shall be effective from and including the effective date of such change in TONAR.
“Debt” means, with respect to any Person, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of such Person in respect of letters of credit (including contingent obligations in respect of undrawn letters of credit), bankers acceptances, interest rate swaps, other Hedging Agreements, or other financial products, (c) all obligations of such Person to pay the deferred purchase price of Assets or services (exclusive of (i) trade payables that are due and payable in the ordinary and usual course of such Person’s business and (ii) any purchase price adjustment, deferred purchase price or earnout incurred in connection with an acquisition, except to the extent that the amount payable pursuant to such purchase price adjustment, deferred purchase price or earnout is, or becomes, a liability on the balance sheet of such Person in accordance with GAAP (other than with respect to any portion of such liability that can be settled at all times at the sole option of such Person through the issuance of equity interests)), (d) all Capitalized Lease Obligations of such Person, (e) all obligations or liabilities of others secured by a Lien on any Asset owned by such Person, irrespective of whether such obligation or liability is assumed, to the extent of the lesser of such obligation or liability or the fair market value of such Asset, and (f) all Contingent Obligations of such Person. Notwithstanding any provision in this Agreement to the contrary, for purposes of calculating outstanding Debt with respect to any covenant calculation or compliance hereunder (including but not limited to compliance with Section 6.13 or any reference thereto), such calculation of Debt shall be net of any cash of Ares Parent, the Loan Parties or any of their respective Subsidiaries (including but not limited to any cash on hand as a result of the incurrence of any indebtedness (including any indebtedness incurred hereunder)).
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any member of the Lender Group any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any member of the Lender Group in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by any member of the Lender Group, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Person’s receipt of such certification in form and substance satisfactory to it and the Agent, (d) has become the subject of a Bankruptcy Event or (e) becomes the subject of a Bail-In Action.
“Defaulting Lender Rate” means (a) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans.
“Deposit Account” means any “deposit account” (as that term is defined in the UCC).
“Designated Subsidiary” means any CLO Management Subsidiary or any Unrestricted Subsidiary.
“Direct Competitor” means any Person who is a direct competitor of Ares Parent or any of its Subsidiaries if Agent and the assigning Lender have actual knowledge of the foregoing (including, upon notification by Borrower); provided that in connection with any assignment or participation, the assignee with respect to such proposed assignment that is an investment bank, a commercial bank, a finance company, a fund or other entity which merely has an economic interest in any such Person, and is not itself such a direct competitor of Ares Parent, shall be deemed not to be a Direct Competitor for the purposes of this definition so long as it does not exercise direct control over, or is controlled directly or indirectly by, such Person that is a direct competitor of Ares Parent.
“Disclosure Statement” means that certain statement, executed and delivered by a Responsible Officer of Administrative Entity as of the Restatement Effective Date, that sets forth information regarding or exceptions to the representations, warranties, and covenants made by the Loan Parties herein, as amended from time to time to the extent permitted hereby.
“Distribution” has the meaning set forth in Section 6.5.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, and (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars determined at such time on the basis of the Exchange Rate for the purchase of Dollars with such Foreign Currency at such time.
“Dollars” or “$” means United States dollars.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Transferee” means (a) a commercial bank organized under the laws of the United States, or any state thereof, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, (c) a finance company, insurance company, financial institution, or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business, (d) any Lender, (e) any Affiliate (other than individuals) of a Lender, and (f) any other Person approved by Agent and, so long as no Event of Default has occurred and is continuing, Administrative Entity (which approval of Administrative Entity, except in the case of a proposed assignment to a Direct Competitor, and Agent shall not be unreasonably withheld, delayed, or conditioned, provided that the Administrative Entity shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within 5 Business Days after having received notice thereof); provided that “Eligible Transferee” shall not in any event include (i) the Borrower or any of its Affiliates, (ii) a natural person, (iii) any holding company or investment vehicle for, or owned and operated for the primary benefit of, a natural person and/or family members or relatives of such person and (iv) any trust for the primary benefit of a natural person and/or family members or relatives of such person, other than any entity referred to in clause (iii) or (iv) that (x) has not been formed or established for the primary purpose of acquiring any Loans or Total Commitments under this Agreement, (y) is managed by a professional adviser (other than said natural person or family members or relatives of such person) having significant experience in the business of making or purchasing commercial loans, and (z) has assets of greater than $25,000,000 and a significant part of the business, activities or operations of which consist of making or purchasing (by assignment as principal), commercial loans and similar extensions of credit in the ordinary course.
“ESTR” means, with respect to any Business Day, a rate per annum equal to the Euro Short Term Rate for such Business Day published by the ESTR Administrator on the ESTR Administrator’s Website.

“ESTR Administrator” means the European Central Bank (or any successor administrator of the Euro Short Term Rate).

“ESTR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the ESTR Administrator from time to time.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Euro” means the single currency of Participating Member States of the European Union.
“EURIBOR Rate” means, with respect to any Term Benchmark Advance denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.
“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time on such date of determination. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.
“Event of Default” has the meaning set forth in Article VII.
“Exchange Act” means the Securities Exchange Act of 1934, as amended or supplemented from time to time, and any successor statute, and all of the rules and regulations issued or promulgated in connection therewith.
“Exchange Rate” means, on any day with respect to any Foreign Currency, the rate of exchange for the purchase of Dollars with such Foreign Currency last provided (either by publication or otherwise provided to the Agent) by the applicable Thomson Reuters Corp. (“Reuters”) source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with the Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars that would be required to purchase such amount of such Foreign Currency on the date two Business Days prior to such date, based upon the spot selling rate at which the Agent offers to sell such Foreign Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m., London time, for delivery two Business Days later).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) (i) income, branch profits or franchise taxes imposed on (or measured by) its net income by the United States, or by the jurisdiction under the laws of which such recipient is organized or resident for tax purposes, in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any United States federal withholding tax (other than withholding taxes imposed on an assignee of a Foreign Lender pursuant to a request by the Borrower under Section 11.2) that is imposed on amounts payable to such Lender pursuant to a law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office) except to the extent that such Lender is a Foreign Lender and such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.23(a), (d) any Taxes attributable to such Lender’s failure to comply with Section 2.23(e), (f) or (g), and (e) any withholding Taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning set forth in the recitals to this Agreement.
“Existing Letters of Credit” means each Letter of Credit that is outstanding under the Existing Credit Agreement on the Restatement Effective Date.
“Family Member” means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.
“Family Trusts” means, with respect to any individual, trusts or other estate planning vehicles established for the primary benefit of such individual or Family Members of such individual and in respect of which such individual or a bona fide third party trustee serves as trustee or in a similar capacity.
“FATCA” shall mean Sections 1471 through 1474 of the Code, including any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement (and implementing laws), treaty or convention among Governmental Authorities pursuant to any of the foregoing.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate, provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of calculating such rate.
“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letter” means the Agent Fee Letter and any fee letter between the Borrower and any member of the Lender Group (or any Affiliate of any member of the Lender Group) relating to this Agreement.
“Financial Officer” of any Person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such Person or of the general partner of such Person.
“FINRA” means the Financial Industry Regulatory Authority.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate each Adjusted Daily Simple RFR or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate, each Adjusted Daily Simple RFR or the Central Bank Rate shall be 0%.
“Foreign Currency” means at any time any currency other than Dollars.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person (a)(i) that is not organized or incorporated under the laws of the United States, any state of the United States or the District of Columbia and (ii) that has not become a Loan Party in accordance with Section 5.7 or (b) whose direct or indirect parent is a Foreign Subsidiary.
“Fund” means (a) any Ares Fund, (b) any co-investment vehicle established in connection with an Ares Fund or acquired in connection with the acquisition of an Ares Fund, (c) any entity established (or acquired) in connection with an Ares Fund to serve as the general partner, managing member or other similar role in connection with such Ares Fund, and (d) any other investment fund or managed account (and related co-investment vehicles) established (or acquired) directly or indirectly by the Loan Parties; provided if at any time any Person described above in any of clauses (a), (b), (c) or (d) of this definition receives any Management Fees owing to it (or if any Management Fees are payable, in whole or in part, to any such Person), such Person shall thereafter no longer be a Fund for all purposes under this Agreement and the other Loan Documents.
“Funding Date” means the date on which any Advance is made by the Lenders.
“Funding Losses” has the meaning set forth in Section 2.6(b)(ii).
“GAAP” means generally accepted accounting principles in the United States in effect from time to time.
“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.
“Governmental Authority” means to any federal, state, local, or other governmental department, commission, board, bureau, agency, central bank, court, tribunal, or other instrumentality, domestic or foreign.

“Guarantors” means (a) Ares, AIH, Ares Finance Co. LLC, Ares Finance Co. II LLC, Ares Finance Co. III LLC, and Ares Finance Co. IV LLC and (b) each other Person who from time to time guarantees the Debt of Borrower to the Lender Group under the Loan Documents pursuant to the provisions of Section 5.7, and “Guarantor” means any one of them.
“Guaranty” means the guaranty provided for under Article XII of this Agreement.
“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.
“Holdout Lender” has the meaning set forth in Section 11.2.
“Incentive Fee” means, with respect to any Fund, any payment or distribution received in respect of any “carried interest” or similar profit interest in such Fund (including incentive or performance fees dependent on investment performance or results); provided that “Incentive Fees” shall not include that portion of any “carried interest”, similar profit interest, incentive fee or performance fee in any Fund accruing to any co-invest entity or otherwise directly or indirectly to the individuals providing or who have provided investment management services to such Fund, or the current or former members, partners, employees, executives, consultants, contractors or advisors of the Loan Parties or any of their Affiliates, or allocable under GAAP to any Person that is not the manager or general partner of such Fund.
“Increase Effective Date” has the meaning set forth in Section 2.18(a).
“Increase Joinder” has the meaning set forth in Section 2.18(a).
“Indemnified Liabilities” has the meaning set forth in Section 8.2(a).
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
“Intercompany Subordination Agreement” means that certain Subordination Agreement, dated as of the Closing Date, among the Loan Parties and Agent.
“Interest Expense” means, for any Person with respect to any period, the aggregate interest expense (both accrued and paid) of such Person and its Subsidiaries for such period on a Stand Alone Basis, including the portion of any payments or accruals with respect to Capitalized Lease Obligations allocable to interest expense, in each case, determined in accordance with GAAP, plus any net hedging interest payments (or minus any net interest hedging amounts received in cash), excluding any mark to market gain or loss from the underlying hedge instrument. For purposes of calculating Interest Expense, for any period, if at any time during such period (and after the Restatement Effective Date) such Person or any of its Subsidiaries shall have assumed or acquired any Person obligated to pay any Debt, Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such acquisition of Debt occurred on the first day of such period.

“Interest Payment Date” means, (a) in the case of Base Rate Loans, the last day of each March, June, September and December and the Maturity Date, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Advance of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date, (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Advance of which such Loan is a part and, in the case of a Term Benchmark Advance with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date and (d) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid and the Maturity Date.
“Interest Period” means with respect to any Term Benchmark Advance, the period commencing on the date of such Advance and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Request for Borrowing or Request for Conversion/Continuation. For purposes hereof, the date of an Advance initially shall be the date on which such Advance is made and thereafter shall be the effective date of the most recent conversion or continuation of such Advance; provided, however, that no Interest Period may extend beyond the Maturity Date.
“Investment” means, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of, or beneficial interest in, stock, instruments, bonds, debentures or other securities of any other Person, or any direct or indirect loan, advance, or capital contribution by such Person to any other Person, including all indebtedness and accounts receivable due from that other Person that did not arise from sales or the rendition of services to that other Person in the ordinary and usual course of such Person’s business, and deposit accounts (including certificates of deposit).
“IPO Event” means an underwritten public offering by Ares Parent pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.
“Issuing Lender” means, with respect to the Existing Letters of Credit or any Letter of Credit, JPMCB, Bank of America, N.A., Wells Fargo Bank, National Association, or any other Lender that, at the request of Borrower and with the consent of Agent, agrees, in such Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2.10. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Japanese Yen” means the lawful currency of Japan.
“Joint Lead Arrangers” means JPMCB, BofA Securities, Inc. and Wells Fargo Securities, LLC.

“JPMCB” has the meaning set forth in the preamble to this Agreement.
“L/C Disbursement” means a payment made by any Issuing Lender to a beneficiary of a Letter of Credit pursuant to such Letter of Credit.
“Lender” and “Lenders” have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 9.1.
“Lender Group” means, individually and collectively, each of the Lenders (including each of the Issuing Lenders and Swingline Lenders) and Agent.
“Lender Group Expenses” means all (a) reasonable costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower or any other Loan Party under any of the Loan Documents that are paid, advanced, or incurred by Agent, (b) reasonable fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with Borrower or any other Loan Party, including, fees or charges for photocopying, notarization, couriers and messengers, (c) costs and expenses incurred by Agent in the disbursement of funds to Borrower or other members of the Lender Group (by wire transfer or otherwise), (d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Agent or any Lender to correct any default or enforce any provision of the Loan Documents, (f) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Agent or any Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group’s relationship with any Loan Party, (g) Agent’s reasonable costs and expenses (including attorneys’ fees of one counsel) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, and (h) Agent’s and each Lender’s costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Borrower or any other Loan Party or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any remedial action.
“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates and their respective officers, directors, employees, attorneys, and agents.
“Letter of Credit” has the meaning set forth in Section 2.10(a).
“Letter of Credit Agreement” has the meaning set forth in Section 2.10(a).
“Letter of Credit Collateral Account” has the meaning set forth in Section 2.10(g).
“Letter of Credit Commitment” means (i) with respect to JPMCB, $30,000,000 (or such greater amount as may be agreed between Borrower and JPMCB), (ii) with respect to Bank of America, N.A., $30,000,000 (or such greater amount as may be agreed between Borrower and Bank of America, N.A.), (iii) with respect to Wells Fargo Bank, National Association, $30,000,000 (or such greater amount as may be agreed between Borrower and Wells Fargo Bank, National Association), and (iv) with respect to any other Issuing Lender, such amount as may be agreed between Borrower and such Issuing Lender; provided that the aggregate Letter of Credit Commitment for all such Issuing Lenders shall in no event exceed $1,000,000,000.

“Letter of Credit Fee” has the meaning set forth in Section 2.3(g).
“Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate amount of all L/C Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time.
“Lien” means any lien, hypothecation, mortgage, pledge, assignment (including any assignment of rights to receive payments of money) for security, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).
“Loan” means an Advance made by the Lenders (or Agent on behalf thereof) to Borrower pursuant to Section 2.1, and “Loans” means all such Advances.
“Loan Documents” means this Agreement, including schedules and exhibits hereto, and any agreements entered into in connection with the facility made available hereunder by the Borrower or any Loan Party with or in favor of the Agent and/or the Lenders, including any amendments, modifications or supplements thereto or waivers thereof, the Letters of Credit, the Intercompany Subordination Agreement, the Confirmation Agreement, each Fee Letter, any and all other documents, agreements, or instruments that have been or are entered into by Borrower or any Guarantor, on the one hand, and Agent, on the other hand, in connection with the transactions contemplated by this Agreement, and any other documents designated as such by the Borrower and the Agent from time to time.
“Loan Party” means the Borrower, any other entity comprising the Borrower from time to time or any Guarantor, and “Loan Parties” means, collectively, jointly and severally, the Borrower, each other entity comprising the Borrower from time to time and the Guarantors.
“Loan Party Joinder Agreement” shall mean a Loan Party Joinder Agreement executed by a new Loan Party and the Agent in substantially the form of Exhibit A-3 or such other form agreed to by the Borrower and the Agent.
“Local Time” means, with respect to any Loan, Letter of Credit or Swingline Loan denominated in or any payment to be made in any Currency, the local time in the Principal Financial Center for the Currency in which such Loan is denominated or such payment is to be made.
“Management Fee” means, with respect to any Fund, any management, servicing or administrative fee and any other similar (and regularly recurring) compensation paid by such Fund or portfolio company for the management, servicing, administration or similar function performed in connection with such Fund or portfolio company (excluding for the avoidance of doubt, any Incentive Fee), in each case, as would appear as management fees on the financial statements of the Loan Parties and their consolidated Subsidiaries on a Stand Alone Basis.
“Margin Securities” means “margin stock” as that term is defined in Regulation U of the Federal Reserve Board.
“Material Adverse Effect” means, with respect to a specified Person, a material and adverse effect on the business, operations, Assets, or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole.
“Material Operating Group Entity” means any Operating Group Entity existing on the Closing Date or formed or acquired thereafter that owns or controls (a) any investment or asset management services, financial advisory services, money management services, merchant banking activities or similar or related business, including but not limited to a business providing services to mutual funds, private equity or debt funds, hedge funds, funds of funds, corporate or other business entities or individuals or (b) any person that makes investments, including investments in funds of the type specified in clause (a); provided, however, that, for the avoidance of doubt, none of the Ares Holdings Inc., Ares Offshore Holdings, Ltd., Ares Holdco LLC, AOF Holdco LLC, AI Holdco LLC, AI Holdings, L.P., any Fund or any Subsidiary of a Fund shall be a “Material Operating Group Entity” hereunder.
“Maturity Date” means the earlier to occur of (a) May 21, 2031 or (b) such earlier date on which the Loans shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.
“Maximum Revolver Amount” means, as of any date after giving effect to the Restatement Effective Date, $2,500,000,000 as such amount may be reduced pursuant to Section 2.9 or increased pursuant to Section 2.18.
“Moody’s” has the meaning set forth in the definition of “Cash Equivalents” hereto.
“Net Income” means, with respect to any Person for any period, the net income (loss) of such Person for such period on a Stand Alone Basis, determined in accordance with GAAP, but excluding from the determination of Net Income all realized and unrealized gains and losses on Investments incurred by such Person during such period.
“New Acquisition” means any acquisition by a Loan Party or a Subsidiary of a Loan Party of Assets after the Closing Date, to the extent otherwise permitted by this Agreement, provided that, for all purposes of this Agreement, any acquisition by a portfolio company or Fund for which a Loan Party or Subsidiary contributes consideration in connection with such acquisition and such acquisition will directly or indirectly result in increased Management Fees for any Loan Party or Subsidiary shall be deemed to be a New Acquisition.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day; provided, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to zero for the purposes of calculating such rate.
“Obligations” means all loans (including the Advances), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities, contingent reimbursement obligations with respect to outstanding Letters of Credit, obligations (including indemnification obligations), fees (including the Letter of Credit Fee and the fees provided for in any Fee Letter), charges, costs, expenses (including Lender Group Expenses) (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, whether or not allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), lease payments, guaranties, covenants, and duties of any kind and description incurred and outstanding by Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.
“Operating Group Entity” means each Guarantor and any person that is a direct Subsidiary of Ares Parent.
“Originating Lender” has the meaning set forth in Section 9.1(d).
“Other Connection Taxes” means, with respect to any Lender, Issuing Lender or the Administrative Agent, Taxes imposed as a result of a present or former connection between such Lender, Issuing Lender or the Administrative Agent and the jurisdiction imposing such Tax (other than connections arising from such Lender, Issuing Lender or the Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).
“Participant” has the meaning set forth in Section 9.1(d).
“Participating Member State” means any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.
“Payment” has the meaning assigned to such term in Article X.

“Payment Notice” has the meaning assigned to such term in Article X.

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a lender) business judgment.
“Permitted Holders” means Ares Owners Holdings L.P. and current and former partners, senior management and employees of any Loan Party and its Affiliates and their Family Members and their Family Trusts, in each case, as of the Closing Date.
“Permitted Investments” means (a) Investments in cash and Cash Equivalents; (b) Investments in negotiable instruments for collection; (c) advances made in connection with purchases of goods or services in the ordinary course of business; (d) any Investments to the extent that (i) the Distribution by Borrower of the cash, Cash Equivalents or other Assets used to fund such Investment or transfer would not have violated this Agreement, (ii) such Investment or such transfer would not otherwise result in an Event of Default or an Unmatured Event of Default, and (iii) after giving pro-forma effect thereto, the Borrower would be in compliance with Section 6.13; (e) loans and advances to employees, partners or officers of any Loan Party or its Affiliates in the nature of travel advances, advances against salary and other similar advances in an aggregate outstanding amount at any one time not in excess of $150,000,000; (f) other Investments existing on the Closing Date described in the Disclosure Statement with respect to Section 6.3 hereof; (g) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with past practices of any Loan Party or any Subsidiary; (h) Investments of any Loan Party or any Subsidiary under any Hedging Agreement so long as such Hedging Agreements are used solely as a part of its normal business operations as a risk management strategy or hedge against changes resulting from market operations and not as a means to speculate for investment purposes on trends and shifts in financial or commodities markets; (i) existing Investments of Persons acquired to the extent such acquisition is otherwise permitted hereunder and so long as such Investment was not made in contemplation of such acquisition; (j) Investments in the form of Letters of Credit issued by Agent on behalf of Borrower to support the credit obligations of a Fund; (k) Investments comprising general partnership (or similar) interests held by Subsidiaries in Funds; (l) other Investments in an aggregate amount not to exceed $750,000,000 at any time, (m) Investments to the extent made or funded with the proceeds from a substantially contemporaneous sale of equity of Borrower or its direct or indirect parents; (n) Investments received or acquired in connection with a restructuring, reorganization, bankruptcy or workout of an existing Investment; (o) illiquid Investments received or acquired in connection with a liquidation of a Fund; (p) Investments made in order to pay salary of employees and other personnel and other ongoing operating expenses; and (q) contributions of consideration by a Loan Party or Subsidiary in connection with a New Acquisition of the type specified in the proviso in the definition thereof, provided that cash consideration shall not exceed $1,500,000,000 for each such New Acquisition.
“Permitted Liens” means: (a) Liens for taxes, assessments, or governmental charges or claims the payment of which is not, at such time, required by Section 5.4 hereof, (b) any attachment or judgment Lien either in existence less than 30 calendar days after the entry thereof, or with respect to which execution has been stayed, or with respect to which payment in full above any applicable deductible is covered by insurance (so long as no reservation of rights has been made by the insurer in connection with such coverage), and Liens incurred to secure any surety bonds, appeal bonds, supersedeas bonds, or other instruments serving a similar purpose in connection with the appeal of any such judgment, (c) banker’s Liens in the nature of rights of setoff arising in the ordinary course of business of a Loan Party, (d) Liens, if any, granted by the Loan Parties to Agent in order to secure their respective obligations under this Agreement and the other Loan Documents to which they are a party, (e) Liens and deposits in connection with workers’ compensation, unemployment insurance, social security and other legislation affecting any Loan Party and its Subsidiaries, (f) Liens arising by operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers or employees for sums that are not yet delinquent or are being contested in good faith, (g) Liens described in the Disclosure Statement with respect to Section 4.8 hereof, if any, but not the extension of coverage thereof to other property or assets, (h) easements, rights of way, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person’s business, any interest or title of a lessor under any lease entered into by a Loan Party or any Subsidiary in the ordinary course of its business and covering only the assets so leased, (i) leases or subleases, licenses or sublicenses granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries, (j) Liens in connection with the financing of insurance premiums in the ordinary course of business which attach solely to the proceeds thereof or any premium refund, (k) Liens in favor of any escrow agent solely on and in respect of any cash earnest money deposits made by any Loan Party or any Subsidiary in connection with any letter of intent or purchase agreement (to the extent that the acquisition or disposition with respect thereto is otherwise permitted hereunder), provided that (i) the Distribution by Borrower of cash in an amount equal to such cash earnest money deposit would not be prohibited by Section 6.5 and (ii) such acquisition would not otherwise result in an Event of Default or an Unmatured Event of Default, (l) Liens encumbering customary deposits and margin deposits, and similar Liens and margin deposits, and similar Liens attaching to commodity trading accounts and other deposit or brokerage accounts incurred in the ordinary course of business, provided that (i) the Distribution by Borrower of cash in an amount equal to such deposit would not be prohibited by Section 6.5 and (ii) no Event of Default or an Unmatured Event of Default has occurred and is continuing at the time of such incurrence, (m) Liens deemed to exist as a matter of law in connection with permitted repurchase obligations or set-off rights, (n) Liens in favor of collecting banks arising under Section 4-210 of the UCC, (o) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into the ordinary course of business, (p) other Liens granted by any Loan Party or any Subsidiary in the ordinary course of its business with respect to obligations (including Purchase Money Debt) that do not exceed $1,000,000,000 in the aggregate, (q) precautionary Liens and filings of financing statements under the UCC, covering assets sold or contributed to any Person not prohibited hereunder, (r) Liens on Investments of Designated Subsidiaries securing Debt incurred in accordance with Sections 6.1(n) and 6.1(p) for the purpose of financing such Investments to the extent such Lien does not cover assets owned by any Loan Party or other Restricted Subsidiary, and (s) Liens granted by any Loan Party in favor of any other Loan Party, or Liens granted by any other Subsidiary in favor of any Loan Party.
“Permitted Tax Distribution” means in respect of any fiscal year during which any Loan Party or Restricted Subsidiary qualifies as a partnership or disregarded entity for U.S. federal and state income tax purposes, a Distribution to the direct and indirect owners of its Securities with respect to such fiscal year in an aggregate cash amount not to exceed the product of (a) the amount of taxable income allocated by such Loan Party or Restricted Subsidiary to such owners for such fiscal year, as reduced by any available carryforwards of net operating losses, capital losses, and similar items, calculated by assuming that such owner’s only income, gain, deductions, losses and similar items are those allocated to such owner by such Loan Party or Restricted Subsidiary and taking into account such limitations as the limitation on the deductibility of capital, multiplied by (b) the highest effective combined federal, state and local income tax rate applicable during such fiscal year to a natural person residing in the applicable jurisdiction taxable at the highest marginal federal income tax rate and the highest marginal income tax rates (after giving effect to the federal income tax deduction for such state and local income taxes subject to any limitations thereon).
“Person” means and includes natural persons, corporations, partnerships, limited liability companies, joint ventures, associations, companies, business trusts, or other organizations, irrespective of whether they are legal entities.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Principal Financial Center” means, in the case of any Currency, the principal financial center where such Currency is cleared and settled, as determined by the Agent.
“Pro Rata Share” means, as of any date of determination:

(a)with respect to a Lender’s obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender’s Advances by (z) the aggregate outstanding principal amount of all Advances,
(b)with respect to a Lender’s obligation to participate in Letters of Credit or Swingline Loans, to reimburse the respective Issuing Lender or Swingline Lender, as applicable, and to receive payments of fees with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender’s Advances by (z) the aggregate outstanding principal amount of all Advances, and
(c)with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 10.6), (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Revolver Commitment, by (z) the aggregate amount of Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances, by (z) the outstanding principal amount of all Advances; provided, however, that if all of the Advances have been repaid in full and Letters of Credit or Swingline Loans remain outstanding, Pro Rata Share under this clause shall be determined based upon subclause (i) of this clause (c) as if the Revolver Commitments had not been terminated or reduced to zero and based upon the Revolver Commitments as they existed immediately prior to their termination or reduction to zero.
“Purchase Money Debt” means Debt (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof (and secured by a Permitted Lien under clause (p) of the definition thereof).
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if such Benchmark is TIBOR Rate, 11:00 a.m. Japan time two Business Days preceding the date of such setting, (4) if the RFR for such Benchmark is SONIA, then four Business Days prior to such setting, or (5) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, the TIBOR Rate or SONIA, the time determined by the Agent in its reasonable discretion.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, partners, trustees, administrators and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto and (ii) with respect to a Benchmark Replacement in respect of Loans denominated in British Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Japanese Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, and (v) with respect to a Benchmark Replacement in respect of Loans denominated in any Alternative Currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.
“Relevant Rate” means (i) with respect to any Term Benchmark Advance denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Advance denominated in Euros, the Adjusted EURIBOR Rate, (iii) with respect to any Term Benchmark Advance denominated in Japanese Yen, the Adjusted TIBOR Rate, (iv) with respect to any Advance denominated in Sterling, the Adjusted Daily Simple RFR, (v) with respect to any Swingline Loan denominated in Euros, Daily Simple ESTR, (vi) with respect to any Swingline Loan denominated in Dollars, the Alternate Base Rate, (vii) with respect to any Swingline Loan denominated in Sterling, the applicable Adjusted Daily Simple RFR or (viii) with respect to any Swingline Loan denominated in Japanese Yen, Daily Simple TONAR.
“Relevant Screen Rate” means (i) with respect to any Term Benchmark Advance denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Advance denominated in Euros, the EURIBOR Screen Rate or (iii) with respect to any Term Benchmark Advance denominated in Japanese Yen, the TIBOR Screen Rate.
“Replacement Lender” has the meaning set forth in Section 11.2.
“Request for Borrowing” means an irrevocable written notice from the Borrower to Agent of Administrative Entity’s request for an Advance or for the issuance of a Letter of Credit or Swingline Loan, which notice shall be substantially in the form approved by the Agent and the Borrower and separately provided to the Borrower.
“Request for Conversion/Continuation” means an irrevocable written notice from the Borrower to Agent pursuant to the terms of Section 2.7, which shall be substantially in the form approved by the Agent and the Borrower and separately provided to the Borrower.
“Required Lenders” means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (c) of the definition of Pro Rata Share) exceed 50%.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the president, chief executive officer, chief operating officer, chief financial officer, secretary, general counsel, vice president, manager, or controller of a Person, or such other officer of such Person designated by a Responsible Officer in a writing delivered to Agent, in each case, to the extent that any such officer is authorized to bind Borrower or the applicable Guarantor (as applicable).

“Restatement Effective Date” means the date on which the conditions specified in Section 3.1 are satisfied (or waived in accordance with Section 11.2).
“Restricted Subsidiary” means each Subsidiary of a Loan Party other than a Designated Subsidiary. A “Restricted Subsidiary of a Person” (or other provision herein having the same meaning) refers to a Restricted Subsidiary that is also a Subsidiary of such Person. Each Guarantor shall at all times constitute a Restricted Subsidiary.
“Revaluation Date” shall mean (a) with respect to any Loan denominated in any Alternative Currency, each of the following: (i) the date of the borrowing of such Loan and (ii) each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement; (b) with respect to any Letter of Credit or Swingline Loan denominated in an Alternative Currency, each of the following: (i) the date on which such Letter of Credit or Swingline Loan is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit or Swingline Loan that has the effect of increasing the face amount thereof; and (c) any additional date as the Agent may determine at any time when an Event of Default exists.
“Revolver Commitment” means, with respect to each Lender, its commitment to make Advances, and to acquire participations in Letters of Credit and Swingline Loans denominated in Dollars and in Alternative Currencies hereunder, and, with respect to all Lenders, their commitments in respect of the Revolving Credit Facility, in each case in the maximum aggregate amount as set forth beside such Lender’s name under the applicable heading on Schedule C-1, beside such Lender’s name under the applicable heading in the applicable Increase Joinder, or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be (a) reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 9.1, and (b) increased from time to time pursuant to Section 2.18.
“Revolver Post-Increase Lenders” has the meaning set forth in Section 2.18(d).
“Revolver Pre-Increase Lenders” has the meaning set forth in Section 2.18(d).
“Revolving Credit Facility” means the revolving credit facility described in Section 2.1(a).
“Revolving Credit Facility Usage” means, at the time any determination thereof is to be made, the aggregate Dollar amount of the outstanding Advances at such time.
“RFR” means, for any RFR Loan denominated in Sterling, SONIA.
“RFR Administrator” means the SONIA Administrator.
“RFR Advance” means, as to any Advance, the RFR Loans comprising such Advance.
“RFR Business Day” means, for any Loan denominated in Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.
“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.
“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.
“Risk Participation Liability” means, as to each Letter of Credit and Swingline Loan, all reimbursement obligations of Borrower to the respective Issuing Lender or Swingline Lender with respect to such Letter of Credit or Swingline Loan, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by such Issuing Lender with respect thereto to the extent not reimbursed by Borrower, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.
“S&P” has the meaning set forth in the definition of “Cash Equivalents” hereto.
“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions (as of the Amendment No. 14 Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea, the non-government controlled Zaporizhzhia and Kherson regions of Ukraine, Afghanistan and Syria).
“Sanctions” means all economic or financial sanctions, or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, or His Majesty’s Treasury of the United Kingdom.
“Sanctioned Person” means, at any time, any Person subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, or His Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, or (c) any Person controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“SEC” means the Securities and Exchange Commission of the United States or any successor thereto.
“Securities” means the capital stock, membership interests, partnership interests (whether limited or general) or other securities or equity interests of any kind of a Person, all warrants, options, convertible securities, and other interests which may be exercised in respect of, converted into or otherwise relate to such Person’s capital stock, membership interests, partnership interests (whether limited or general) or other equity interests and any other securities, including debt securities of such Person.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Significant Restricted Subsidiary” means, at any time of determination, any (a) Loan Party or (b) any other Restricted Subsidiary that, together with its Subsidiaries, has aggregate Management Fees greater than 10% of the aggregate Management Fees of the Loan Parties and the Restricted Subsidiaries, taken as a whole, at such time.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Stand Alone Basis” means, for any Person, with respect to any financial calculation or information that is specified herein to be calculated or reported on a “Stand Alone Basis”, such calculation or information for such Person and its Subsidiaries on a stand-alone basis which deconstructs funds required to be consolidated under GAAP and, when used in respect of the Borrower (but not Ares Parent), that such calculation or information is to be determined on a combined basis with respect to each Loan Party and its Subsidiaries.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency, or supplemental reserves) established by the Federal Reserve Board to which the Agent is subject with respect to the Adjusted EURIBOR Rate or the Adjusted TIBOR Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board). Such reserve percentages shall include those imposed pursuant to such Regulation D of the Federal Reserve Board. Term Benchmark Loans denominated in Euros or Japanese Yen shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Federal Reserve Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” means, with respect to any Person (a) any corporation in which such Person, directly or indirectly through its Subsidiaries, owns more than 50% of the stock of any class or classes having by the terms thereof the ordinary voting power to elect a majority of the directors of such corporation, and (b) any partnership, association, joint venture, limited liability company, or other entity in which such Person, directly or indirectly through its Subsidiaries, has more than a 50% equity interest at the time; provided, however, that for the purposes of this Agreement, (x) no Fund or Subsidiary of a Fund shall be deemed to be a Subsidiary of a Loan Party and (y) none of Ares Management Capital Markets LLC, Ares Wealth Management Solutions LLC, or any of their respective Subsidiaries shall be deemed to be a Subsidiary of a Loan Party.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Pro Rata Share of the total Swingline Exposure incurred under the Revolver Commitments.

“Swingline Lender” means each of JPMCB, Bank of America, N.A. and Wells Fargo Bank, National Association, in its capacity as lender of Swingline Loans hereunder, and its successors, and any other Lender that agrees to become a “Swingline Lender” (subject to the consent and approval of the Agent and the Borrower), in each case, in such capacity as provided in Section 2.25(d).
“Swingline Loan” means a Loan made pursuant to Section 2.25.
        “T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.
“TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
“Term Benchmark” when used in reference to any Loan or Advance, refers to whether such Loan, or the Loans comprising such Advance, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Adjusted TIBOR Rate.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Advance denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Advance denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.
“TIBOR Rate” means, with respect to any Term Benchmark Advance denominated in Japanese Yen and for any Interest Period, the TIBOR Screen Rate two Business Days prior to the commencement of such Interest Period.
“TIBOR Screen Rate” means the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Agent from time to time in its reasonable discretion) as published at approximately 1:00 p.m. Japan time on the applicable date of determination.
“Total Commitment” means, with respect to each Lender, its Revolver Commitment and, with respect to all Lenders, the sum of their Revolver Commitments, in each case in the maximum aggregate amounts as are set forth beside such Lender’s name under the applicable heading on Schedule C-1 attached hereto, beside such Lender’s name under the applicable heading in the applicable Increase Joinder, or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as such amounts may be (1) reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 9.1, and (2) increased from time to time pursuant to Section 2.18.
“Type”, when used in reference to any Loan or Advance, refers to whether the rate of interest on such Loan, or on the Loans comprising such Advance, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the Adjusted Daily Simple RFR or the Alternate Base Rate.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“UCC” means the New York Uniform Commercial Code as in effect from time to time.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” means the United States of America.
“Unmatured Event of Default” means an event, act, or occurrence which, with the giving of notice or the passage of time, would become an Event of Default.
“Unrestricted Subsidiary” means, unless otherwise designated by the Administrative Entity, (a) any Subsidiary of an Unrestricted Subsidiary, and (b) any other Subsidiary of a Loan Party designated by the Administrative Entity as an Unrestricted Subsidiary pursuant to Section 5.10.
“USA Patriot Act” has the meaning set forth in Section 11.13.
“Withholding Agent” means the Borrower and the Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” References in this Agreement to a “determination” or “designation” include estimates by Agent (in the case of quantitative determinations or designations), and beliefs by Agent (in the case of qualitative determinations or designations). The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit, and schedule references are to this Agreement unless otherwise specified. Any reference herein to this Agreement or any of the Loan Documents includes any and all alterations, amendments, restatements, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Any reference herein to any Person shall be construed to include such Person’s successors and assigns including, without limitation, as a result of a restructuring or conversion not prohibited by this Agreement. Any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations, any reference herein or in any other Loan Document to the Obligations being “paid in full” or “repaid in full”, and any reference herein or in any other Loan Document to the action by any Person to repay the Obligations in full, shall mean the repayment in full in cash in Dollars or applicable Alternative Currency (or cash collateralization or receipt of a backup letter of credit in accordance with the terms hereof) of all Obligations other than contingent indemnification Obligations. References in this Agreement to “ordinary course of business” or similar term shall also include any activities conducted in the ordinary course of business by asset managers and managers of mutual funds, private equity or debt funds, hedge funds, or funds of funds, as well as any activities conducted in the ordinary course of business by any Operating Group Entity, any other Loan Party or any Subsidiary thereof existing on the Closing Date or formed or acquired thereafter, in each case, consistent with customary investment or asset management services, financial advisory services, money management services, and merchant banking activities or any similar or related business.

1.3Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Restatement Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. The Borrower covenants and agrees with the Lenders that whether or not the Borrower may, after the Amendment No. 7 Effective Date, adopt the Accounting Standards Update No. 2016-02, Leases (Topic 842) (or successor standard solely as it relates to the accounting of lease assets and liabilities) (“ASU 2016-02”) with respect to the definition of Capitalized Lease Obligations, all determinations of compliance with the terms and conditions of this Agreement shall be made on the basis that the Borrower has not adopted ASU 2016-02.

1.4Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

1.5Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Article II

AMOUNT AND TERMS OF LOANS
2.1Credit Facilities.

(a)Revolver Credit Facility.
(i)Subject to the terms and conditions of this Agreement, and during the term of this Agreement:
(A)each Lender agrees (severally, not jointly or jointly and severally) to make revolving loans (“Advances”) to Borrower in Dollars or any Alternative Currency in an aggregate amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of the Maximum Revolver Amount less such Lender’s Pro Rata Share of the aggregate Letter of Credit Usage and Swingline Exposure at such time; provided that at no time shall the sum of such Lender’s aggregate Advances, such Lender’s Pro Rata Share of the aggregate Letter of Credit Usage and such Lender’s Pro Rata Share of the aggregate Swingline Exposure exceed such Lender’s Revolver Commitment, and
(B)amounts borrowed pursuant to this Section 2.1 may be repaid at any time during the term of this Agreement and, subject to the terms and conditions of this Agreement, reborrowed prior to the Maturity Date. The outstanding principal amount of the Advances, together with interest accrued thereon, shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.
(ii)No Lender shall have an obligation to make any Advance under the Revolving Credit Facility on or after the Maturity Date.
(b)Conversion and Assumption of Existing Obligations. Subject to satisfaction of the conditions precedent specified in Article III and effective as of the Restatement Effective Date:

(i)Ares, AIH, and each Lender holding any outstanding Obligations (as defined in the Existing Credit Agreement) hereby agree that the Revolver Commitments (as defined in the Existing Credit Agreement) of each such Lender will be converted into Revolver Commitments in the amount set forth opposite the name of such Lender listed in Schedule C-1 attached hereto;
(ii)the outstanding Advances (as defined in the Existing Credit Agreement) of the Lenders shall be automatically converted to Advances from the Lenders, in an aggregate amount equal to the principal amount of Advances so converted. The remaining outstanding Advances shall be made from the Lenders pro rata according to the amount of their respective Revolver Commitments; provided that, the Lenders shall make and receive payments among themselves, as set forth in a written notice prepared by the Agent, so that, after giving effect thereto, Advances are held ratably by the Lenders in accordance with their respective Revolver Commitments; and
(iii)each of the Existing Letters of Credit shall automatically, and without any action on the part of any Person, become Letters of Credit hereunder.
2.2Rate Designation. Borrower shall designate each Loan as a Base Rate Loan, Term Benchmark Loan or RFR Loan in the Request for Borrowing or Request for Conversion/Continuation given to Agent in accordance with Section 2.6 or Section 2.7, as applicable. Each Base Rate Loan shall be denominated in Dollars. Each Base Rate Loan shall be in a minimum principal amount of $500,000 and, thereafter, in integral multiples of $100,000, unless such Advance is being made to pay any interest, fees, or expenses then due hereunder, in which case such Advance may be in the amount of such interest, fees, or expenses, and each Term Benchmark Loan or RFR Loan shall be in a minimum principal amount of $500,000 and, thereafter, in integral multiples of $100,000.

2.3Interest Rates; Payment of Principal and Interest.
(a)Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or under Section 2.13, 2.14 or 2.23, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Agent at the Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to an Issuing Lender as expressly provided herein and payments pursuant to Sections 2.13, 2.14, 2.23 and 8.2, which shall be made directly to the Persons entitled thereto. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
(b)All amounts owing under this Agreement (excluding payments of principal of, and interest on, any Advance or payments relating to any Letters of Credit denominated in any Alternative Currency, which are payable in such Alternative Currency) or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars. Notwithstanding the foregoing, if Borrower shall fail to pay any principal of any Advance when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise) or shall fail to pay any reimbursement obligation in respect of any Letter of Credit or Swingline Loan when due, the unpaid portion of such Advance or reimbursement obligation shall, if such Advance or reimbursement obligation is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date in respect of any such Advance is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal or reimbursement obligation shall be payable on demand; and if Borrower shall fail to pay any interest on any Advance or on any reimbursement obligation in respect of any Letter of Credit or Swingline Loan, or any other amount (other than any principal or reimbursement obligation), that is not denominated in Dollars, such interest or other amount shall automatically be redenominated in Dollars on the due date therefor (or, if such due date in respect of any such Advance is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest or other amount shall be payable on demand.
(c)Unless the Agent shall have received notice from Borrower prior to the date on which any payment is due to the Agent for account of the Lenders or the respective Issuing Lender hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Lender, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or such Issuing Lender, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender with interest thereon at the Defaulting Lender Rate, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent.
(d)Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and applied thereto and payments of fees and expenses (other than fees or expenses that are for Agent’s separate account, after giving effect to any agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders in accordance with their respective Pro Rata Shares.
(i)Subject to Section 2.3(d)(iii) below, all payments shall be remitted to Agent and all such payments shall be applied as follows:
(A)first, to pay any fees and Lender Group Expenses then due to Agent under the Loan Documents, until paid in full,
(B)second, to pay any fees and Lender Group Expenses then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,
(C)third, ratably to pay interest due in respect of the Loans until paid in full,
(D)fourth, so long as no Application Event has occurred and is continuing, to pay the principal of all Advances until paid in full,
(E)fifth, if an Application Event has occurred and is continuing, ratably (i) to pay the principal of all Advances until paid in full, and (ii) to Agent, to be held by Agent, for the ratable benefit of the respective Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 102% of the Letter of Credit Usage until paid in full,
(F)sixth, if an Application Event has occurred and is continuing, to pay any other Obligations until paid in full, and
(G)seventh, to Borrower (to be wired to the Ares Holdings Designated Account) or such other Person entitled thereto under applicable law.
(ii)Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive.
(iii)In each instance, so long as no Application Event has occurred and is continuing, Section 2.3(d)(i) shall not apply to any payment made by Borrower to Agent and specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.
(iv)For purposes of the foregoing, “paid in full” means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding, other than any contingent and unasserted indemnification or similar Obligations.
(v)In the event of a direct conflict between the priority provisions of this Section 2.3 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3 shall control and govern.
(e)Subject to Section 2.4, each Base Rate Loan shall bear interest upon the unpaid principal balance thereof, from and including the date advanced or converted, to but excluding the date of conversion or repayment thereof, at a fluctuating rate, per annum, equal to the Alternate Base Rate plus the Applicable Margin. Any change in the interest rate resulting from a change in the Base Rate will become effective on the day on which each change in the Base Rate is announced by Agent. Interest due with respect to Base Rate Loans shall be due and payable, in arrears, commencing on the first Interest Payment Date following the Restatement Effective Date, and continuing on each Interest Payment Date thereafter up to and including the Interest Payment Date immediately preceding the Maturity Date, and on the Maturity Date.
(f)Subject to Section 2.4, the Loans comprising (i) each Term Benchmark Advance shall bear interest at the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, or the Adjusted TIBOR Rate, as applicable, for the Interest Period in effect for such Advance plus the Applicable Margin, (ii) each RFR Advance shall bear interest at the Adjusted Daily Simple RFR plus Applicable Margin and (iii) each Swingline Loan shall bear interest at the applicable Relevant Rate plus the Applicable Margin.
(g)Borrower shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.10(f)) which shall accrue at a rate equal to the Applicable Margin times the Daily Balance of the undrawn amount of all outstanding Letters of Credit (the “Letter of Credit Fee”). The Letter of Credit Fee shall be due and payable quarterly in arrears fifteen days after the end of each quarter.
(h)Interest computed by reference to the Term SOFR Rate, Daily Simple ESTR or the EURIBOR Rate shall be computed on the basis of a year of 360 days. Interest computed by reference to the Daily Simple RFR with respect to Sterling, the TIBOR Rate, Daily Simple TONAR or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, EURIBOR Rate, Adjusted TIBOR Rate, TIBOR Rate, Daily Simple TONAR, Adjusted Daily Simple RFR or Daily Simple RFR shall be determined by the Agent, and such determination shall be conclusive absent manifest error.
(i)Unless prepaid in accordance with the terms hereof, the outstanding principal balance of all Advances, together with accrued and unpaid interest thereon, shall be due and payable, in full, on the Maturity Date.
(j)Any Lender by written notice to Borrower (with a copy to Agent) may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note, substantially in the form of Exhibit A-2, payable to such Lender (or, if requested by such Lender, to its registered assigns). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.1) be represented by one or more promissory notes in such form payable to the payee named therein (or to its registered assigns). For the avoidance of doubt, assignments of any Loans by Lenders (irrespective of whether promissory notes are issued hereunder) shall be in accordance with the provisions of Section 9 of this Agreement. In no event shall the delivery of a promissory note pursuant to this Section 2.3(i) constitute a condition precedent to any extension of credit hereunder.
2.4Default Rate. (i) If any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (A) in the case of overdue principal of any Loan, the rate otherwise applicable to such Loan as provided above plus 2.0 percentage points or (B) in the case of any other amount, 2.0 percentage points plus the rate applicable to Base Rate Loans as provided above and (ii) upon the occurrence and during the continuance of an Event of Default, (A) all Loans then outstanding shall bear interest at a rate equal to the rate otherwise applicable to such Loan plus 2.0 percentage points, and (B) the Letter of Credit Fee shall be increased to 2.0 percentage points above the per annum rate otherwise applicable thereunder. All amounts payable under this Section 2.4 shall be due and payable on demand by Agent.

2.5Computation of Interest and Fees Maximum Interest Rate; Letter of Credit Fee. All computations of interest with respect to the Loans and computations of the fees (including the Letter of Credit Fee) due hereunder for any period shall be calculated on the basis of a year of 360 days for the actual number of days elapsed in such period (except in the case of Loans denominated in British Pounds Sterling or Base Rate Loans, which shall be 365/366 days). Interest shall accrue from the first day of the making of a Loan (or the date on which interest or fees or other payments are due hereunder, if applicable) to (but not including) the date of repayment of such Loan (or the date of the payment of interest or fees or other payments, if applicable) in accordance with the provisions hereof.

2.6Request for Borrowing.
(a)Each Loan shall be made on a Business Day.
(b)Each Loan, Letter of Credit or Swingline Loan that is proposed to be made after the Restatement Effective Date shall be made upon written notice, by way of a Request for Borrowing, which Request for Borrowing shall be irrevocable and shall be given by facsimile, mail, electronic mail (in a format bearing a copy of the signature(s) required thereon), or personal service, and delivered to Agent and Issuing Lender as provided in Section 11.3.
(i)for a Base Rate Loan, Borrower shall give Agent notice at least one (1) Business Day prior to the date that is the requested Funding Date, and such notice shall specify that a Base Rate Loan is requested and state the amount thereof (subject to the provisions of this Article II).
(ii)(A) for a Term Benchmark Advance denominated in Dollars, Borrower shall give Agent notice at least three (3)  Business Days before the date the Term Benchmark Advance is to be made, and such notice shall specify that a Term Benchmark Advance is requested and state the amount and Interest Period thereof (subject to the provisions of this Article II), (B) in the case of a Term Benchmark Advance denominated in Euros or Japanese Yen, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Advance and (C) in the case of an RFR Advance denominated in Sterling, not later than 11:00 a.m., New York City time, three RFR Business Days before the date of the proposed Advance; provided, however, that no Advance shall be available as a Term Benchmark Loan when any Unmatured Event of Default or Event of Default has occurred and is continuing. At any time that an Event of

Default has occurred and is continuing, Agent may convert, and shall convert if so requested by the Required Lenders, the interest rate on all outstanding Term Benchmark Loans to the rate then applicable to Base Rate Loans hereunder. If Borrower fails to designate a Loan denominated in Dollars as a Term Benchmark Loan in accordance herewith, the Loan will be a Base Rate Loan. In connection with each Term Benchmark Loan, Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (A) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any Request for Borrowing or Request for Conversion/Continuation delivered pursuant hereto (such losses, costs, and expenses, collectively, “Funding Losses”). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (I) the amount of interest that would have accrued on the principal amount of such Term Benchmark Loan had such event not occurred, at the interest rate for such Currency that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (II) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.9 and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.24 or (iv) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) or Swingline Loan (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower shall compensate each Lender for the Funding Losses attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.6(ii) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(c)If the notice provided for in clause (b) of this Section 2.6 (i) with respect to a Base Rate Loan or Term Benchmark Loan denominated in Dollars is received by Agent not later than 1:00 p.m. New York City time or (ii) with respect to a Loan denominated in an Alternative Currency is received by Agent not later than 10:00 a.m. London time, on a Business Day, such day shall be treated as the first Business Day of the required notice period. In any other event, such notice will be treated as having been received immediately before 1:00 p.m. New York City time (or 10:00 a.m. London time) of the next Business Day, and such day shall be treated as the first Business Day of the required notice period.
(d)Each Request for Borrowing shall specify, among other information, (i) whether the applicable Loan, Letter of Credit or Swingline Loan will be used for the Loan Parties’ general working capital purposes or to fund an Investment in a Fund (and if the latter, the identity of the Fund(s) that the proceeds of such Loan will be used by Borrower to invest in and the amount of each such Investment, if applicable), (ii) after giving effect to such Loan, Letter of Credit or Swingline Loan, the outstanding amount of Loans and Letters of Credit that have been used to finance an Investment in each Fund (by such Fund), and the outstanding amount of all Loans and Letters of Credit that have been used for the Loan Parties’ general working capital purposes, (iii) with respect to any Fund as to which the proceeds of Loans are to be used to fund investments, the fair market value of the investments of the Loan Parties in such Fund, (iv) with respect to any Margin Securities held by any Loan Party, a description of such Margin

Securities as well as the fair market value thereof as of the date of such Request for Borrowing and (v) the amount of the proceeds of such Loan that will be made available to Ares Holdings or another entity comprising Borrower.
(e)Promptly after receipt of a Request for Borrowing pursuant to Section 2.6(b), Agent shall notify the Lenders not later than 2:00 p.m. Local Time, on the Business Day immediately preceding the Funding Date applicable thereto (in the case of a Base Rate Loan), or the third Business Day preceding the Funding Date (in the case of any other Loan), by telecopy, electronic mail (in a format bearing a copy of the signature(s) required thereon), telephone, or other similar form of transmission, of the requested Loan. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Loan available to Agent in immediately available funds, to Agent’s Account, not later than 1:00 p.m. Local Time on the Funding Date applicable thereto. After Agent’s receipt of the proceeds of such Loans, Agent shall make the proceeds thereof available to Borrower on the applicable Funding Date by transferring to the Ares Holdings Designated Account immediately available funds equal to the proceeds that are requested by Borrower to be sent to Ares Holdings or another entity comprising Borrower in the applicable Request for Borrowing; provided, however, that Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Loan if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Loan unless such condition has been waived, or (2) the requested Loan would exceed the Availability on such Funding Date.
(f)Unless Agent receives notice from a Lender on or prior to the Restatement Effective Date or, with respect to any Loan after the Restatement Effective Date, prior to 10:00 a.m. (New York City time) on the date of such Loan, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender’s Pro Rata Share of the Loan, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender’s Loan on the date of such Loan for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Loan, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Loan, without in any way prejudicing the rights and remedies of Borrower against the Defaulting Lender. The failure of any Lender to make any Loan on any Funding Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Funding Date.
(g)If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.10(d), 2.6(f) or 8.2, then the Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Agent for the account of such Lender for the benefit of the Agent or the respective Issuing Lender to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Agent in its discretion.
(h)All Advances shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Revolver Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder. Each Lender at its option may make any Advance by causing any Applicable Lending Office of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
2.7Conversion or Continuation.

(a)Subject to the provisions of clause (d) of this Section 2.7 and the provisions of Section 2.14, Borrower shall have the option to (i) convert all or any portion of the outstanding Base Rate Loans equal to $500,000, and integral multiples of $100,000 in excess of such amount, to a Term Benchmark Loan, (ii) convert all or any portion of the outstanding Term Benchmark Loans denominated in Dollars equal to $500,000 and integral multiples of $100,000 in excess of such amount, to a Base Rate Loan, and (iii) upon the expiration of any Interest Period applicable to any of its Term Benchmark Loans, continue all or any portion of such Term Benchmark Loan equal to $500,000, and integral multiples of $100,000 in excess of such amount, as a Term Benchmark Loan denominated in the same Currency, and the succeeding Interest Period of such continued Loan shall commence on the expiration date of the Interest Period previously applicable thereto; provided, however, that a Term Benchmark Loan only may be converted or continued, as the case may be, on the expiration date of the Interest Period applicable thereto; provided further, however, that no outstanding Loan may be continued as, or be converted into, a Term Benchmark Loan when any Unmatured Event of Default or Event of Default has occurred and is continuing; provided further, however, that if, before the expiration of an Interest Period of a Term Benchmark Loan, Borrower fails timely to deliver the appropriate Request for Conversion/Continuation, such Term Benchmark Loan, in the case of a Term Benchmark Loan denominated in Dollars, automatically shall be converted to a Base Rate Loan and, in the case of a Term Benchmark Loan denominated in an Alternative Currency, automatically shall be continued as a Term Benchmark Loan having an Interest Period of one month.
(b)Borrower shall by facsimile, mail, electronic mail (in a format bearing a copy of the signature(s) required thereon), personal service or by telephone (which shall be confirmed by one of the other means of delivery) deliver a Request for Conversion/Continuation to Agent (i) no later than 1:00 p.m., Local Time, one (1) Business Day prior to the proposed conversion date (in the case of a conversion to a Base Rate Loan), and (ii) no later than 1:00 p.m. Local Time, three (3) Business Days before (in the case of a conversion to, or a continuation of, a Term Benchmark Loan). A Request for Conversion/Continuation shall specify (x) the proposed conversion or continuation date (which shall be a Business Day or a Business Day, as applicable), (y) the amount and type of the Loan to be converted or continued, and (z) the nature of the proposed conversion or continuation.
(c)Any Request for Conversion/Continuation (or telephonic notice in lieu thereof) shall be irrevocable and Borrower shall be obligated to convert or continue in accordance therewith.
(d)No Loan (or portion thereof) may be converted into, or continued as, a Term Benchmark Loan with an Interest Period that ends after the Maturity Date.
2.8Mandatory Repayment.

(a)The Revolver Commitments, including any commitment to issue any Letter of Credit or Swingline Loan, shall terminate on the Maturity Date and all Loans, all interest that has accrued and remains unpaid thereon, all contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit, all unpaid fees, costs, or expenses that are payable hereunder or under any other Loan Document, and all other Obligations immediately shall be due and payable in full, without notice or demand (including either (i) providing cash collateral to be held by Agent in an amount equal to 102% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Agent), on the Maturity Date.
(b)(i)    On each Revaluation Date, the Agent shall determine the aggregate Revolving Credit Facility Usage, Letter of Credit Usage and Swingline Exposure. For the purpose of this determination, the outstanding principal amount of any Loan or the undrawn amount of any outstanding Letter of Credit that is denominated in any Alternative Currency shall be deemed to be the Dollar Equivalent of the amount in the Alternative Currency of such Loan or Letter of Credit, determined as of such Revaluation Date. Upon making such determination, the Agent shall promptly notify the Lenders and the Borrower thereof.
(i)In the event that, as of the date of such determination, the sum of the then outstanding Revolving Credit Facility Usage, the Letter of Credit Usage and the Swingline Exposure exceeds 105% of the then extant amount of the Maximum Revolver Amount, then, and in each such event, promptly upon obtaining notice of such excess (and in any event within fifteen (15) Business Days of obtaining such notice) Borrower shall repay such amount or cash collateralize Letters of Credit as shall be necessary so that the outstanding Revolving Credit Facility Usage, the Letter of Credit Usage and the Swingline Exposure does not exceed the then extant amount of the Maximum Revolver Amount.
(c)The Borrower shall pay to the Agent for the account of the applicable Swingline Lender the then unpaid principal amount of each Swingline Loan of such borrowing made by such Swingline Lender, on the earlier of (A) the Maturity Date and (B)(1) in the case of any Swingline Loan denominated in Sterling, the fourth Business Day after such Swingline Loan is made or (2) for any other Swingline Loan, the fifth Business Day after such Swingline Loan is made; provided that on each date that an Advance (other than Swingline Loans) is made, the Borrower shall repay all Swingline Loans of the same Currency then outstanding.
(d)All prepayments of the Loans made pursuant to this Section 2.8 shall (i) prior to the Maturity Date, so long as no Application Event shall have occurred and be continuing, be applied ratably to the outstanding principal amount of the Advances until paid in full, (ii) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.3(d)(i), and (iii) so long as an Event of Default has not occurred and is not continuing, to the extent that such prepayments are to be applied to the Advances pursuant to Section 2.8(d)(i) above, be applied, first, ratably to Advances that are Base Rate Loans, until paid in full, second, ratably to Advances that are Term Benchmark Loans, until paid in full, and third, ratably to Advances that are RFR Loans, until paid in full.
2.9Voluntary Prepayments; Termination and Reduction in Commitments.

(a)Borrower shall have the right, at any time and from time to time, to prepay the Loans without penalty or premium. Borrower shall give Agent written notice not less than 1 Business Day prior to any such prepayment with respect to Base Rate Loans and not less than 3 Business Days prior written notice of any such prepayment with respect to Term Benchmark Loans or RFR Loans. In each case, such notice shall specify the date on which such prepayment is to be made (which shall be a Business Day), and the amount of such prepayment. Each such prepayment shall be in an aggregate minimum amount of $1,000,000 and shall include interest accrued on the amount prepaid to, but not including, the date of payment in accordance with the terms hereof (or, in each case, such lesser amount constituting the amount of all Loans then outstanding). Any voluntary prepayments of principal by Borrower of a Term Benchmark Loan or RFR Loan prior to the end of the applicable Interest Period shall be subject to Section 2.6(b)(ii).
(b)Borrower has the option, at any time upon 3 Business Days prior written notice to Agent, to terminate this Agreement and terminate the Revolver Commitments hereunder without penalty or premium by paying to Agent, in cash, the Obligations (including contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit, but excluding contingent indemnification obligations in respect of claims that are unasserted and unanticipated) in full (including either (i) providing immediately available funds to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 102% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to each respective Issuing Lender); provided that the Revolver Commitments shall not be terminated if after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.9(a), the aggregate amount of the Revolving Credit Facility Usage, Letter of Credit Usage and the Swingline Exposure would exceed the aggregate amount of the Revolver Commitments. Promptly following receipt of any notice, Agent shall advise the Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this Section 2.9(b) shall be irrevocable; provided that a notice of termination of the Revolver Commitments delivered by Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrower (by notice to Agent on or prior to the specified effective date) if such condition is not satisfied. If Borrower has sent a notice of termination pursuant to the provisions of this Section, then (subject to the proviso in the preceding sentence) the Revolver Commitments shall terminate and Borrower shall be obligated to repay the Obligations (including contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit, but excluding contingent indemnification obligations in respect of claims that are unasserted and unanticipated) in full on the date set forth as the date of termination of this Agreement in such notice (including either (I) providing immediately available funds to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 102% of the Letter of Credit Usage, or (II) causing the original Letters of Credit to be returned to each respective Issuing Lender). Any termination of the Revolver Commitments shall be permanent.
(c)Borrower has the option, at any time upon 3 Business Days prior written notice to Agent, to reduce the Revolver Commitments without penalty or premium to an amount not less than the sum of (A) the Revolving Credit Facility Usage as of such date, plus (B) the principal amount of all Advances not yet made as to which a request has been given by Borrower under Section 2.6(b), plus (C) the amount of all Letters of Credit not yet issued as to which a request has been given by Borrower pursuant to Section 2.10(a) plus (D) the Letter of Credit Usage plus (E) the aggregate outstanding Swingline Exposure. Each such reduction shall be in an amount which is not less than $500,000 (unless the Revolver Commitments are being reduced to zero and the amount of the Revolver Commitments in effect immediately prior to such reduction are less than $500,000). Each notice delivered by Borrower pursuant to this Section 2.9(c) shall be irrevocable. Subject to Section 2.18, once reduced, the Revolver Commitments may not be increased. Each such reduction of the Revolver Commitments shall reduce the Revolver Commitments of each Lender proportionately in accordance with its Pro Rata Share thereof.
2.10Letters of Credit.

(a)Subject to the terms and conditions of this Agreement (including without limitation the provisions of Article III and this Section 2.10(a)), the Total Commitments may be utilized in addition to the Loans provided for in Section 2.1, upon the request of Borrower made in accordance herewith not later than seven (7) days before the Maturity Date, by the issuance by an Issuing Lender selected by Borrower of letters of credit denominated in Dollars or in an Alternative Currency for the account of any Loan Party or their designee (each, including the Existing Letters of Credit, a “Letter of Credit”), such Issuing Lender shall amend, renew or extend any Letter of Credit, provided the Loan Parties shall remain primarily liable to the Lenders hereunder for payment and reimbursement of all amounts payable in respect of such Letter of Credit hereunder. Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by the Borrower and delivered to the respective Issuing Lender and Agent via hand delivery, facsimile, or other electronic method of transmission three (3) Business Days in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance satisfactory to the respective Issuing Lender in its sole and absolute discretion and shall specify (i) the Issuing Lender, (ii) the amount of such Letter of Credit, (iii) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (iv) the expiration of such Letter of Credit, (v) the name and address of the beneficiary thereof, (vi) whether such Letter of Credit is to be denominated in Dollars or an Alternative Currency (and if to be denominated in an Alternative Currency, the Alternative Currency in which such Letter of Credit is to be denominated) and (vii) such other information (including, in the case of an amendment, renewal, or extension, identification of the outstanding Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. It is hereby acknowledged that an Issuing Lender shall have no obligation to issue a Letter of Credit if (A) after giving effect to the issuance of such requested Letter of Credit, (1) the

Letter of Credit Usage would exceed $500,000,000, (2) the Letter of Credit Usage would exceed such Issuing Lender’s Letter of Credit Commitment, or (3) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the amount of the Revolving Credit Facility Usage less the amount of the aggregate Swingline Exposure, (B) at any time when one or more of the Lenders is a Defaulting Lender, but only until such time as either (1) the Revolver Commitments of the Defaulting Lender or Defaulting Lenders have been assumed by a Lender that is not a Defaulting Lender, or (2) the Maximum Revolver Amount has been reduced by the amount of such Defaulting Lender’s or Defaulting Lenders’ Revolver Commitments, (C) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Restatement Effective Date and which such Issuing Lender in good faith deems material to it, or (D) if the issuance of such Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally. Agent shall provide a report to each Lender on a quarterly basis setting forth the then current Letter of Credit Usage and Lender’s Pro Rata Share thereof.
(b)Each Letter of Credit shall expire at or prior to the close of business on the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date), provided that no Letter of Credit will be issued or extended if the expiration date of such Letter of Credit would extend beyond the Maturity Date (unless such Letter of Credit is cash collateralized at the time of such issuance or extension).
(c)(i)    If an Issuing Lender shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Issuing Lender in respect of such L/C Disbursement by paying to the Agent an amount equal to such L/C Disbursement not later than 1:00 p.m., New York City time, on (x) the Business Day that the Borrower receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (y) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such L/C Disbursement is in Dollars and is not less than $500,000, the Borrower may, prior to the Maturity Date and subject to the conditions to borrowing set forth herein, request in accordance with Section 2.6 that such payment be financed with a Base Rate Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Loan.
(i)If the Borrower fails to make such payment when due, the Agent shall notify each applicable Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Pro Rata Share thereof.
(d)(i)    By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by an Issuing Lender, and without any further action on the part of such Issuing Lender or the Lenders, such Issuing Lender hereby grants to each Lender (other than the respective Issuing Lender), and each Lender (other than the respective Issuing Lender) hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of any Event of Default or Unmatured Event of Default or reduction or termination of the applicable Total Commitments; provided that the obligation of the Lenders to participate in Letters of Credit issued prior to the Maturity Date and remaining outstanding thereafter shall continue solely to the extent that the

Borrower shall have defaulted in its obligation to cash collateralize such Letters of Credit on the Maturity Date as required by Section 2.8(a).
(i)In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for account of the respective Issuing Lender, such Lender’s Pro Rata Share of each L/C Disbursement made by such Issuing Lender in respect of Letters of Credit promptly upon the request of such Issuing Lender at any time from the time of such L/C Disbursement until such L/C Disbursement is reimbursed or cash collateralized by the Borrower or at any time after any reimbursement payment or cash collateral is required to be refunded to the Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.6(e) with respect to Loans made by such Lender (and Sections 2.6(e) and (f) shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Agent shall promptly pay to such Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Agent of any payment from the Borrower pursuant to Section 2.10(c), the Agent shall distribute such payment to such Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Lender for any L/C Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.
(e)The Borrower’s obligation to reimburse L/C Disbursements as provided in paragraph (c) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder (other than payment in full by the Borrower) and (v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally.
Neither the Agent, the Lenders, any Issuing Lender, any Agent-Related Person nor any Lender-Related Person, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by an Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of such Issuing Lender; provided that the foregoing shall not be construed to excuse such Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Lender (as finally determined by a court of competent jurisdiction) such Issuing Lender shall be deemed to have exercised care in such determination. The parties hereto expressly agree that:

(i)an Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;
(ii)an Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and
(iii)this sentence shall establish the standard of care to be exercised by an Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).
(f)Any and all charges, commissions, fees, and costs incurred by an Issuing Lender relating to Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent for the account of such Issuing Lender; it being acknowledged and agreed by Borrower that, as of the Restatement Effective Date, the issuance charge imposed by an Issuing Lender is 0.25% per annum times the undrawn amount of each Letter of Credit, and that an Issuing Lender also imposes a schedule of charges for amendments, extensions, drawings, and renewals.
(g)If the Borrower shall be required to cash collateralize Letter of Credit Usage pursuant to Section 2.3, Section 2.8, Section 2.9 or Section 7.2, the Borrower shall immediately deposit into a segregated collateral account or accounts (herein, collectively, the “Letter of Credit Collateral Account”) in the name and under the dominion and control of the Agent cash denominated in the currency of the Letter of Credit under which such Letter of Credit Usage arises in an amount equal to the amount required under Section 2.3, Section 2.8(a), Section 2.9 or Section 7.2, as applicable. Such deposit shall be held by the Agent as collateral in the first instance for the Letter of Credit Usage for the applicable Issuing Lender(s) under this Agreement, and for these purposes the Borrower hereby grants a security interest to the Agent for the benefit of the Lenders and the other Issuing Lenders in the Letter of Credit Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.
2.11Fees.
(a)Commitment Fee. A commitment fee shall be due and payable quarterly in arrears, 15 days after the end of each quarter, in an amount equal to the Applicable Margin times the result of (i) the Maximum Revolver Amount at such time, less (ii) the sum of (A) the average Daily Balance of Advances that were outstanding during the immediately preceding quarter, plus (B) the average Daily Balance of the Letter of Credit Usage during the immediately preceding quarter.
(b)Fee Letter Fees. Borrower shall pay as and when due and payable under the terms of each Fee Letter, the fees set forth therein.
2.12Maintenance of Records; Effect. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts and currency of principal and interest payable and paid to such Lender from time to time hereunder. The Agent shall maintain records in which it shall record (i) the amount and Currency of each Loan made hereunder, the type thereof and each Interest Period therefor, (ii) the amount and currency of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount and currency of any sum received by the Agent hereunder for account of the Lenders and each Lender’s share thereof. The entries made in the records maintained pursuant to this Section shall be prima facie evidence, absent obvious error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with the terms of this Agreement.

2.13Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted EURIBOR Rate or Adjusted TIBOR Rate) or any Issuing Lender; or
(ii)subject any Lender, any Issuing Lender, or the Administrative Agent to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (c) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or any Issuing Lender or the London interbank market any other condition (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or Swingline Loan or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Lender of participating in, issuing or maintaining any Letter of Credit or Swingline Loan or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.
(c)Certificates from Lenders. A certificate of a Lender or an Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)Notice: Delay in Requests. Each Lender and Issuing Lender agrees to use reasonable efforts to notify the Borrower upon becoming aware of any Change in Law giving rise to a right to compensation pursuant to this Section. Notwithstanding the foregoing, no failure or delay on the part of any Lender or Issuing Lender to give any such notice to the Borrower or to demand compensation pursuant to this Section shall constitute a waiver of such Lender’s or Issuing Lender’s right to demand such compensation or otherwise form the basis of any liability of such Lender or Issuing Lender to Borrower; provided that the Borrower shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
2.14Alternate Rate of Interest.
(a)Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:
(i) the Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Advance, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Term SOFR Rate, the Adjusted EURIBOR Rate, the EURIBOR Rate or the Adjusted TIBOR Rate or the TIBOR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR, Daily Simple RFR or RFR for the applicable Agreed Currency; or
(ii)the Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Advance, the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Adjusted TIBOR Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Advance for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Advance for the applicable Agreed Currency;
(iii)then the Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Request for Conversion/Continuation in accordance with the terms of Section 2.7 or a new Request for Borrowing in accordance with the terms of Section 2.6, (A) for Loans denominated in Dollars, any Request for Conversion/Continuation that requests the conversion of any Advance to, or continuation of any Advance as, a Term Benchmark Advance and any Advance that requests a Term Benchmark Advance shall instead be deemed to be a Request for Conversion/Continuation or a Request for Borrowing, as applicable, for a Base Rate Loan and (B) for Loans denominated in an Alternative Currency, any Request for Conversion/Continuation that requests the conversion of any Advance to, or continuation of any Advance as, a Term Benchmark Advance and any Request for Borrowing that requests a Term Benchmark Advance or an RFR Advance, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Advances, then all other Types of Advances shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the notice from the Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Request for Conversion/Continuation in accordance with the terms of Section 2.7 or a new Request for Borrowing in accordance with the terms of Section 2.6, (A) for Loans denominated in Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Agent to, and shall constitute a Base Rate Loan and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the

Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower’s election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) or (B) be prepaid in full.
(b)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)Notwithstanding anything to the contrary herein or in any other Loan Document, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)The Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.
(e)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, EURIBOR Rate or TIBOR Rate) and

either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Advance or RFR Advance of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for a Term Benchmark Advance denominated in Dollars into a request for an Advance of or conversion to Base Rate Advance if the Adjusted Term SOFR Rate for Dollar Advance is the subject of a Benchmark Transition Event or (y) any Term Benchmark Advance or RFR Advance denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14, (A) for Loans denominated in Dollars (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Agent to, and shall constitute, a Base Rate Loan on such day and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) or (B) be prepaid in full.
2.15Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Loans in any Currency hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent), such Lender’s obligation to make, convert or continue Loans in such Currency shall be suspended until such time as such Lender may again make or maintain Loans in such Currency, and if applicable law shall so mandate, such Lender’s Loans in such Currency shall be prepaid by the Borrower, together with accrued and unpaid interest thereon and all other amounts payable by the Borrower under this Agreement, on or before such date as shall be mandated by such applicable law.

2.16Place of Loans. Nothing herein shall be deemed to obligate the Lenders (or Agent on behalf thereof) to obtain the funds to make any Loan in any particular place or manner and nothing herein shall be deemed to constitute a representation by Agent or any Lender that it has obtained or will obtain such funds in any particular place or manner.
2.17Survivability. Borrower’s obligations under Section 2.13 hereof shall survive repayment of the Loans made hereunder and termination of the Revolver Commitments for a period of 90 days after such repayment and termination.
2.18Increase in Revolver Commitments.
(a)Administrative Entity may, by written notice to Agent and the Lenders, elect to request increases in the existing Revolver Commitments and the Maximum Revolver Amount (each increase that satisfies the terms and conditions of this Section 2.18, an “Approved Increase”) by an aggregate amount, for all such increases under this Section 2.18, that does not cause the Maximum Revolver Amount to exceed $3,000,000,000. Each Approved Increase shall be in a minimum principal amount of $5,000,000 unless otherwise agreed by Agent. Each such notice shall specify (i) the amount of the proposed increase, if any, to the existing Revolver Commitments and the Maximum Revolver Amount, (ii) the date on which such increase shall become effective (the “Increase Effective Date”), and (iii) the identity of each Lender or other Eligible Transferee to whom Administrative Entity proposes any portion of such increased or new Revolver Commitments be allocated and the amounts of such allocations; provided that any Lender or other Eligible Transferee approached to provide all or a portion of the increased or new Revolver Commitments may elect or decline, in its sole discretion, to provide such increased or new Revolver Commitment and Maximum Revolver Amount, and the Revolver Commitments, the Maximum Revolver Amount, and the Total Commitments shall only be increased to the extent of Revolver Commitments agreed to be provided by Lenders or Eligible Transferees. Any Eligible Transferee who agrees to provide such increased or new Revolver Commitment and Maximum Revolver Amount shall execute a joinder agreement to which such Eligible Transferee and Agent (whose consent thereto shall not be unreasonably withheld or delayed) are party (the “Increase Joinder”). If such proposed Lender agrees to execute an Increase Joinder in connection with an Approved Increase, such Increase Joinder may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of Agent, to effect the provisions of this Section 2.18. In connection with any such Approved Increase, Borrower shall execute and deliver to Agent (with sufficient additional originals thereof for each Lender) a new Form U-1 (together with such other documentation as Agent shall reasonably request, if any) in order to enable Agent and the Lenders to comply with any of the requirements under Regulations T, U, or X of the Federal Reserve Board. Unless otherwise specifically provided herein, all references in this Agreement and any other Loan Document to Loans shall be deemed, unless the context otherwise requires, to include Loans made pursuant to the increased Revolver Commitments made pursuant to this Section 2.18.
(b)The increased Revolver Commitments and Maximum Revolver Amount with respect to an Approved Increase shall become effective as of such Increase Effective Date; provided that each of the conditions set forth in Section 3.2 shall be satisfied.
(c)The terms and provisions of Loans made pursuant to an Approved Increase shall be identical to the terms and provisions applicable to the relevant Loans made immediately prior to such Increase Effective Date.
(d)To the extent any Advances, Letters of Credit or Swingline Loans are outstanding on the Increase Effective Date when the Revolver Commitments and the Maximum Revolver Amount are increased, each of the Lenders having a Revolver Commitment prior to the Increase Effective Date (the “Revolver Pre-Increase Lenders”) shall assign to any Lender which is acquiring a new or additional Revolver Commitment on the Increase Effective Date (the “Revolver Post-Increase Lenders”), and such Revolver Post-Increase Lenders shall purchase from each Revolver Pre-Increase Lender, at the principal amount thereof, such interests in the Advances and participation interests in Letters of Credit on such Increase Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Advances and participation interests in Letters of Credit or Swingline Loans will be held by Revolver Pre-Increase Lenders and Revolver Post-Increase Lenders ratably in accordance with their Pro Rata Share after giving effect to such increased Revolver Commitments.
(e)The Loans and Revolver Commitments established pursuant to this Section shall constitute Loans and Revolver Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the guarantees and security interests created by the Loan Documents.
2.19Exchange Rates; Alternative Currency Equivalents.
(a)At any time, any reference in the definition of the term “Alternative Currency” or in any other provision of this Agreement to the currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such currency is the same as it was on the Restatement Effective Date. The outstanding principal amount of any Loan, Letter of Credit or Swingline Loan that is denominated in any Alternative Currency shall be deemed to be the Dollar Equivalent of the amount of the Alternative Currency of such Loan, Letter of Credit or Swingline Loan, as determined as of the most recent Revaluation Date. Wherever in this Agreement in connection with a Loan, Letter of Credit or Swingline Loan an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Loan, Letter of Credit or Swingline Loan is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Alternative Currency).
(b)Each obligation hereunder of any party hereto that is denominated in the national currency of a state that is not a Participating Member State on the Restatement Effective Date shall, effective from the date on which such state becomes a Participating Member State, be redenominated in Euro in accordance with the legislation of the European Union applicable to the European Monetary Union; provided that, if and to the extent that any such legislation provides that any such obligation of any such party payable within such Participating Member State by crediting an account of the creditor can be paid by the debtor either in Euros or such national currency, such party shall be entitled to pay or repay such amount either in Euros or in such national currency. If the basis of accrual of interest or fees expressed in this Agreement with respect to an Alternative Currency of any country that becomes a Participating Member State after the date on which such currency becomes an Alternative Currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided that, with respect to any Loan denominated in such currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor.
(c)Without prejudice to the respective liabilities of the Borrower to the Lenders and the Lenders to the Borrower under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Agent may from time to time, in consultation with the Borrower, reasonably specify to be necessary or appropriate to reflect the introduction or changeover to the Euro in any country that becomes a Participating Member State after the Restatement Effective Date; provided that, the Agent shall provide the Borrower and the Lenders with prior notice of the proposed change with an explanation of such change in sufficient time to permit the Borrower and the Lenders an opportunity to respond to such proposed change.
2.20Joint and Several Liability of Each of the Entities Comprising Borrower.
(a)Each of the entities comprising Borrower expects to derive benefit, directly or indirectly, from each of the Loans made to each of the entities comprising Borrower since the successful operation of each of the entities comprising Borrower is dependent on the continued successful performance of the integrated group. Each of the entities comprising Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration thereof, in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each of the entities comprising Borrower and in consideration of the undertakings of the each of the other entities comprising Borrower to accept joint and several liability for the Obligations.

(b)Each of the entities comprising Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the each of the other entities comprising Borrower, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.20), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the entities comprising Borrower without preferences or distinction among them.
(c)If and to the extent that any of the entities comprising Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event each of the other entities comprising Borrower will make such payment with respect to, or perform, such Obligation.
(d)The Obligations of each of the entities comprising Borrower under the provisions of this Section 2.20 constitute the absolute and unconditional, full recourse Obligations of each of the entities comprising Borrower enforceable against each of the entities comprising Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.
(e)Except as otherwise expressly provided in this Agreement, each of the entities comprising Borrower, solely with respect to any action taken or not taken by the other entity comprising Borrower, hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Unmatured Event of Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each of the entities comprising Borrower, solely with respect to any action taken or not taken by the other entity comprising Borrower, hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any of the entities comprising Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any of the entities comprising Borrower. Without limiting the generality of the foregoing, each of the entities comprising Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any of the entities comprising Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.20 afford grounds for terminating, discharging or relieving any of the entities comprising Borrower, in whole or in part, from any of its Obligations under this Section 2.20, it being the intention of each of the entities comprising Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each of the entities comprising Borrower under this Section 2.20 shall not be discharged except by payment in full (or cash collateralization, cancellation or expiration in the case of Letters of Credit). The Obligations of each of the entities comprising Borrower under this Section 2.20 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any of the entities comprising Borrower or any Agent or Lender.
(f)Each of the entities comprising Borrower represents and warrants to Agent and Lenders that such entity comprising Borrower is currently informed of the financial condition of each of the other entities comprising Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each of the entities comprising Borrower further represents and warrants to Agent and Lenders that such entity comprising Borrower has read and understands the terms and conditions of the Loan Documents. Each of the entities comprising Borrower hereby covenants that such entity comprising Borrower will continue to keep informed of

Borrowers’ financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.
(g)Each of the entities comprising Borrower waives all rights and defenses arising out of an election of remedies by Agent or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Agent’s or such Lender’s rights of subrogation and reimbursement against such entity comprising Borrower by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.
(h)The provisions of this Section 2.20 are made for the benefit of Agent, Lenders and their respective successors and assigns, and may be enforced by it or them from time to time as permitted by the terms of this Agreement against any or all of the entities comprising Borrower as often as occasion therefor may arise and without requirement on the part of Agent, Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the entities comprising Borrower or to exhaust any remedies available to it or them against any of the entities comprising Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.20 shall remain in effect until all of the Obligations shall have been paid in full (or cash collateralized, cancelled or expired in the case of Letters of Credit) or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any of the entities comprising Borrower, or otherwise, the provisions of this Section 2.20 will forthwith be reinstated in effect, as though such payment had not been made.
(i)Each of the entities comprising Borrower hereby waives any of its rights of contribution or subrogation against any of the other entities comprising Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent or Lenders with respect to any of the Obligations or any collateral security therefor.
2.21[Reserved].
2.22Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)commitment fees pursuant to Section 2.11(a) shall cease to accrue on the unfunded portion of the Revolver Commitment of such Defaulting Lender;
(b)the Revolving Credit Facility Usage, Letter of Credit Usage and Swingline Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.2); provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;
(c)if any Letter of Credit Usage or Swingline Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i)all or any part of such Swingline Exposure (other than the portion of such Swingline Exposure consisting of Swingline Loans made by such Defaulting Lender) or the Letter of Credit Usage of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Share but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Facility Usage plus such Defaulting Lender’s Letter of Credit Usage plus such Defaulting Lender’s Swingline Exposure does not exceed the total of all non-Defaulting Lenders’ Revolver Commitments and provided that at no time shall the sum of any Lender’s aggregate Advances and such Lender’s Pro Rata Share of the aggregate Letter of Credit Usage and the aggregate Swingline Exposure exceed such Lender’s Revolver Commitment;

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within two Business Days following notice by the Agent, (x) first, prepay such Defaulting Lender’s Swingline Exposure and (y) second, cash collateralize for the benefit of each Issuing Lender only the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Usage in accordance with the procedures set forth in Section 2.10;
(iii)if the Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Usage pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.3(g) with respect to such Defaulting Lender’s Letter of Credit Usage during the period such Defaulting Lender’s Letter of Credit Usage is cash collateralized;
(iv)if the Letter of Credit Usage of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(a) and Section 2.3(g) shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Share; and
(v)if all or any portion of such Defaulting Lender’s Letter of Credit Usage is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Lender or any other Lender hereunder, all letter of credit fees payable under Section 2.3(g) with respect to such Defaulting Lender’s Letter of Credit Usage shall be payable to the respective Issuing Lender until and to the extent that such Letter of Credit Usage is reallocated and/or cash collateralized; and
(vi)so long as such Lender is a Defaulting Lender, an Issuing Lender shall not be required to issue, amend or increase any Letter of Credit or Swingline Loan, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Usage will be 100% covered by the Revolver Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.22(c), and participating interests in any newly issued or increased Letter of Credit or Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22(c)(i) (and such Defaulting Lender shall not participate therein).
If (a) a Bankruptcy Event with respect to a parent of any Lender shall occur following the Restatement Effective Date and for so long as such event shall continue or (b) an Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Issuing Lender shall not be required to issue, amend or increase any Letter of Credit or Swingline Loan, or an Issuing Lender shall have entered into arrangements with the Borrower or such Lender, satisfactory to such Issuing Lender to defease any risk to it in respect of such Lender hereunder.
In the event that the Agent, the Borrower, and such Issuing Lender or Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Letter of Credit Usage or the Swingline Exposure, as applicable, of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Total Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share.
2.23Taxes.
(a)Any and all payments by or on account of any obligation of any Loan Party hereunder or under any Loan Document shall be made free and clear of and without deduction for any Taxes except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax (as determined in the good faith discretion of the applicable Withholding Agent), then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and if such Tax is an Indemnified Tax , then the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholding applicable to additional sums payable under this Section) the Agent, each Lender or each Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made.
(b)In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law (or at the option of the Agent, timely reimburse it for the payment of such Other Taxes).
(c)Each Loan Party shall, jointly and severally, indemnify the Agent, each Lender and each Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by the Agent, such Lender or such Issuing Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Lender, or by the Agent on its own behalf or on behalf of a Lender or an Issuing Lender, shall be conclusive absent manifest error.
(d)As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent
(e)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.23(e)(i), (ii), (iii) and (iv), (f) and (g)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing, each Foreign Lender shall deliver to the Borrower and the Agent on the date on which such Foreign Lender becomes a Lender under any Loan Document (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), two copies of whichever of the following is applicable: (i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN or W-8BEN-E (or any subsequent versions thereof or successors thereto) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E (or any subsequent versions thereof or successors thereto) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty, (ii) duly completed copies of Internal Revenue Service Form W-8ECI (or any subsequent versions thereof or successors thereto), (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender qualifies for such exemption and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any subsequent versions thereof or successors thereto), (iv) duly completed copies of Internal Revenue Service Form W-8IMY, together with forms and certificates described in clauses (i) through (iii) above (and Forms W-9 and additional Form W-8IMYs) as may be required or (v) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made. In addition, in each of the foregoing circumstances, each Foreign Lender shall deliver such forms, if legally entitled to deliver such forms, promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Foreign Lender. Each Foreign Lender shall promptly notify the Borrower (or such other relevant Loan Party) at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the United States or other taxing authorities for such purpose).
(f)Any Lender that is a United States person within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter as prescribed by applicable law or upon the request of the Borrower or the Agent), duly executed and properly completed copies of Internal Revenue Service Form W-9, certifying that it is not subject to U.S. federal backup withholding.
(g)If a payment made to a Foreign Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Foreign Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Foreign Lender shall deliver to the Borrower and the Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the applicable withholding agent to comply with its obligations under FATCA, to determine that such Foreign Lender has complied with such Foreign Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.
(h)If the Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
(i)For purposes of determining withholding Taxes imposed under FATCA, from and after August 5, 2015, the Borrower and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i) or 1.471-2T(b)(2)(i). The obligations of the Borrower under this Section 2.23 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolver Commitments and the repayment, satisfaction or discharge of all Obligations or Loans.
2.24Mitigation of Obligations. If any Lender or Issuing Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.23, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans or obligations in respect of any Letters of Credit issued hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or Issuing Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.13 or 2.23, as the case may be, in the future and (ii) would not subject such Lender or Issuing Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Issuing Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or Issuing Lender in connection with any such designation or assignment.
2.25Swingline Loans.

(a)    Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, each Swingline Lender severally agrees to make Swingline Loans under its outstanding Revolver Commitment to the Borrower from time to time prior to the Maturity Date in Dollars and in Euros, Sterling and Japanese Yen, in an aggregate principal amount at any time outstanding that will not result in (i) the Dollar Equivalent of the aggregate principal amount of outstanding Swingline Loans exceeding $150,000,000 (or such lesser amount as may be permitted after giving effect to the application of the other sub-clauses of this clause (a)), (ii) the sum of any Swingline Lender’s outstanding Loans, its Letter of Credit Usage, its outstanding Swingline Loans and (without duplication) its other Swingline Exposure exceeding its Total Commitment; (iii) the sum of (x)(1) the total Revolving Credit Facility Usage plus (2) the Letter of Credit Usage exceeding (y) the aggregate Revolver Commitments or (iv) the aggregate Swingline Exposure of the applicable Swingline Lender exceeding the amount set forth opposite the name of such Swingline Lender in Schedule C-1 hereto. Each Lender shall acquire, under certain circumstances, an irrevocable and unconditional pro rata participation in each Swingline Loan. Notwithstanding anything to the contrary herein, Bank of America, N.A., in its capacity as Swingline Lender, shall have no obligation to make Swingline Loans denominated in Japanese Yen.

(b)    Notice of Swingline Loans by the Borrower. To request a Swingline Loan, the Borrower shall notify the Agent of such request in writing (i) in the case of a Swingline Loan denominated in Dollars, not later than 1:00 p.m., New York City time, on the day of such proposed Swingline Loan; (ii) in the case of a Swingline Loan denominated in Euros or Sterling, not later than 12:00 p.m., London time, on the day of such proposed Swingline Loan; and (iii) in the case of a Swingline Loan denominated in Japanese Yen, not later than 9:00 a.m., London time, two Business Days prior to such proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the Swingline Lender from which such Swingline Loan shall be made, the requested date (which shall be a Business Day) and the amount and Currency of the requested Swingline Loan. The Agent will promptly advise the applicable Swingline Lender of any such notice received from the Borrower. The applicable Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.10(c)(i), by remittance to the Issuing Lender) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)    Participations by Lenders in Swingline Loans. Any Swingline Lender may by written notice given to the Agent not later than 10:00 a.m., New York City time on any Business Day, require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice to the Agent shall specify the aggregate amount of Swingline Loans in which the applicable Lenders will participate. Promptly upon receipt of such notice, the Agent will give notice thereof to each applicable Lender, specifying in such notice such Lender’s Pro Rata Share of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice (and in any event, (i) with respect to Dollars, if such notice is received by 12:00 noon, New York City time, on a Business Day no later than 5:00 p.m. New York City time on such Business Day and if received after 12:00 noon, New York City time, on a Business Day shall mean no later than 10:00 a.m. New York City time on the immediately succeeding Business Day and (ii) with respect to any Alternative Currency, within three (3) Business Days of receipt of such notice) as provided above in this paragraph, to pay to the Agent, for account of the Swingline Lender, such Lender’s Pro Rata Share of such Swingline Loan or Loans.

Subject to the foregoing, each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph (c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of an Event of Default or reduction or termination of the Revolver Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be promptly remitted by the Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d)    Resignation and Replacement of Swingline Lender. Any Swingline Lender may resign and be replaced at any time by written agreement among the Borrower, the Agent, the resigning Swingline Lender and the successor Swingline Lender. The Agent shall notify the Lenders of any such resignation and replacement of any Swingline Lender. In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, and if any Default has arisen from a failure of the Borrower to comply with Section 2.25(a), then any Swingline Lender may, upon prior written notice to the Borrower and the Agent, resign as Swingline Lender, effective at the close of business New York City time on a date specified in such notice (which date may not be less than five (5) Business Days after the date of such notice). On or after the effective date of any such resignation, the Borrower and the Agent may, by written agreement, appoint a successor Swingline Lender. The Agent shall notify the Lenders of any such appointment of a successor Swingline Lender. Upon the effectiveness of any resignation of any Swingline Lender, the Borrower shall repay in full all outstanding Swingline Loans together with all accrued interest thereon. From and after the effective date of the appointment of a successor Swingline Lender, (i) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans to be made thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of any Swingline Lender hereunder, the replaced Swingline Lender shall have no obligation to make additional Swingline Loans.
Article III

CONDITIONS TO LOANS
3.1Conditions Precedent to the Restatement Effective Date. The obligation of each Lender to make its initial extension of credit hereunder and the occurrence of the Restatement Effective Date is subject to the fulfillment, to the reasonable satisfaction of Agent and each Lender and its counsel, of each of the following conditions on or before November 30, 2014:

(a)Borrower shall have executed and delivered to Agent the Disclosure Statement required under this Agreement. The form and content of the Disclosure Statement shall be reasonably satisfactory to the Lenders;
(b)Agent shall have received this Agreement, the Agent Fee Letter, the Confirmation Agreement and each other Loan Document not previously delivered to it, each duly executed and delivered by each party thereto;
(c)Agent shall have received the written opinions, dated the Restatement Effective Date, of counsel to the Loan Parties, with respect to this Agreement, which written opinions shall be in form and substance as set forth in Exhibit 3.1(c);
(d)Agent shall have received a certificate of status with respect to each Loan Party dated within 30 days of the date of effectiveness of this Agreement, or confirmed by facsimile, if facsimile confirmation is available, each such certificate to be issued by the Secretary of State of Delaware, and which certificates shall indicate that the applicable Loan Party is in good standing in such State;
(e)Agent shall have received a copy of each Loan Party’s Governing Documents, certified by a Responsible Officer with respect to Borrower, which certificate shall be in form and substance as set forth in Exhibit 3.1(f);
(f)Agent shall have received a copy of the resolutions or the unanimous written consents with respect to each Loan Party, certified as of the Restatement Effective Date by a Responsible Officer, authorizing (A) the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (B) the execution, delivery and performance by such Loan Party of each Loan Document to which it is or will be a party and the execution and delivery of the other documents to be delivered by it in connection herewith and therewith, which certificate shall be in form and substance as set forth in Exhibit 3.1(f);
(g)Agent shall have received a signature and incumbency certificate of the Responsible Officer with respect to each Loan Party executing this Agreement and the other Loan Documents not previously delivered to Agent to which it is a party, certified by a Responsible Officer, which certificate shall be in form and substance as set forth in Exhibit 3.1(f);
(h)Borrower shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement and all fees due on the Restatement Effective Date pursuant to any Fee Letter;
(i)Agent shall have received a certificate executed by a Responsible Officer with respect to Borrower to the effect that the Loan Parties have obtained all orders, consents, approvals, and other authorizations and has made all filings and other notifications (governmental or otherwise) required in connection with the Loan Documents, other than orders, consents, approvals, authorizations, or filings the failure to obtain or file, as applicable, which could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole;
(j)Agent shall have received the audited financial reports prepared by Ares Holdings Inc. containing a statement of financial condition, and statements of operations, calculated for each such Person and its respective Subsidiaries on a Stand Alone basis which deconsolidates funds required to be consolidated under GAAP, including a market value report regarding each of its respective Investments, for the fiscal year ending December 31, 2013, certified by a Responsible Officer with respect to such Person as being a true and correct copy thereof, and which shall be in form and substance reasonably satisfactory to Agent;
(k)no litigation, inquiry, other action or proceeding (governmental or otherwise), or injunction or other restraining order shall be pending or overtly threatened that could reasonably be expected to have, in the reasonable opinion of Agent: (i) a Material Adverse Effect on the ability of the Loan Parties, taken as a whole, to repay the Loans and the Letters of Credit, or (ii) a material adverse effect on the Loan Parties, taken as a whole;

(l)Borrower shall execute and deliver to Agent (with sufficient additional originals thereof for each Lender) a Form U-1 (together with such other documentation as Agent shall reasonably request, if any) in order to enable Agent and the Lenders to comply with any of the requirements under Regulations T, U or X of the Federal Reserve Board;
(m)[Reserved];
(n)an IPO Event (including the primary and secondary offerings) with net proceeds of not less than $250,000,000.00 shall have been consummated; and
(o)the conditions in Sections 3.2(a) and (b) shall be satisfied on and as of the Restatement Effective Date.
3.2Conditions Precedent to All Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Loan or Swingline Loan hereunder (or to issue, extend or renew any Letter of Credit, or extend any other credit hereunder) is subject to the fulfillment, at or prior to the time of the making of such extension of credit, of each of the following conditions:

(a)the representations and warranties of Loan Parties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit as though made on and as of such date (provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates);
(b)no Event of Default or Unmatured Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making of such extension of credit;
(c)no event or development has occurred which could reasonably be expected to result in a Material Adverse Effect with respect to the Loan Parties, taken as a whole;
(d)Borrower shall have delivered to Agent a Request for Borrowing pursuant to the terms of Section 2.6 hereof or in the case of any Letter of Credit or Swingline Loan, a request therefor in accordance with Section 2.10 or Section 2.25, respectively; and
(e)the proceeds of such extension of credit (including any Letter of Credit or Swingline Loan) shall have been, and shall be (after giving effect to such requested extension of credit), used to (i) refinance existing Debt owed pursuant to the Existing Credit Agreement, (ii) fund certain fees, costs and expenses incurred in connection with this Agreement and the other Loan Documents, (iii) finance Permitted Investments, (iv) finance the ongoing working capital needs and general corporate purposes of the Borrower including, without limitation, to finance acquisitions otherwise permitted hereunder or (v) effect any other Distribution permitted hereunder. Such use of proceeds shall be evidenced on the Request for Borrowing delivered to Lender pursuant to the terms of Section 2.6 hereof.
Article IV

REPRESENTATIONS AND WARRANTIES OF BORROWER
Borrower makes the following representations and warranties which, except as set forth in the Disclosure Statement with a specific reference to the Section of this Article IV affected thereby, shall be true, correct, and complete in all material respects as of the Restatement Effective Date, at and as of the date of each Loan or Swingline Loan, and at and as of the date of each issuance of, renewal of, or amendment to any Letter of Credit (other than technical amendments to any Letter of Credit that do not change the maturity date thereof, the face amount thereof, the amount of any fees or other charges with respect thereto, or any other material term set forth therein), as though made on and as of the date of the making of such Loan or Swingline Loan or at and as of the date of such issuance of, renewal of, or amendment to any Letter of Credit (other than technical amendments to any Letter of Credit that do not change the maturity date thereof, the face amount thereof, the amount of any fees or other charges with respect thereto, or any other material term set forth therein) (provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates) and such representations and warranties shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit:
4.1Due Organization. Borrower is a duly organized and validly existing limited partnership in good standing under the laws of the State of Delaware and is duly qualified to conduct business in all jurisdictions where its failure to do so could reasonably be expected to have a Material Adverse Effect on Borrower. Each Guarantor is a duly organized and validly existing limited liability company, corporation, or limited partnership, as applicable, in good standing under the laws of the state of its organization and is duly qualified to conduct business in all jurisdictions where its failure to do so could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.
4.2Interests in Loan Parties.
(a)As of the Restatement Effective Date, all of the interests in each Loan Party are owned by the Persons identified in the Disclosure Statement. As of the Restatement Effective Date, the Subsidiaries listed in the Disclosure Statement include all of the Significant Restricted Subsidiaries (other than the Loan Parties or any Foreign Subsidiaries).
(b)Borrower may amend the Disclosure Statement with respect to this Section 4.2 to reflect changes that would not, individually or in the aggregate result in a Change of Control Event.
4.3Requisite Power and Authorization. Borrower has all requisite limited partnership power to execute and deliver this Agreement and the other Loan Documents to which it is a party, and to borrow the sums provided for in this Agreement. Each Guarantor has all requisite limited liability company, corporate, or limited partnership power to execute and deliver the Loan Documents to which it is a party. Each Loan Party has all governmental licenses, authorizations, consents, and approvals necessary to own and operate its Assets and to carry on its businesses as now conducted and as proposed to be conducted, other than licenses, authorizations, consents, and approvals that are not currently required or the failure to obtain which could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole. The execution, delivery, and performance of this Agreement and the other Loan Documents have been duly authorized by Borrower and all necessary limited partnership action in respect thereof has been taken, and the execution, delivery, and performance thereof do not require any consent or approval of any other Person that has not been obtained. The execution, delivery, and performance of the Loan Documents to which it is a party have been duly authorized by each Guarantor and all necessary limited liability company, corporate, or limited partnership action in respect thereof has been taken, and the execution, delivery, and performance of the Loan Documents to which a Guarantor is a party do not require any consent or approval of any other Person that has not been obtained.
4.4Binding Agreements. This Agreement and the other Loan Documents to which Borrower is a party, when executed and delivered by Borrower, will constitute, the legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, and the Loan Documents to which the Guarantors are a party, when executed and delivered by the Guarantors, as applicable, will constitute, the legal, valid, and binding obligations of the Guarantors, as applicable, enforceable against the Guarantors, as applicable, in accordance with their terms, in each case except as the enforceability hereof or thereof may be affected by: (a) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and (b) equitable principles of general applicability.

4.5Other Agreements. The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which it is a party, and the execution, delivery and performance by each of the Guarantors of the Loan Documents to which they are a party, do not and will not: (a) violate (i) any provision of any federal (including the Exchange Act), state, or local law, rule, or regulation (including Regulations T, U, and X of the Federal Reserve Board) binding on any Loan Party, (ii) any order of any domestic governmental authority, court, arbitration board, or tribunal binding on any Loan Party, or (iii) the Governing Documents of any Loan Party, or (b) contravene any provisions of, result in a breach of, constitute (with the giving of notice or the lapse of time) a default under, or result in the creation of any Lien upon any of the Assets of any Loan Party pursuant to, any Contractual Obligation of any Loan Party, or (c) require termination of any Contractual Obligation of any Loan Party, or (d) constitute a tortious interference with any Contractual Obligation of any Loan Party, in each case, except as could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.
4.6Litigation; Adverse Facts.
(a)There is no action, suit, proceeding, or arbitration (irrespective of whether purportedly on behalf of any Loan Party) at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, pending or, to the actual knowledge of Borrower, threatened in writing against or affecting any Loan Party, that could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole, or could reasonably be expected to materially and adversely affect such Person’s ability to perform its obligations under the Loan Documents to which it is a party (including Borrower’s ability to repay any or all of the Loans when due);
(b)None of the Loan Parties is: (i) in violation of any applicable law in a manner that could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole, or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule, or regulation of any court or of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, in a manner that could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole, or could reasonably be expected to materially and adversely affect such Person’s ability to perform its obligations under the Loan Documents to which it is a party (including Borrower’s ability to repay any or all of the Loans when due); and
(c)(i) there is no action, suit, proceeding or, to the best of Borrower’s knowledge, investigation pending or, to the best of Borrower’s knowledge, threatened in writing against or affecting any Loan Party that questions the validity or the enforceability of this Agreement or other the Loan Documents, and (ii) there is no action, suit, or proceeding pending against or affecting any Loan Party pursuant to which, on the date of the making of any Loan or Swingline Loan hereunder or on the date of each issuance of, renewal of, or amendment to any Letter of Credit (other than technical amendments to any Letter of Credit that do not change the maturity date thereof, the face amount thereof, the amount of any fees or other charges with respect thereto, or any other material term set forth therein), there is in effect a binding injunction that could reasonably be expected to materially and adversely affect the validity or enforceability of this Agreement or the other Loan Documents.
4.7Government Consents. Other than such as may have previously been obtained, filed, or given, as applicable, no consent, license, permit, approval, or authorization of, exemption by, notice to, report to or registration, filing, or declaration with, any governmental authority or agency is required in connection with the execution, delivery, and performance by the Loan Parties of the Loan Documents to which they are a party, in each case, except as could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.
4.8Title to Assets; Liens. Except for Permitted Liens, all of the Assets of the Loan Parties are free from all Liens of any nature whatsoever. Except for Permitted Liens, the Loan Parties have good and sufficient title to all of their respective Assets reflected in their books and records as being owned by them or their nominee. Neither this Agreement, nor any of the other Loan Documents, nor any transaction contemplated under any such agreement will affect any right, title, or interest of any Loan Party in and to any of the Assets of any Loan Party in a manner that could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.
4.9Payment of Taxes. All tax returns and reports of the Loan Parties (and all taxpayers with which any Loan Party is or has been consolidated or combined) required to be filed by it has been timely filed (inclusive of any permitted extensions), and all Taxes, assessments, fees, amounts required to be withheld and paid to a Governmental Authority and all other governmental charges upon the Loan Parties, and upon their Assets, income, and franchises, that are due and payable have been paid, except to the extent that: (a) the failure to file such returns or reports, or pay such Taxes, assessments, fees, or other governmental charges, as applicable, could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole, or (b) other than with respect to Taxes, assessments, charges or claims which have become a federal tax Lien upon any of any Loan Party’s Assets, such Tax, assessment, charge, or claim is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted, and an adequate reserve or other appropriate provision, if any, shall have been made as required in order to be in conformity with GAAP. Borrower does not know of any proposed, asserted, or assessed tax deficiency against it or any Guarantor that, if such deficiency existed and had to be rectified, could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.
4.10Governmental Regulation.
(a)Borrower and its Subsidiaries are not, nor immediately after the application by Borrower of the proceeds of the Loans will they be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended. Each Ares Fund that is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended, is so registered.
(b)Borrower and each of its Subsidiaries and their respective members, partners, officers, directors, other employees (in their capacity as employees), to the extent required under applicable law, are duly registered as an investment adviser or an associated person of an investment adviser, as applicable, under the Investment Advisers Act of 1940, as amended (and has been so registered at all times when such registration has been required by applicable law with respect to the services provided for Borrower’s Subsidiaries and for the Ares Funds).
(c)Borrower and each of its Subsidiaries, to the extent required under applicable law, are duly registered as a broker-dealer or as a member of a self-regulatory organization, such as FINRA (and has been so registered at all times when such registration has been required by applicable law with respect to the services provided for Borrower’s Subsidiaries and for the Ares Funds).
(d)Borrower, each of its Subsidiaries, and each of their respective members, partners, officers, directors and other employees (in their capacity as employees), as the case may be, to the extent required under applicable law, is registered, licensed or qualified as a broker-dealer, broker-dealer representative, a registered representative, or agent in any State of the United States or with the SEC (and has been so registered, licensed or qualified at all times when such registration, license, or qualification has been required by applicable law with respect to the services provided for Borrower’s Subsidiaries and for the Ares Funds). Other than Borrower, its Subsidiaries, their respective officers, directors and employees, and other Persons in connection with subadvisory arrangements, there are no other Persons who act in the capacity as an investment adviser (as such term is defined in the Investment Advisers Act of 1940, as amended) or an associated person of an investment adviser, in each case with respect to any of the Ares Funds.
(e)No Loan Party is subject to regulation under the Federal Power Act or any federal, state, or local law, rule, or regulation generally limiting its ability to incur Debt.
4.11Disclosure. No representation or warranty of any Loan Party contained in this Agreement or any other document, certificate, or written statement furnished to Agent or any Lender by or on behalf of Borrower with respect to the business, operations, Assets, or condition (financial or otherwise) of the Loan Parties for use solely in connection with the transactions contemplated by this Agreement (other than projections (if any), pro forma financial statements and budgets) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, taken as a whole and in light of the circumstances under which they were made, not materially misleading. There is no fact actually known to Borrower (other than matters of a general economic nature) that Borrower believes reasonably could be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole, that has not been disclosed herein or in such other documents, certificates, and statements furnished to Agent or any Lender for use in connection with the transactions contemplated hereby.
4.12Debt. Neither any Loan Party nor any of their respective Subsidiaries has any Debt outstanding other than Debt permitted by Section 6.1 hereof.
4.13Existing Defaults. No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, contained in any Contractual Obligation applicable to it, and no condition exists which, with or without the giving of notice or the lapse of time, would constitute a default under such Contractual Obligation, except, in any such case, where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.
4.14No Default; No Material Adverse Effect.
(a)No Event of Default or Unmatured Event of Default has occurred and is continuing or would result from any proposed Loan, Letter of Credit or Swingline Loan.
(b)No event or development has occurred which could reasonably be expected to result in a Material Adverse Effect with respect to the Loan Parties, taken as a whole.
4.15[Reserved].
4.16[Reserved].
4.17Governing Documents of the Guarantors. As of the Restatement Effective Date, true, correct and complete copies of each Loan Party’s Governing Documents have been provided to the Agent and each Lender.
4.18Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions in all material respects, and the Borrower, its Subsidiaries and, to the knowledge of the Borrower, their respective officers and employees and the Borrower’s directors and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Borrower, any Subsidiary or to the knowledge of the Borrower, any of their respective Affiliates, directors, officers or employees, any agent of the Borrower that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, Letter of Credit or Swingline Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
4.19Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

Article V

AFFIRMATIVE COVENANTS OF BORROWER
Borrower covenants and agrees that, so long as any portion of the Revolver Commitment under this Agreement shall be in effect and until payment, in full, of the Loans, with interest accrued and unpaid thereon, all other Obligations (including Obligations in respect of Letters of Credit, unless all such Letters of Credit are cancelled, expire or are cash collateralized in accordance with the provisions of Section 2.8(a) hereof) and all other amounts due hereunder, and except as set forth in the Disclosure

Statement with specific reference to the Section of this Article V affected thereby concerning matters which do not conform to the covenants of this Article V, Borrower will do, and (except in the case of the covenants set forth in Sections 5.2(a), (b), (c), (d) and (e), which covenants shall be performed by the Borrower) will cause the other Loan Parties and their Restricted Subsidiaries (and, in the case of Sections 5.3, 5.4 and 5.5, each Designated Subsidiary) to do, each and all of the following:
5.1Accounting Records and Inspection. Maintain adequate financial and accounting books and records in accordance with sound business practices and, to the extent so required, GAAP consistently applied, and permit any representative of Agent (and after the occurrence and during the continuance of an Event of Default, a representative of each Lender) upon reasonable notice to Borrower, at any time during usual business hours, to inspect, audit, and examine such books and records and to make copies and take extracts therefrom, and to discuss its affairs, financing, and accounts with Borrower’s or the applicable Subsidiary’s officers and independent public accountants; provided that Borrower shall only be obligated to reimburse Agent for the reasonable documented, out-of-pocket expenses for one such inspection, audit or examination performed by such representative per calendar year absent the occurrence and continuance of an Event of Default. Subject to Section 11.11, Borrower shall furnish Agent with any information reasonably requested by Agent regarding Ares Parent’s or its Subsidiaries’ business or finances promptly upon request.
5.2Financial Statements and Other Information. Furnish to Agent:
(a)Within 120 days after the end of each fiscal year of Administrative Entity, (i) an annual report containing consolidated statements of financial condition as of the end of such fiscal year, and consolidated statements of operations and cash flows for Ares Parent (or, at the sole election of the Loan Parties, the Loan Parties and their Subsidiaries on a Stand Alone Basis) for the year then ended (“Annual Financial Statements”), prepared in accordance with accounting principles generally accepted in the United States, which shall be accompanied by a report and an unqualified opinion under generally accepted auditing standards of independent certified public accountants of recognized standing selected by Administrative Entity and reasonably satisfactory to Agent (which opinion shall be without (1) a “going concern” or like qualification or exception, (2) any qualification or exception as to the scope of such audit, or (3) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 6.13); provided that, to the extent the Loan Parties have not elected to provide Annual Financial Statements of the Loan Parties and their Subsidiaries on a Stand Alone Basis, so long as Ares Parent is subject to the reporting requirements of the Exchange Act, the filing of Ares Parent’s report on Form 10-K for such fiscal year shall satisfy the requirements of this clause (i), so long as such Form 10-K is concurrently furnished (which may be by a link to a website containing such document sent by automated electronic notification) to the Agent upon filing thereof, and (ii) a reconciliation (that may be part of the financial statements) prepared by a Financial Officer of Ares Parent and indicating the differences between (x) the statement of financial condition and statement of operations referred to in clause (i) above and (y) the unaudited statement of financial condition and statement of operations of the Loan Parties and their consolidated Subsidiaries on a Stand Alone Basis in respect of such year and, unless otherwise separately provided, as between such consolidated Subsidiaries, a reconciliation between the Restricted Subsidiaries of the Loan Parties and any Person that is not a Restricted Subsidiary of a Loan Party (such reconciliation, the “LP Annual Financial Statements”).
(b)Within 60 days after the end of each of the first three quarters of each fiscal year of Administrative Entity (other than the first financial report provided under this clause (b), which shall be provided within 90 days of the IPO Event), (i) a financial report containing consolidated statements of financial condition, consolidated statements of operations and cash flows for Ares Parent (or, at the sole election of the Loan Parties, the Loan Parties and their Subsidiaries on a Stand Alone Basis) for the period then ended (“Quarterly Financial Statements”); provided that, to the extent the Loan Parties have not elected to provide Quarterly Financial Statements of the Loan Parties and their Subsidiaries on a Stand Alone Basis, so long as Ares Parent is subject to the reporting requirements of the Exchange Act, the filing of Ares Parent’s report on Form 10-Q for such fiscal quarter shall satisfy the requirements of this clause (i), so long as such Form 10-Q is concurrently furnished (which may be by a link to a website containing such document sent by automated electronic notification) to the Agent upon filing thereof, and, (ii) a reconciliation (that may be part of the financial statements) prepared by a Financial Officer of Ares Parent and indicating the differences between (x) the statement of financial condition and statement of operations referred to in clause (i) above and (y) the unaudited statement of financial condition and statement of operations of the Loan Parties and their consolidated Subsidiaries on a Stand Alone Basis in respect of such year and, unless otherwise separately provided, as between such consolidated Subsidiaries, a reconciliation between the Restricted Subsidiaries of the Loan Parties and any Person that is not a Restricted Subsidiary of a Loan Party (such reconciliation, the “LP Quarterly Financial Statements”).
(c)Promptly upon the filing thereof, all material documents filed by Ares Parent with the SEC (which may be by a link to a website containing such document sent by automated electronic notification);
(d)Substantially concurrent with the delivery of the financial reports described above in clauses (a) and (b) of this Section 5.2, a Compliance Certificate duly executed by the chief financial officer of Administrative Entity (1) stating that (i) he or she has individually reviewed the provisions of this Agreement and the other Loan Documents, (ii) the financial statements contained in such report have been prepared in accordance with GAAP (except in the case of reports required to be delivered pursuant to clause (b) above, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Ares Parent and its Subsidiaries, (iii) the LP Annual Financial Statements or LP Quarterly Financial Statements, as the case may be (or, solely to the extent delivered in any period, the annual financial statements or quarterly financial statements, as the case may be, of the Loan Parties and their Subsidiaries on a Stand Alone Basis) fairly present in all material respects the financial condition and statement of operations of the Loan Parties and their consolidated Restricted Subsidiaries on a Stand Alone Basis in respect of such period other than as provided in any reconciliation for that period, (iv) consistent with past practice, a review of the activities of Ares Parent and its Subsidiaries during such year or quarterly period, as the case may be, has been made by or under such individual’s supervision, with a view to determining whether the Loan Parties have fulfilled all of their respective obligations under this Agreement, and the other Loan Documents, and (v) no Loan Party is in default in the observance or performance of any of the provisions hereof or thereof, or if any Loan Party shall be so in default, specifying all such defaults and events of which such individual may have knowledge, (2) to the extent information is available in Ares Parent’s public disclosure and reasonably requested by Agent, attaching a schedule thereto that sets forth, on an Ares Fund by Ares Fund basis, the Assets Under Management for such Ares Fund, (3) attaching a schedule thereto that sets forth a listing of each Ares Fund that has closed during the period covered by this Compliance Certificate to the extent not previously disclosed, (4) solely to the extent that agreements executed in connection with the closing of any Ares Fund noted in the preceding clause (3) provide for the deferral of the payment of Management Fees, attaching a schedule thereto that sets forth on a one-time basis for any such Ares Fund, a listing of the portion of the Management Fees that have been so agreed to be so deferred and (5) attaching a schedule thereto that sets forth a calculation of Adjusted EBITDA for the most recent four quarter period, including reasonable detail of each component of Adjusted EBITDA as set forth in the definition thereof and reasonable detail of any portion of Management Fees or ARCC Part I Fees included in Adjusted EBITDA that is contributed by a Designated Subsidiary;
(e)if not otherwise provided pursuant to clause (a) or (b), above, as applicable, then, substantially contemporaneously with each quarterly and year-end financial report required by clauses (a) and (b) of this Section 5.2, a certificate of the chief financial officer of Administrative Entity separately identifying and describing all material Contingent Obligations of the Loan Parties;
(f)notice, as soon as possible and, in any event, within 5 days after Borrower has knowledge, of: (i) the occurrence of any Event of Default or any Unmatured Event of Default; or (ii) any default or event of default as defined in any evidence of Debt of Borrower or under any material agreement, indenture, or other instrument under which such Debt has been issued, irrespective of whether such Debt is accelerated or such default waived. In any such event, Borrower also shall supply Agent with a statement from a Responsible Officer of Borrower, setting forth the details thereof and the action that Borrower proposes to take with respect thereto; provided, that Borrower shall not be required to provide any information that reasonably would be expected to result in a waiver of any attorney-client privilege of Borrower;

(g)as soon as practicable, any written report pertaining to material items in respect of Borrower’s internal control matters submitted to Borrower by its independent accountants in connection with each annual audit of the financial condition of Borrower;
(h)as soon as practicable, written notice of any condition or event which has resulted or could reasonably be expected to result in: (i) a Material Adverse Effect on the Loan Parties, taken as a whole; or (ii) a breach of, or noncompliance with, any term, condition, or covenant contained in this Agreement or any other Loan Document, or (iii) a breach of, or noncompliance with, any term, condition, or covenant of any Contractual Obligation of any Loan Party that, in the case of clauses (ii) and (iii), would result in an Event of Default hereunder;
(i)promptly upon becoming aware of any Person’s seeking to obtain or threatening to seek to obtain a decree or order for relief with respect to any Loan Party in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, a written notice thereof specifying what action Borrower is taking or proposes to take with respect thereto;
(j)promptly, copies of all amendments to the Governing Documents of any Loan Party except for (i) immaterial amendments or waivers permitted by such Governing Documents not requiring the consent of the holders of the Securities in the applicable Loan Party, or (ii) amendments or waivers which would not, either individually or collectively, be materially adverse to the interests of the Lender Group;
(k)prompt notice of:
(i)all legal or arbitral proceedings, and all proceedings by or before any governmental or regulatory authority or agency, against or, to the knowledge of Borrower, threatened in writing against or affecting any Loan Party which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole, or on the timely payment of the principal of or interest on the Loans, or the enforceability of this Agreement or the other Loan Documents, or the rights and remedies of the Lender Group hereunder or thereunder, as applicable;
(ii)the acquisition by any Loan Party of any Margin Securities;
(iii)the issuance by any United States federal or state court or any United States federal or state regulatory authority of any injunction, order, or other restraint prohibiting, or having the effect of prohibiting or delaying, the making of the Loans or issuing Letters of Credit, or the institution of any litigation or similar proceeding seeking any such injunction, order, or other restraint, in each case, of which Borrower or any of its Subsidiaries has knowledge; and
(l)reasonably promptly, such other information and data (other than monthly financial statements) with respect to the Loan Parties (including information regarding know-your-customer), as from time to time may be reasonably requested by Agent or any Lender (including any information reasonably requested by Agent or such Lender to enable Agent or such Lender to comply with any of the requirements under Regulations T, U, or X of the Federal Reserve Board).
5.3Existence. Except as expressly permitted by Section 6.6 (which Section 6.6, for purposes of this Section 5.3, shall be interpreted to also apply to Designated Subsidiaries in each case where such Section 6.6 is applicable to Restricted Subsidiaries), preserve and keep in full force and effect, at all times, its existence (and with respect to the Borrower only, its legal existence in a state of the United States or the District of Columbia) unless (i) such Subsidiary does not have assets or other property with a fair market value as of such date that exceeds $500,000 in the aggregate or (ii) such Subsidiary is wound up or dissolved as a result of the Fund applicable to such Subsidiary being wound up or dissolved.
5.4Payment of Taxes and Claims. Pay all Taxes, assessments, and other governmental charges imposed upon it or any of its Assets or in respect of any of its businesses, incomes, or Assets before any penalty or interest accrues thereon, and all claims (including claims for labor, services, materials, and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its Assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that, unless such Taxes, assessments, charges, or claims have become a federal tax Lien on any of its Assets, no such Tax, assessment, charge, or claim need be paid if the same is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision, if any, shall have been made there for as required in order to be in conformity with GAAP.
5.5Compliance with Laws. Comply with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
5.6Further Assurances. At any time or from time to time upon the request of Agent, Borrower shall, and shall cause each other Loan Party to, execute and deliver such further documents and do such other acts and things as Agent may reasonably request in order to effect fully the purposes of this Agreement or the other Loan Documents and to provide for payment of the Loans made hereunder, with interest thereon, in accordance with the terms of this Agreement.
5.7Additional Loan Parties.
(a)Within 20 days after a Material Operating Group Entity is formed or acquired or such person becomes a Material Operating Group Entity, as applicable, notify the Agent of such occurrence, and, within 30 days following such notification, cause such Material Operating Group Entity to (i) become a Loan Party by delivering to the Agent a Loan Party Joinder Agreement executed by such new Loan Party, (ii) deliver to the Agent a certificate of such Material Operating Group Entity, substantially in the form of the certificates delivered pursuant to Section 3.1(e) through (g) on the Restatement Effective Date, with appropriate insertions and attachments, and (iii) if reasonably requested by the Agent, deliver to the Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from Latham & Watkins LLP or other counsel, reasonably satisfactory to the Agent. Any document, agreement, or instrument executed or issued pursuant to this Section 5.7 shall be a Loan Document.
(b)Notwithstanding the foregoing, if such new Material Operating Group Entity is a Foreign Subsidiary of Ares Parent (which, for purposes of this Section 5.7(b) shall include any Subsidiary all or substantially all of the assets of which are equity interests (or equity and debt interests) in one or more Foreign Subsidiaries), then the Loan Parties shall not be required to comply with Section 5.7(a) if (i) compliance could reasonably result in any material adverse tax consequence to the Loan Parties or Ares Parent, or (ii) could cause any Loan Party to have an inclusion in income under Section 956 of the Code.
5.8[Reserved].
5.9Foreign Qualification. Borrower shall duly qualify to conduct business in all jurisdictions where its failure to do so could reasonably be expected to have a Material Adverse Effect on Borrower, and each Guarantor shall duly qualify to conduct business in all jurisdictions where its failure to do so could reasonably be expected to have a Material Adverse Effect on the Loan Parties taken as a whole.
5.10Designated Subsidiaries. Administrative Entity may at any time after the Amendment No. 5 Effective Date designate any Subsidiary of a Loan Party as a Designated Subsidiary; provided that (a) immediately before and after such designation, no Event of Default or Unmatured Event of Default shall have occurred and be continuing, (b) immediately before and after such designation, the Borrower shall be in pro-forma compliance with Section 6.13, and (c) not later than 15 days after such designation, the Administrative Entity shall deliver to Agent and the Lenders an officer’s certificate designating such Subsidiary as either a CLO Management Subsidiary or an Unrestricted Subsidiary and confirming that such designation is in compliance with the terms of this Agreement.

Article VI

NEGATIVE COVENANTS OF BORROWER
Borrower covenants and agrees that, so long as any portion of the Revolver Commitment under this Agreement shall be in effect and until payment, in full, of the Loans, with interest accrued and unpaid thereon, all other Obligations (including Obligations in respect of Letters of Credit, unless all such Letters of Credit are cancelled, expire or are cash collateralized in accordance with the provisions of Section 2.8(a) hereof) and all other amounts due hereunder, and except as set forth in the Disclosure Statement with specific reference to the Section of this Article VI affected thereby concerning matters which do not conform to the covenants of this Article VI, Borrower will not do, and will not permit any Restricted Subsidiary (and, solely with respect to Sections 6.1, 6.2, 6.11 and 6.12, any Designated Subsidiary) to do any of the following:
6.1Debt. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Debt, except:
(a)Debt evidenced by this Agreement and the other Loan Documents;
(b)Debt incurred by any Loan Party, provided that at the time of incurrence of such Debt and after giving pro-forma effect thereto, the Borrower would be in compliance with Section 6.13 and so long as no Unmatured Event of Default or Event of Default has occurred and is continuing at the time of such incurrence, provided further, that the Loan Parties shall cause any Debt incurred pursuant to this clause (b) and owed to any Subsidiary or any other Subordinated Creditor (as defined in the Intercompany Subordination Agreement) to be subordinated to the Loans on substantially the same terms as set forth in the Intercompany Subordination Agreement;
(c)Contingent Obligations resulting from the endorsement of instruments for collection in the ordinary course of business;
(d)Debt of (i) any Subsidiary to a Loan Party, (ii) any Loan Party to any other Loan Party, (iii) any Restricted Subsidiary of a Loan Party to any other Restricted Subsidiary of a Loan Party or (iv) any Subsidiary that is not a Restricted Subsidiary of a Loan Party to any other Subsidiary that is not a Loan Party;
(e)Debt which may be deemed to exist pursuant to any performance bonds, surety bonds, statutory bonds, appeal bonds or similar obligations incurred in the ordinary course of business;
(f)Debt in respect of netting services, overdraft protections and otherwise in connection with deposit accounts incurred in the ordinary course of business;
(g)guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Loan Parties and their Subsidiaries;
(h)Debt of a Loan Party or any of its Subsidiaries under any Hedging Agreement so long as such Hedging Agreements are used solely as a part of its normal business operations as a risk management strategy or hedge against changes resulting from market operations and not as a means to speculate for investment purposes on trends and shifts in financial or commodities markets;
(i)Debt of any Loan Party or Subsidiary under Back-to-Back Lending Facilities, in an aggregate principal amount not to exceed $200,000,000;
(j)Debt incurred in the ordinary course of business under incentive, non-compete, consulting, deferred compensation, or other similar arrangements incurred by any Loan Party or Subsidiary;

(k)Debt incurred in the ordinary course of business with respect to the financing of insurance premiums;
(l)Debt in respect of Taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made hereunder;
(m)other Debt of the Subsidiaries (other than any Loan Party) in an aggregate principal amount for all such Subsidiaries not to exceed, at the time of incurrence of such other Debt, the greater of (i) $1,700,000,000 and (ii) Adjusted EBITDA for the most recent four quarter period with respect to which financial statements have been delivered pursuant to Section 5.2(a) or (b), so long as no Unmatured Event of Default or Event of Default has occurred and is continuing at the time of incurrence of any such other Debt;
(n)Debt incurred by any CLO Management Subsidiary in connection with, or otherwise to finance (directly or indirectly) any Investment made to comply with any regulatory requirements (including, without limitation, risk retention requirements), provided that any such Debt is non-recourse to any Loan Party or any Restricted Subsidiary (provided, that an Unrestricted Subsidiary shall only be liable for such Debt to the extent such Debt is permitted pursuant to clause (p) of this Section 6.1);
(o)guaranties by Loan Parties or other Subsidiaries in respect of real estate lease obligations incurred in the ordinary course of business;
(p)Debt incurred by any Unrestricted Subsidiary; provided, that any such Debt is non-recourse to any Loan Party or any Restricted Subsidiary; and
(q)Purchase Money Debt;
(r)provided, that for purposes of calculating the amount of Debt to determine compliance with Sections 6.1 and 6.2, the Debt of non-wholly owned Subsidiaries included in such calculation shall be equal to (i) if such Debt is (A) not guaranteed by any Loan Party and/or any other Subsidiary or (B) guaranteed by any Loan Party and/or any other Subsidiary and each such guaranty is permitted under Section 6.1 (and Section 6.2, if applicable) pursuant to a clause that is not subject to a dollar cap, the proportionate amount of such Debt based on the Loan Parties’ and each such other Subsidiary’s aggregate economic ownership interests in such Subsidiary, and (ii) if such Debt is guaranteed by any Loan Party and/or any other Subsidiary and any such guaranty is not permitted under Section 6.1 (and Section 6.2, if applicable) pursuant to a clause that is not subject to a dollar cap, an amount equal to the greater of (x) the proportionate amount of such Debt based on the Loan Parties’ and each such other Subsidiary’s aggregate economic ownership interests in such Subsidiary and (y) without duplication and in no event to exceed the amount of the underlying Debt, the aggregate amount of such Debt guaranteed by the Loan Parties and/or each such other Subsidiary that is not permitted under Section 6.1 (and Section 6.2, if applicable) pursuant to a clause that is not subject to a dollar cap (Debt excluded pursuant to this proviso shall be excluded from the calculation of Debt for purposes of determining compliance with this Section 6.1 (and Section 6.2, if applicable)).
6.2Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its Assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Liens.
6.3Investments. Make or own, directly or indirectly, any Investment in any Person, except Permitted Investments; provided that no Investments shall be permitted to be incurred (other than any Permitted Investments in or to a Loan Party) so long as an Event of Default under Sections 7.1(a), 7.1(b)(i) (solely with respect to a breach of Section 6.13), 7.1(d), 7.1(e), 7.1(f), or 7.1(g) has occurred and is continuing.

6.4[Reserved].
6.5Dividends. If an Event of Default or Unmatured Event of Default has occurred and is continuing or would result from any of the following, or if any Distribution (as defined below) could reasonably be expected to result in a violation of any applicable provisions of Regulations T, U, or X of the Federal Reserve Board, Borrower shall not make or declare, directly or indirectly, any dividend (in cash, return of capital, or any other form of Assets) on, or make any other payment or distribution on account of, or set aside Assets for a sinking or other similar fund for the purchase, redemption, or retirement of, or redeem, purchase, retire, or otherwise acquire any interest of any class of equity interests in Borrower, whether now or hereafter outstanding, or grant or issue any warrant, right, or option pertaining thereto, or other security convertible into any of the foregoing, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or Assets or in obligations (collectively, a “Distribution”), except for (x) irrespective of whether an Event of Default has occurred and is continuing or would result therefrom, any Distributions by any Loan Party or, for the avoidance of doubt, any Restricted Subsidiary to any other Loan Party, and (y) irrespective of whether an Event of Default or an Unmatured Event of Default has occurred and is continuing or would result therefrom, to make any Permitted Tax Distribution.
6.6Restriction on Fundamental Changes. Change its name, change the nature of its business, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its partnership interests (whether limited or general) or membership interests, as applicable, or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or Assets, whether now owned or hereafter acquired, or acquire any business or Assets from, or capital stock of, or be a party to any acquisition of, any other Person except for purchases of inventory and other property to be sold or used in the ordinary course of business.
Notwithstanding the foregoing provisions of this Section:
(a)a Loan Party or any Restricted Subsidiary may sell or otherwise transfer Assets in accordance with the provisions of Section 6.7 hereof;
(b)a Loan Party or any Restricted Subsidiary may make Investments in accordance with the provisions of Section 6.3 hereof;
(c)a Loan Party or any Restricted Subsidiary may acquire any business or Assets (other than Investments, which for the avoidance of doubt, may be permitted under clause (b) above) from any Person to the extent that (i) the Distribution by Borrower of the cash, Cash Equivalents or other Assets used to fund such acquisition would not have violated this Agreement and (ii) such acquisition would not otherwise result in an Event of Default or an Unmatured Event of Default;
(d)a Loan Party or any Restricted Subsidiary may change its name or corporate, partnership or limited liability structure so long as, in the case of any change by a Loan Party, the Administrative Entity provides written notice thereof to Agent on or before the date that is 45 days after the date when such name or structure change occurs;
(e)any Person may merge, consolidate or reorganize with and into a Loan Party or any Restricted Subsidiary, provided that (i) if such transaction involves a Loan Party, a Loan Party is the sole surviving entity of such merger, consolidation or reorganization and on or prior to the consummation of such merger, consolidation or reorganization, such Loan Party expressly reaffirms its Obligations, if any, to the Lender Group under this Agreement and the other Loan Documents to which it is a party (provided, in the case of any Loan Party other than the Borrower, such reaffirmation may be provided within 5 Business Days of the consummation of such transaction), and (ii) the consummation of such merger, consolidation or reorganization does not result in a Change of Control Event; and
(f)any Restricted Subsidiary may liquidate, wind-up or dissolve, in each case, in the ordinary course of business, consistent with past practice and to the extent not otherwise material to the Loan Parties and their Restricted Subsidiaries; provided that all of the proceeds of such liquidation, winding up or dissolution allocable to the direct or indirect ownership in such Subsidiary of Borrower or any other Loan Party are distributed to the direct or indirect holder of such Subsidiary’s Securities (pro rata based on ownership at the time of such liquidation, wind-up or dissolution) or to a Loan Party or a wholly owned Subsidiary of a Loan Party.
6.7Sale of Assets. Sell, assign, transfer, convey, or otherwise dispose of all or any substantial part of its property or business or any material Assets (determined by reference to the combined financial condition of the Loan Parties and each Restricted Subsidiary) except that any Loan Party or Restricted Subsidiary may dispose of any property (including any investment) (a) in the ordinary course of business and consistent with past practices or so long as such disposition would not reasonably be expected to have a Material Adverse Effect, (b) so long as such disposition would not reasonably be expected to have a Material Adverse Effect, to any Person in the ordinary course pursuant to the terms of a Benefit Plan and (c) so long as such disposition would not reasonably be expected to have a Material Adverse Effect, in connection with the transactions contemplated by the agreements set forth on the Disclosure Statement effected in connection with the IPO Event.
6.8Transactions with Shareholders and Affiliates. Enter into or permit to exist, directly or indirectly, any transaction (including the purchase, sale, lease, or exchange of any Asset or the rendering of any service) with any holder of 5% or more of any class of equity interests of Borrower or any of its Subsidiaries or Affiliates, or with any Affiliate of Borrower or of any such holder, in each case other than a Loan Party, on terms taken as a whole that are less favorable to Borrower than those terms that might be obtained at the time from Persons who are not such a holder, Subsidiary, or Affiliate, or if such transaction is not one in which terms could be obtained from such other Person, on terms that are not negotiated in good faith on an arm’s length basis. Prior to Borrower or any of its Restricted Subsidiaries engaging in any such transaction described in this Section 6.8, other than transactions in de minimis amounts, Borrower shall determine that such transaction has been negotiated in good faith and on an arm’s length basis. In no event shall the foregoing restrictive covenant apply to (a) debt permitted under Section 6.1, (b) Permitted Investments, (c) the execution, delivery and performance of the agreements evidencing the obligation to pay the Management Fees, (d) transactions contemplated by the agreements set forth on the Disclosure Statement effected in connection with the IPO Event, (e) transactions in the ordinary course pursuant to the terms of a Benefit Plan, (f) any investment in a Fund, (g) transactions involving the use, transfer, or other disposition of any Assets, to the extent that (i) the Distribution by Borrower of such Assets would not have violated this Agreement and (ii) such use, transfer, or other disposition would not otherwise result in an Event of Default or an Unmatured Event of Default or (h) transactions approved by the conflicts committee of the board of directors (or similar governing body) of Ares Parent (which committee shall be comprised of at least one independent member of such board of directors (or similar governing body)).
6.9Conduct of Business. Engage in any business other than the businesses in which it is permitted to conduct under its Governing Documents (as in effect on the Restatement Effective Date), or any businesses or activities substantially similar or related thereto.
6.10Amendments or Waivers of Certain Documents; Actions Requiring the Consent of Agent. Without the prior written consent of Agent and the Required Lenders, which consent shall not unreasonably be withheld or delayed, agree to any amendment to or waiver of the terms or provisions of its Governing Documents except for: (i) immaterial amendments or waivers permitted by such Governing Documents not requiring the consent of the holders of the Securities in the applicable Loan Party or Restricted Subsidiary, or (ii) amendments or waivers which would not, either individually or collectively, be materially adverse to the interests of the Lender Group.
6.11Use of Proceeds. Use the proceeds of the Loans made and Letters of Credit issued hereunder for any purpose inconsistent with Section 3.2(e) hereof. The Borrower will not request any Loan, Letter of Credit or Swingline Loan, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan, Letter of Credit or Swingline Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

6.12Margin Regulation. Use any portion of the proceeds of any of the Loans or Letters of Credit in any manner which could reasonably be expected to cause the Loans, the Letters of Credit, the application of such proceeds, or the transactions contemplated by this Agreement to violate Regulations T, U, or X of the Federal Reserve Board, or any other regulation of such board, or to violate the Exchange Act, or to violate the Investment Company Act of 1940.
6.13Financial Covenants.
(a)[Reserved].
(b)Debt to Adjusted EBITDA. Permit the ratio of (i) the total outstanding amount of Debt of the Loan Parties and the Restricted Subsidiaries on a Stand Alone Basis as of the last day of any four fiscal quarter period of Ares Parent, commencing with the four fiscal quarter period ending March 31, 2014, to (ii) the Adjusted EBITDA of the Loan Parties and the Restricted Subsidiaries on a Stand Alone Basis for such period, to be greater than 4.00:1.00.
(c)Assets Under Management. Permit Assets Under Management at any time to be less than $179,825,526,099.
6.14Restrictive Agreements. The Borrower will not, and will not permit any Loan Party, or any Restricted Subsidiary, to, directly or indirectly, enter into, incur, or permit to exist any agreement or other arrangement that prohibits, restricts, or imposes any condition upon the ability to make or repay loans or advances to the Borrower or any of its Restricted Subsidiaries or to guarantee Debt of any Loan Party or any of its Restricted Subsidiaries or the ability in any material respect to pay dividends or other distributions with respect to any of its Securities (other than, for the avoidance of doubt, carry and similar payments); provided, that the foregoing shall not apply to (w) restrictions existing on the Closing Date, (x) restrictions and conditions imposed by law, rule, or regulation or by this Agreement or other Loan Documents, (y) customary restrictions and conditions contained in agreements relating to the sale of any property pending such sale; provided, that such restrictions and conditions apply only to the property that is to be sold and such sale is permitted under this Agreement and (z) any restriction or condition imposed by any instrument or agreement governing Debt permitted hereunder to the extent that such restriction or condition (as applicable) is no more restrictive in any respect than the corresponding restriction or condition imposed by this Agreement.
6.15CLO Management Subsidiaries. Permit any CLO Management Subsidiary to engage in any business other than the management, servicing, administration or similar function performed in connection with a Fund and the holding of Investments in a Fund or other CLO Management Subsidiary and activities reasonably related thereto (including, without limitation, the incurrence of Debt to finance such Investments).

Article VII

EVENTS OF DEFAULT AND REMEDIES
7.1Events of Default. The occurrence of any one or more of the following events, acts, or occurrences shall constitute an event of default (“Event of Default”) hereunder:
(a)Failure to Make Payments When Due.
(i)Borrower shall fail to pay any amount owing hereunder with respect to the principal of any of the Loans or Swingline Loans (or cash collateralize or reimburse obligations in respect of any Letter of Credit) when such amount is due, whether at stated maturity, by acceleration, or otherwise;
(ii)Borrower shall fail to pay, within 5 days of the date when due, any amount owing hereunder with respect to interest on any of the Loans or with respect to any other amounts (including fees, costs, or expenses), other than principal (or cash collateralization or reimbursement obligations in respect of Letters of Credit), payable in connection herewith;
(b)Breach of Certain Covenants.
(i)Borrower shall fail to perform or comply with any covenant, term, or condition contained in Article VI of this Agreement;
(ii)[Reserved];
(iii)Borrower shall fail to perform or comply with any covenant, term, or condition contained in Sections 5.1, 5.2(a), 5.2(b), 5.2(c), 5.2(d), 5.2(e), 5.2(f), 5.6, or 5.9 and such failure shall not have been remedied or waived within 10 days after the occurrence thereof; or
(iv)any Loan Party shall fail to perform or comply with any other covenant, term, or condition contained in this Agreement or other Loan Documents to which it is a party and such failure shall not have been remedied or waived within 30 days after receipt of notice from Agent of the occurrence thereof; provided, however, that this clause (iv) shall not apply to: (1) the covenants, terms, or conditions referred to in subsections (a) and (c) of this Section 7.1; or (2) the covenants, terms, or conditions referred to in clause (i), (ii) or (iii) above of this subsection (b);
(c)Breach of Representation or Warranty. Any financial statement, representation, warranty, or certification made or furnished by Borrower under this Agreement or in any statement, document, letter, or other writing or instrument furnished or delivered by or on behalf of Ares Parent or any Loan Party to Agent or any Lender pursuant to or in connection with this Agreement or any other Loan Document to which it is a party, or as an inducement to the Lender Group to enter into this Agreement or any other Loan Document shall have been false, incorrect, or incomplete in any material respect when made, effective, or reaffirmed, as the case may be;
(d)Involuntary Bankruptcy.
(i)If an involuntary case seeking the liquidation or reorganization of Ares Parent or any Loan Party or Significant Restricted Subsidiary under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code or any similar proceeding shall be commenced against Ares Parent or any Loan Party or Significant Restricted Subsidiary under any other applicable law and any of the following events occur: (1) such Person consents to the institution of the involuntary case or similar proceeding; (2) the petition commencing the involuntary case or similar proceeding is not timely controverted; (3) the petition commencing the involuntary case or similar proceeding is not dismissed within 60 days of the date of the filing thereof; provided, however, that, during the pendency of such period, the Lender Group shall be relieved of its obligation to make additional Loans; (4) an interim trustee is appointed to take possession of all or a substantial portion of the Assets of any Loan Party or Significant Restricted Subsidiary; or (5) an order for relief shall have been issued or entered therein;
(ii)A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, custodian, trustee, or other officer having similar powers over Ares Parent, any Loan Party or Significant Restricted Subsidiary to take possession of all or a substantial portion of its Assets shall have been entered and, within 45 days from the date of entry, is not vacated, discharged, or bonded against, provided, however, that, during the pendency of such period, the Lender Group shall be relieved of their obligation to make additional Loans;
(e)Voluntary Bankruptcy. Ares Parent or any Loan Party shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code; Ares Parent or any Loan Party or Significant Restricted Subsidiary shall file a petition, answer, or complaint or shall otherwise institute any similar proceeding under any other applicable law, or shall consent thereto; Ares Parent or any Loan Party or Significant Restricted Subsidiary shall consent to the conversion of an involuntary case to a voluntary case; or Ares Parent or any Loan Party or Significant Restricted Subsidiary shall consent or acquiesce to the appointment of a receiver, liquidator, sequestrator, custodian, trustee, or other officer with similar powers to take possession of all or a substantial portion of its Assets; Ares Parent, any Loan Party or Significant Restricted Subsidiary shall generally fail to pay debts as such debts become due or shall admit in writing its inability to pay its debts generally; or any Loan Party or Significant Restricted Subsidiary shall make a general assignment for the benefit of creditors;
(f)Dissolution. Any order, judgment, or decree shall be entered decreeing the dissolution of Ares Parent or any Loan Party or Significant Restricted Subsidiary, and such order shall remain undischarged or unstayed for a period in excess of 45 days;
(g)Change of Control. A Change of Control Event shall occur;
(h)Judgments and Attachments. Any Loan Party or Significant Restricted Subsidiary shall suffer any money judgment, writ, or warrant of attachment, or similar process involving payment of money in an amount, net of any portion thereof that is covered by or recoverable by such Loan Party under applicable insurance policies (if any) in excess of $75,000,000 and shall not discharge, vacate, bond, or stay the same within a period of 30 days;
(i)Guaranty. If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or any Guarantor thereunder, except to the extent permitted by the terms of the Loan Documents;
(j)Material Agreements. If there is a default in any material agreement to which Borrower or any Restricted Subsidiary is a party and such default (a) involves Debt in an aggregate principal amount equal to $75,000,000 or more and (b) either (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Borrower’s or any Restricted Subsidiary’s obligations thereunder or to terminate such agreement;
(k)Intercompany Subordination Agreement. If any Loan Party makes any payment on account of Debt that has been contractually subordinated under the Intercompany Subordination Agreement, except to the extent such payment is permitted by the terms of the Intercompany Subordination Agreement;
(l)[Reserved].
(m)Loan Documents. Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party, or by any Governmental Authority having jurisdiction over any Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny that any Loan Party has any liability or obligation purported to be created under any Loan Document; and
7.2Remedies. Upon the occurrence of an Event of Default:
(a)If such Event of Default arises under subsections (d) or (e) of Section 7.1 hereof, then the Revolver Commitments hereunder immediately shall terminate and all of the Obligations owing hereunder or under the other Loan Documents automatically shall become immediately due and payable (including without limitation the cash collateralization of the Letters of Credit in accordance with Section 2.8(a) hereof), without presentment, demand, protest, notice, or other requirements of any kind, all of which are hereby expressly waived by Borrower; and
(b)In the case of any other Event of Default that has occurred and is continuing, the Agent at the request of the Required Lenders, by written notice to Borrower, may declare the Revolver

Commitments hereunder terminated and all of the Obligations owing hereunder or under the Loan Documents to be, and the same immediately shall become due and payable (including without limitation the cash collateralization of the Letters of Credit in accordance with the provisions hereof), without presentment, demand, protest, further notice, or other requirements of any kind, all of which are hereby expressly waived by Borrower.
Upon acceleration, Agent (without notice to or demand upon Borrower, which are expressly waived by Borrower to the fullest extent permitted by law), shall be entitled to proceed to protect, exercise, and enforce the Lender Group’s rights and remedies hereunder or under the other Loan Documents, or any other rights and remedies as are provided by law or equity. Agent may determine, in its sole discretion, the order and manner in which the Lender Group’s rights and remedies are to be exercised. All payments received by Agent shall be applied in accordance with Section 2.3(d)(i).
Article VIII

EXPENSES AND INDEMNITIES
8.1Expenses. Irrespective of whether any Loans are made hereunder, Borrower agrees to pay on demand any and all Lender Group Expenses.
8.2Indemnity.
(a)In addition to the payment of expenses pursuant to Section 8.1 hereof, and irrespective of whether the transactions contemplated hereby are consummated, Borrower agrees to indemnify, exonerate, defend, pay, and hold harmless the Agent-Related Persons, the Lender-Related Persons, the Joint Lead Arrangers, any Syndication Agent, any Issuing Bank, any Swingline Lender and each Participant (collectively the “Indemnitees” and individually as “Indemnitee”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, causes of action, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever (including, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigation, administrative, or judicial proceeding, whether such Indemnitee shall be designated a party thereto), that may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of the Total Commitments, the use or intended use of the proceeds of the Loans, Letters of Credit or the consummation of the transactions contemplated by this Agreement, including, but not limited to, any matter relating to the payment of principal and interest and fees, or arising out of the filing or recordation of any of the Loan Documents which filing or recordation is done based upon information supplied by Borrower to Agent and its counsel (the “Indemnified Liabilities”); provided, however, that Borrower shall have no obligation hereunder to any Indemnitee to the extent that such Indemnified Liabilities are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the fraud, gross negligence or willful misconduct of such Indemnitee. Each Indemnitee will promptly notify Borrower of each event of which it has knowledge which may give rise to a claim under the indemnification provisions of this Section 8.2. To the extent that the undertaking to indemnify, pay, and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. The obligations of Borrower under this Section 8.2 shall survive the termination of this Agreement and the discharge of Borrower’s other obligations hereunder.
(b)Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Agent or an Issuing Lender under Section 8.2(a), each Lender severally agrees to pay to the Agent or such Issuing Lender, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent or such Issuing Lender in its capacity as such.

(c)Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against the Agent-Related Persons, the Lender-Related Persons, the Joint Lead Arrangers, any Syndication Agent, any Issuing Bank and any Swingline Lender (collectively, the “Credit Parties” and each individually a “Credit Party”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan, Letter of Credit or Swingline Loan or the use of the proceeds thereof. Without limiting the foregoing, no Credit Party referred to in subsection (a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Credit Party through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Credit Party as determined by a final and nonappealable judgment of a court of competent jurisdiction.
Article IX

ASSIGNMENT AND PARTICIPATIONS
9.1Assignments and Participations.
(a)With the consent of Administrative Entity (which consent of Administrative Entity shall not be (x) required for an assignment to a Lender or an Affiliate of a Lender, or, if an Event of Default has occurred and is continuing, or (y) other than with respect to Direct Competitors, unreasonably withheld, conditioned or delayed), any Lender may assign and delegate to one or more assignees (each an “Assignee”) that are Eligible Transferees all, or any ratable part of all, of the Obligations, the Revolver Commitments, the Loans and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000 (or the remaining amount of any Lender’s Revolver Commitment or amount of Loans, if less); provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information including any documentation required pursuant to Section 2.23(e), (f) and (g) with respect to the Assignee, have been given to Administrative Entity and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Administrative Entity and Agent an Assignment and Acceptance, fully executed and delivered by each party thereto, and (iii) the assigning Lender or Assignee has paid to Agent for Agent’s separate account a processing fee in the amount of $3,500. Anything contained herein to the contrary notwithstanding, the payment of any fees shall not be required and the Assignee need not be an Eligible Transferee and the consent of Administrative Entity shall not be required if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender.
(b)From and after the date that Agent notifies the assigning Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance satisfying clause (a) above and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 8.2 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 8.2(b) of this Agreement relating to any period prior to the effectiveness of such assignment.

(c)Immediately upon Agent’s receipt of the required processing fee payment and the fully executed Assignment and Acceptance satisfying clause (a) above, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Revolver Commitments or the Loans arising therefrom. The Revolver Commitment and the Loans allocated to each Assignee shall reduce such Revolver Commitments or Loans of the assigning Lender pro tanto.
(d)The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(e)Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender and who are not Direct Competitors (a “Participant”) participating interests in its Obligations, its Loans, the Revolver Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Loans, the Revolver Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, its Subsidiaries, or otherwise in respect of the Obligations except as otherwise provided in this Section 9.1(d). The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13 and 2.23 (subject to the requirements and limitations therein, including the requirements under Section 2.23(e) (it being understood that the documentation required under Section 2.23(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.23, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. Each Originating Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Revolver Commitments or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) and proposed Section 1.163-5(b) of the United States Treasury Regulations.
(f)In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to the provisions of Section 11.11, disclose all documents and information which it now or hereafter may have relating to Borrower and its Subsidiaries and their respective businesses.
(g)Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24 or any other central bank having jurisdiction over such Lender, and such Federal Reserve Bank or other central bank may enforce such pledge or security interest in any manner permitted under applicable law.
(g)     The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
9.2Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 9.1 hereof and, except as expressly required pursuant to Section 9.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.
Article X

AGENT; THE LENDER GROUP
10.1Appointment and Authorization of Agent. Each of the Lenders and each of the Issuing Lenders hereby irrevocably appoints Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
The bank serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.
The Agent shall not have any duties or obligations except those expressly set forth herein. The motivations of the Agent are commercial in nature and not to invest in the general performance or operations of the Borrower. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Unmatured Event of Default or Event of Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.2), and (c) except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. The Agent and its Related Parties shall not be (i) liable for any action taken or not taken by it and its Related Parties (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 11.2) or (y) in the absence of its own gross negligence or willful misconduct or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Agent’s reliance on any electronic signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.
The Agent shall be deemed not to have knowledge of any Unmatured Event of Default or Event of Default unless and until written notice thereof is given to the Agent by the Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.
The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, the Agent may resign at any time by notifying the Lenders, the Issuing Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower not to be unreasonably withheld or delayed (or if an Event of Default has occurred and is continuing, in consultation with the Borrower), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent’s resignation hereunder, the provisions of this Article X and Sections 8.1 and 8.2 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.
Each Lender, each Swingline Lender and each Issuing Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, Swingline Lender or Issuing Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, Swingline Lender or Issuing Lender, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender, Swingline Lender and Issuing Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law), (iii) it has, independently and without reliance upon the Agent or any other Lender, Swingline Lender or Issuing Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, Swingline Lender or Issuing Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, Swingline Lender or Issuing Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender, Swingline Lender and Issuing Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, Swingline Lender or Issuing Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
10.2[Reserved].
10.3Reports and Information. By becoming a party to this Agreement, each Lender:
(a)is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each document delivered to Agent pursuant to Sections 5.2(a), (b), (c), (d) and (f)(i) (each a “Report” and collectively, “Reports”), and Agent shall so furnish each Lender with such Reports,

(b)expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report, and
(c)agrees to keep all Reports and other material, non-public information regarding Ares Parent and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 11.11.
In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, and (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent herein or in any other Loan Document, the Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Agent or any of its Affiliates in any capacity, including any information obtained by the Agent in the course of communications among the Agent and any Loan Party, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of a Loan Party.
10.4Set Off; Sharing of Payments.
(a)If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender and Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or Issuing Bank may have.
(b)If, at any time or times any Lender or Issuing Bank shall receive (i) by payment, foreclosure, setoff, or otherwise, any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender or Issuing Bank from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s or Issuing Bank’s ratable portion of all such distributions by Agent, such Lender or Issuing Bank promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders or Issuing Banks and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders or the other Issuing Banks, as applicable, so that such excess payment received shall be applied ratably as among the Lenders or Issuing Banks, as applicable, in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
10.5Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

Each Lender and Issuing Lender hereby agrees that (x) if the Agent notifies such Lender or Issuing Lender that the Agent has determined in its sole discretion that any funds received by such Lender or Issuing Lender from the Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Lender (whether or not known to such Lender or Issuing Lender), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Lender shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Lender to the date such amount is repaid to the Agent at the greater of the NYFRB Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or Issuing Lender shall not assert, and hereby waives, as to the Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Agent to any Lender or Issuing Lender pursuant to the foregoing shall be conclusive, absent manifest error.

Each Lender and Issuing Lender hereby further agrees that if it receives a Payment from the Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and Issuing Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Lender shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Lender to the date such amount is repaid to the Agent at the greater of the NYFRB Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or Issuing Lender that has received such Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Lender or Issuing Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Agent from the Borrower or any other Loan Party for the purpose of making such Payment.

Each party’s obligations pursuant to the foregoing shall survive the resignation or replacement of the Agent or any transfer of rights or obligations by, or the replacement of, a Lender, an Issuing Lender, the termination of the Revolver Commitments or the repayment, satisfaction or discharge of all obligations under any Loan Document.

10.6Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Revolver Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Revolver Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. No member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Revolver Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.
Article XI

MISCELLANEOUS
11.1No Waivers, Remedies. No failure or delay on the part of Agent or any Lender, or the holder of any interest in this Agreement in exercising any right, power, privilege, or remedy under this Agreement or any of the other Loan Documents shall impair or operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, privilege, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege, or remedy. The waiver of any such right, power, privilege, or remedy with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances. The remedies provided for under this Agreement or the other Loan Documents are cumulative and are not exclusive of any remedies that may be available to Agent or any Lender, or the holder of any interest in this Agreement at law, in equity, or otherwise.
11.2Waivers and Amendments. Subject to Section 2.14(c) and (d), no amendment or waiver of any provision of this Agreement (other than an amendment pursuant to and in accordance with Section 2.18) or any other Loan Document (other than any Fee Letter), and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall:
(a)increase or extend any Revolver Commitment of any Lender without the written consent of such Lender; provided that no amendment, modification or waiver of any condition precedent, covenant, Event of Default or Unmatured Event of Default shall constitute an increase in any Revolver Commitment of any Lender,
(b)postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document without the written consent of each Lender adversely affected thereby,

(c)reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender adversely affected thereby,
(d)change “Pro Rata Share” or Sections 2.3, 2.8(d) or 10.4 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender adversely affected thereby,
(e)amend or modify this Section or any provision of this Agreement providing for consent or other action by all Lenders without the written consent of each Lender,
(f)change the definition of “Required Lenders” without the written consent of each Lender, or
(g)other than as permitted by Article XII, release any Loan Party from any obligation for the payment of money without the written consent of each Lender, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent or the respective Issuing Lender, as applicable, affect the rights or duties of Agent or such Issuing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower. The foregoing to the contrary notwithstanding, an amendment to this Agreement to effectuate an Approved Increase shall only require the consent of Borrower, the Agent and the new Lender and shall not require the consent of any other Lender.
If any action to be taken by the Lender Group or Agent hereunder requires the greater than majority or unanimous consent, authorization, or agreement of all Lenders, and a Lender (“Holdout Lender”) fails to give its consent, authorization, or agreement or if any Lender is a Defaulting Lender hereunder, then Agent or, if no Event of Default has occurred and is continuing, Borrower, upon at least 5 Business Days’ prior irrevocable notice to the Holdout Lender or Defaulting Lender, may permanently replace the Holdout Lender or Defaulting Lender with one or more substitute Lenders (each, a “Replacement Lender”), and the Holdout Lender or Defaulting Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender or Defaulting Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Holdout Lender or Defaulting Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender or such Defaulting Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of any participation in any Letter of Credit Usage) without any premium or penalty of any kind whatsoever. If the Holdout Lender or Defaulting Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender or Defaulting Lender shall be made in accordance with the terms of Section 9.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Revolver Commitments, and the other rights and obligations of the Holdout Lender or Defaulting Lender hereunder and under the other Loan Documents, the Holdout Lender or Defaulting Lender, as applicable, shall remain obligated to make its Pro Rata Share of Loans and to purchase a participation in each Letter of Credit or Swingline Loan, in accordance with this Agreement.

11.3Notices. Except as otherwise provided herein, all notices, demands, instructions, requests, and other communications required or permitted to be given to, or made upon, any party hereto shall be in writing and (except for financial statements and certain other documents to be furnished pursuant hereto, which may be sent as provided herein) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by courier, electronic mail (at such e-mail addresses as a party may designate in accordance herewith), or facsimile and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the Person to whom it is to be sent pursuant to the provisions of this Agreement. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 11.3, notices, demands, requests, instructions, and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated on Exhibit 11.3 attached hereto.
11.4Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that Borrower may not assign or transfer any interest or rights hereunder without the prior written consent of Agent and the Lenders and any such prohibited assignment or transfer shall be absolutely void.
11.5Headings. Article and Section headings used in this Agreement and the table of contents preceding this Agreement are for convenience of reference only and shall neither constitute a part of this Agreement for any other purpose nor affect the construction of this Agreement. None of the Joint Lead Arrangers or the Syndication Agents (identified on the cover hereof) shall have any responsibility under this Agreement.
11.6Execution in Counterparts; Effectiveness. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 11.3), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Agent has agreed to accept any Electronic Signature, the Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any liabilities arising solely from the Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature, (except, in any case, to the extent found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the fraud, willful misconduct, or gross negligence of such Lender-Related Person).
11.7GOVERNING LAW. EXCEPT AS SPECIFICALLY SET FORTH IN ANY OTHER LOAN DOCUMENT: (A) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIM, CONTROVERSY, DISPUTE, PROCEEDING OR CAUSE OF ACTION (WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK; AND (B) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
11.8JURISDICTION AND VENUE. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES HERETO AGREE THAT ALL ACTIONS, SUITS, OR PROCEEDINGS (WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) ARISING BETWEEN ANY MEMBER OF THE LENDER GROUP OR BORROWER IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. BORROWER AND EACH MEMBER OF THE LENDER GROUP, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.8 AND STIPULATE THAT THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER SUCH PERSON FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. TO THE EXTENT PERMITTED BY LAW, SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST BORROWER MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS INDICATED ON EXHIBIT 11.3 ATTACHED HERETO.
11.9WAIVER OF TRIAL BY JURY. BORROWER AND EACH MEMBER OF THE LENDER GROUP, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY. TO THE EXTENT THEY MAY LEGALLY DO SO, BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A

COPY OF THIS SECTION 11.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.
11.10Independence of Covenants. All covenants under this Agreement and other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any one covenant, the fact that it would be permitted by another covenant, shall not avoid the occurrence of an Event of Default or Unmatured Event of Default if such action is taken or condition exists.
11.11Confidentiality. Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Ares Parent, the Loan Parties and their respective Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Agent and the Lenders in a confidential manner, used only in connection with this Agreement and in compliance with applicable laws, including United States federal or state securities laws, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group, (b) to Subsidiaries and Affiliates of any member of the Lender Group and any of their respective officers, directors, employees, counsel, accountants, auditors and other representatives; provided that in the case of clause (a) and (b), such Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential, (c) as may be required by statute, decision, or judicial or administrative order, rule, regulation or any Governmental Authority (other than any state, federal or foreign authority, self-regulatory authority or examiner regulating banks or banking); provided that, to the extent it may lawfully do so, Agent or any such Lender shall notify Borrower of such requirement prior to any disclosure of such information to a party that Agent or such Lender reasonably believes may not keep such information confidential and shall reasonably cooperate with Borrower in any lawful effort by Borrower to prevent or limit such disclosure or otherwise protect the confidentiality of such information, (d) as may be agreed to in advance by Borrower or its Subsidiaries or as requested or required by any Governmental Authority (other than any state, federal or foreign authority, self-regulatory authority or examiner regulating banks or banking) pursuant to any subpoena or other legal process; provided that, to the extent it may lawfully do so, Agent or any such Lender shall notify Borrower of such requirement prior to any disclosure of such information to a party that Agent or such Lender reasonably believes may not keep such information confidential and shall reasonably cooperate with Borrower in any lawful effort by Borrower to prevent or limit such disclosure or otherwise protect the confidentiality of such information, (e) as requested or required by any state, federal or foreign regulatory, self-regulatory or other authority or examiner regulating banks or banking, (f) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders), (g) to any potential swap, derivative or hedge counterparty to any swap, derivative or hedge transaction relating to the Borrowers or any of their affiliates or any of their respective obligations or in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any Lender’s interest under this Agreement, provided that any such potential swap, derivative or hedge counterparty, assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee is reasonably expected to be an actual swap, derivative or hedge counterparty or permitted assignee, purchaser, participant, or pledgee hereof and shall have agreed in writing to receive such information hereunder subject to the terms of this Section, (h) the Agent and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Total Commitments and (i) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents or enforcement of any Agent’s, Issuing Lender’s or Lender’s rights under the Loan Documents. The provisions of this Section 11.11 shall survive for 2 years after the payment in full of the Obligations. Notwithstanding the foregoing, confidential information shall not include, as to any Agent or Lender, information independently developed by such Person or its Affiliates, information that was in such Person’s and/or Affiliates possession prior to the Restatement Effective Date and was not known by such Person or its Affiliates to be from a confidential source and information that is provided to such Person and/or its Affiliates after the Restatement Effective Date from any source without a known obligation of confidentiality to the Borrower and its Affiliates. For the avoidance of doubt, nothing in this Section 11.11 shall prohibit any Person from voluntarily disclosing or providing any information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization to the extent that any such prohibition on disclosure set forth in this Section 11.11 shall be prohibited by the laws or regulations applicable to such governmental, regulatory or self-regulatory organization.
11.12Complete Agreement. This Agreement, together with the exhibits hereto, the Disclosure Statement, and the other Loan Documents is intended by the parties hereto as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter of this Agreement and shall not be contradicted or qualified by any other agreement, oral or written, before the Restatement Effective Date.
11.13USA Patriot Act Notice. Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56) signed into law October 26, 2001 (the “USA Patriot Act”), it may be required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA Patriot Act.
11.14No Novation. Borrower, the Lenders and Agent hereby agree that this Agreement amends and restates the Existing Credit Agreement in its entirety (and therefore, this Agreement shall not constitute or effectuate a novation thereof) and all Loans, Letters of Credit and other Obligations of the Loan Parties outstanding under the Existing Credit Agreement as of the Closing Date shall be deemed to be Loans, Letters of Credit and Obligations outstanding under this Agreement (and the Borrower and each Guarantor hereby assume all such Obligations) without further action by any Person except as otherwise expressly modified by this Agreement and the other Loan Documents. The rights and duties of Ares and AIH (as predecessors in interest to the Borrower), Agent, and the Lenders with respect to all matters relating to time periods prior to the Restatement Effective Date shall be determined in accordance with the terms of the Existing Credit Agreement, and the rights and duties of Borrower, Agent, and the Lenders with respect to all matters relating to time periods from and after the Restatement Effective Date shall be determined in accordance with the provisions of this Agreement and the Loan Documents. This Agreement does not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement (including without limitation, Section 12.8) or discharge or release the obligations or the liens or priority of any mortgage, pledge, security agreement or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby (including without limitation, Section 12.8) or by instruments executed concurrently herewith. Except as expressly set forth herein (including without limitation, Section 12.8), nothing in this Agreement shall be construed as a release or other discharge of any Loan Party from any of their obligations or liabilities under the Existing Credit Agreement.
11.15Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Alternative Currency, as the case may be (the “Specified Currency”), and payment in New York City or the country of the Specified Currency, as the case may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans or reimbursement obligations denominated in the Specified Currency. The payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Agent or any Lender hereunder or under any other Loan Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.
11.16Ares Holdings as Agent for Each Entity Comprising the Borrower. Each of the entities comprising the Borrower hereby appoints Ares Holdings as its agent, attorney-in-fact and representative (the “Administrative Entity”) for the purpose of (i) making any borrowing requests or other requests required under this Agreement, (ii) the giving and receipt of notices by and to Borrower under this Agreement, (iii) the delivery of all documents, reports, financial statements and written materials required to be delivered by Borrower under this Agreement, and (iv) all other purposes incidental to any of the foregoing. Each entity comprising Borrower agrees that any action taken by Ares Holdings as Administrative Entity shall be binding upon such entity to the same extent as if directly taken by such entity. Each of the entities comprising the Borrower hereby jointly and severally hereby indemnifies the Indemnitees and holds the Credit Parties harmless as set forth in Section 8.2 hereof.
11.17No Fiduciary Duties.

(a) The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that none of the Agent, any Issuing Lender, or any other Lender will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each of the Agent, any Swingline Lender, any Issuing Lender, and any other Lender is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any of the Agent, any Swingline Lender, any Issuing Lender, or any other Lender based on an alleged breach of fiduciary duty by such Agent, Swingline Lender, Issuing Lender, or Lender, as applicable, in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that none of the Agent, any Swingline Lender, any Issuing Lender, or any other Lender is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction solely in connection with the transactions contemplated by the Loan Documents or the process leading thereto. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and none of the Agent or any Lender shall have responsibility or liability to the Borrower with respect thereto.
(b) The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each the Agent, any Swingline Lender, any Issuing Lender and any Lender, together with their Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full-service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any of the Agent, any Swingline Lender, any Issuing Lender, or any other Lender may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any of the Agent, any Swingline Lender, any Issuing Lender, or any other Lender or any of their customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c) In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each of the Agent, any Swingline Lender, any Issuing Lender, and any Lender and their affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. None of the Agent, any Swingline Lender, any Issuing Lender, or any other Lender will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by the Agent, any Swingline Lender, any Issuing Lender, and any Lender, as applicable, of services for other companies, and none of the Agent, any Swingline Lender, any Issuing Lender, or any other Lender will furnish any such information to other companies. The Borrower also acknowledges that none of the Agent, any Swingline Lender, any Issuing Lender, or any other Lender has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.
11.18Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
11.19Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged or received by the Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
11.20Borrower Communications.
(a)The Agent, the Lenders and the Issuing Banks agree that the Borrower may, but shall not be obligated to, make any Borrower Communications to the Agent through an electronic platform chosen by the Agent to be its electronic transmission system (the “Approved Borrower Portal”). Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Agent from time to time (including, as of the

Amendment No. 14 Effective Date, a user ID/password authorization system), each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Agent is not responsible for approving or vetting the representatives or contacts of the Borrower that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.
(b)THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES (AS DEFINED BELOW) IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE AGENT, ANY JOINT LEAD ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR (A) IN THE ABSENCE OF THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A FINAL, NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION, DIRECT DAMAGES OR (B) INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE), IN EACH CASE, ARISING OUT OF THE BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.
(c)Each of the Lenders, each of the Issuing Banks and the Borrower agrees that the Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Agent’s generally applicable document retention procedures and policies.
(d)Nothing herein shall prejudice the right of the Borrower to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
Article XII

GUARANTY
12.1Guaranty of Payment. Subject to Section 12.7, each Guarantor hereby unconditionally and irrevocably and jointly and severally guarantees to the Agent, for the benefit of the Lenders and the Issuing Lenders, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). Any payment hereunder shall be made at such place and in the same currency as such relevant Obligation is payable. This guaranty is a guaranty of payment and not solely of collection and is a continuing guaranty and shall apply to all Obligations whenever arising.
12.2Obligations Unconditional.
(a)Guarantee Absolute. The obligations of the Guarantors under this Article XII are primary, absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Loan Parties under this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor other than payment in full of the Obligations, it being the intent of this Section 12.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances and shall apply to any and all Obligations now existing or in the future arising. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the enforceability of this Agreement in accordance with its terms or affect, limit, reduce, discharge, terminate, alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:
(i)at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;
(ii)any of the acts mentioned in any of the provisions of this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;
(iii)the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
(iv)any application by any member of the Lender Group of the proceeds of any other guaranty of or insurance for any of the Obligations to the payment of any of the Obligations;
(v)any settlement, compromise, release, liquidation or enforcement by any member of the Lender Group of any of the Obligations;
(vi)the giving by any member of the Lender Group of any consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of, the Borrower or any other Person, or to any disposition of any Securities by the Borrower or any other Person;
(vii)the exercise by any member of the Lender Group of any of their rights, remedies, powers and privileges under the Loan Documents;
(viii)the entering into any other transaction or business dealings with the Borrower or any other Person; or
(ix)any combination of the foregoing.
(b)Waiver of Defenses. The enforceability of this Agreement and the liability of the Guarantors and the rights, remedies, powers and privileges of the Lender Group under this Agreement shall not be affected, limited, reduced, discharged or terminated, and each Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:
(i)the illegality, invalidity or unenforceability of any of the Obligations, any Loan Document or any other agreement or instrument whatsoever relating to any of the Obligations;
(ii)any disability or other defense with respect to any of the Obligations, including the effect of any statute of limitations, that may bar the enforcement thereof or the obligations of such Guarantor relating thereto;
(iii)the illegality, invalidity or unenforceability of any other guaranty of or insurance for any of the Obligations;

(iv)the cessation, for any cause whatsoever, of the liability of the Borrower or any Guarantor with respect to any of the Obligations;
(v)any failure of any member of the Lender Group to marshal assets, to pursue or exhaust any right, remedy, power or privilege it may have against the Borrowers or any other Person, or to take any action whatsoever to mitigate or reduce the liability of any Guarantor under this Agreement, the Lender Group being under no obligation to take any such action notwithstanding the fact that any of the Obligations may be due and payable and that the Borrower may be in default of its obligations under any Loan Document;
(vi)any counterclaim, set-off or other claim which the Borrower or any Guarantor has or claims with respect to any of the Obligations;
(vii)any failure of any member of the Lender Group to file or enforce a claim in any bankruptcy, insolvency, reorganization or other proceeding with respect to any Person;
(viii)any bankruptcy, insolvency, reorganization, winding-up or adjustment of debts, or appointment of a custodian, liquidator or the like of it, or similar proceedings commenced by or against the Borrower or any other Person, including any discharge of, or bar, stay or injunction against collecting, any of the Obligations (or any interest on any of the Obligations) in or as a result of any such proceeding;
(ix)any action taken by any member of the Lender Group that is authorized by this Section or otherwise in this Agreement or by any other provision of any Loan Document, or any omission to take any such action; or
(x)any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor other than payment in full of the Obligations.
(c)Waiver of Counterclaim. The Guarantors expressly waive, to the fullest extent permitted by law, for the benefit of the Lender Group, any right of set-off and counterclaim with respect to payment of its obligations hereunder, and all diligence, presentment, demand of payment or performance, protest, notice of nonpayment or nonperformance, notice of protest, notice of dishonor and all other notices or demands whatsoever, and any requirement that any member of the Lender Group exhaust any right, power, privilege or remedy or proceed against the Loan Parties under this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Obligations, and all notices of acceptance of this Agreement or of the existence, creation, incurrence or assumption of new or additional Obligations. Each Guarantor further expressly waives the benefit of any and all statutes of limitation, to the fullest extent permitted by applicable law.
(d)Other Waivers. Each Guarantor expressly waives, to the fullest extent permitted by law, for the benefit of the Lender Group, any right to which it may be entitled:
(i)that the assets of the Borrower first be used, depleted and/or applied in satisfaction of the Obligations prior to any amounts being claimed from or paid by such Guarantor;
(ii)to require that the Borrower be sued and all claims against the Borrower be completed prior to an action or proceeding being initiated against such Guarantor; and
(iii)to have its obligations hereunder be divided among the Guarantors, such that each Guarantor’s obligation would be less than the full amount claimed.

12.3Modifications. Each Guarantor agrees to the fullest extent permitted by applicable law that (a) all or any part of any security which hereafter may be held for the Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Agent, the Lenders and the Issuing Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests or Liens which hereafter may be held, if any, for the Obligations or the properties subject thereto; (c) the time or place of payment of the Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under this Agreement may be granted indulgences generally; (e) any of the provisions of this Agreement or any other Loan Document may be modified, amended or waived; (f) any party liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.
12.4Waiver of Rights. Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this guaranty by the Agent, the Lenders and the Issuing Lenders, and of all Loans made to the Borrower by the Lenders and Letters of Credit issued by the Issuing Lenders; (b) presentment and demand for payment or performance of any of the Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any Lien, if any, hereafter securing the Obligations, or the Agent’s, Lenders’ or Issuing Lenders’ subordinating, compromising, discharging or releasing such Liens, if any; (e) all other notices to which the Borrower might otherwise be entitled in connection with the guaranty evidenced by this Section 12.4; and (f) demand for payment under this guaranty.
12.5Reinstatement. The obligations of each Guarantor under this Section 12.5 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Lenders on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Agent, Lenders and Issuing Lenders in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
12.6Remedies. Each Guarantor agrees to the fullest extent permitted by applicable law that, as between such Guarantor, on the one hand, and the Agent, Lenders and Issuing Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Article VII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VII) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Obligations from becoming automatically due and payable) as against any other person and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), such Obligations (whether or not due and payable by any other person) shall forthwith become due and payable by such Guarantor.
12.7Limitation of Guaranty. Notwithstanding any provision to the contrary contained herein, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code). Notwithstanding anything herein or in any other Loan Document, the partners of the Loan Parties shall not be personally liable under this Agreement or any other Loan Document.

12.8Termination of Existing Guarantee. As and effective from the Restatement Effective Date, the obligations of the Guarantors (as defined in the Existing Credit Agreement) under the Guaranty (as defined in the Existing Credit Agreement) shall be terminated and of no further force or effect.

[Signature pages to follow.]

EXHIBITS AND SCHEDULES[1]

Schedule C-1	Revolver Commitments
1 The Exhibits to the Credit Agreement may be updated to conform to the Credit Agreement as amended, as agreed by the Borrower and the Administrative Agent from time to time.

SCHEDULE C-l

Commitments

Lender	Allocation
JPMorgan Chase Bank, N.A.	$180,000,000
Bank of America, N.A.	$180,000,000
Wells Fargo Bank, National Association	$180,000,000
Citibank, N.A.	$131,000,000
Goldman Sachs Bank USA	$131,000,000
Morgan Stanley Bank, N.A.	$131,000,000
MUFG Bank, Ltd.	$131,000,000
Truist Bank	$131,000,000
Barclays Bank PLC	$95,000,000
The Bank of New York Mellon	$95,000,000
Royal Bank of Canada	$95,000,000
Sumitomo Mitsui Banking Corporation	$95,000,000
Societe Generale	$95,000,000
U.S. Bank National Association	$95,000,000
Credit Agricole Corporate and Investment Bank	$82,500,000
Lloyds Bank Corporate Markets	$82,500,000
Banco Santander, S.A., New York Branch	$82,500,000
The Bank of Nova Scotia	$82,500,000
State Street Bank and Trust Company	$82,500,000
The Toronto-Dominion Bank, New York Branch	$82,500,000
BNP Paribas	$70,000,000
Standard Chartered Bank	$70,000,000
Intesa Sanpaolo S.P.A., New York Branch	$50,000,000
UBS AG, Stamford Branch	$35,000,000
City National Bank, N.A.	$15,000,000
Total	$2,500,000,000
Swingline Commitments

Lender	Allocation
JPMorgan Chase Bank, N.A.	$50,000,000
Bank of America, N.A.	$50,000,000
Wells Fargo Bank, National Association	$50,000,000
Total	$150,000,000